Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-122513

                           PROSPECTUS SUPPLEMENT NO. 1

               PROSPECTUS SUPPLEMENT NO. 1 DATED JANUARY 18, 2006
                     TO REGISTRATION STATEMENT ON FORM SB-2
           FILED ON FEBRUARY 3, 2005 AND AMENDED ON FEBRUARY 14, 2005
                   AND DECLARED EFFECTIVE ON FEBRUARY 14, 2005
                          (REGISTRATION NO. 333-122513)

                           THE WORLD GOLF LEAGUE, INC.

This Prospectus Supplement No. 1 supplements our Prospectus dated February 14, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 1 together with the Prospectus.

This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

     o the attached Annual Report on Form 10-KSB of The World Golf League, Inc. for the fiscal year ended December 30, 2004

     o the attached Quarterly Report on Form 10-QSB of The World Golf League, Inc. for the fiscal quarter ended March 31, 2005

     o the attached Quarterly Report on Form 10-QSB of The World Golf League, Inc. for the fiscal quarter ended June 30, 2005

     o the attached Quarterly Report on Form 10-QSB of The World Golf League, Inc. for the fiscal quarter ended September 30, 2005


Our common stock is approved for quotation on the Over-the-Counter Bulletin Board under the symbol "WGFL."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
CONTRARY  IS  A  CRIMINAL  OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 18, 2006.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

[X]     ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
        OF 1934

                  For the fiscal year ended December 31, 2004

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the transition period from            to
                                                  ---------    ----------

                        Commission file number 000-49756

                           THE WORLD GOLF LEAGUE, INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

             Delaware                                98-0201235
---------------------------------       ------------------------------------
     (State of organization)            (I.R.S. Employer Identification No.)

2139 STATE ROAD 434, SUITE 101, LONGWOOD, FLORIDA            32779
-------------------------------------------------          ---------
(Address of principal executive offices)                  (Zip Code)

Issuer's telephone number (407) 331-6272

Securities registered under to Section 12(b) of the Exchange Act: NONE

Securities registered under Section 12(g) of the Exchange Act:

                     COMMON STOCK, $.001 PAR VALUE PER SHARE

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

The issuer's revenues for its most recent fiscal year were $144,915.

The aggregate market value of the issuer's voting and non-voting common equity held by non-affiliates computed by reference to the average bid and ask price of such common equity as of April 15, 2005, was approximately $2,270,286.

At April 25, 2005, there were 661,848,718 shares of the Issuer's common stock outstanding.

Documents Incorporated by Reference: NONE

Transitional Small Business Disclosure Format (Check one): Yes [ ] No [X]

                                TABLE OF CONTENTS

ITEM 1.     DESCRIPTION OF BUSINESS                                            1
ITEM 2.     DESCRIPTION OF PROPERTY                                            6
ITEM 3.     LEGAL PROCEEDINGS                                                  7
ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS                8
ITEM 5.     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS           8
ITEM 6.     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION         11
ITEM 7.     FINANCIAL STATEMENTS                                              28
ITEM 8.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
              ON ACCOUNTING AND FINANCIAL DISCLOSURE.                         29
ITEM 8A.    CONTROLS AND PROCEDURES.                                          29
ITEM 8B.    OTHER INFORMATION.                                                29
ITEM 9.     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
              CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A)
              OF THE EXCHANGE ACT.                                            29
ITEM 10.    EXECUTIVE COMPENSATION.                                           32
ITEM 11.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
            AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.                   33
ITEM 12.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    34
ITEM 13.    EXHIBITS                                                          35
ITEM 14.    PRINCIPAL ACCOUNTANT FEES AND SERVICES.                           37
SIGNATURES                                                                    37

                                     PART I

ITEM 1.     DESCRIPTION OF BUSINESS

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This section and other parts of this report contain forward-looking statements that are, by their nature, subject to risks and uncertainties. These forward-looking statements include, without limitation, statements relating to our Company's operations, economic performance, financial condition, growth and acquisition strategies, investments, and operation plans. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "believe", "expect", "intend", "anticipate", "may", "should", "expects", "plans", "anticipates", "estimates", "predicts", "potential", "continue", "projects" or the negative or other variations or comparable terminology or derivatives thereof denote forward-looking statements. These statements are only predictions and by their nature involve substantial risks and uncertainties, many of which are beyond our control. Thus, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed in "Item 6. Management's Discussion and Analysis or Plan of Operation", under the heading "Risk Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no obligation to publicly update any of the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BUSINESS  DEVELOPMENT

     We were incorporated on September 29, 1998 in Delaware under the name Asia Pacific Trading, Inc. On May 11, 2000, we merged with Novus Laboratories, Inc., a Nevada corporation ("Novus-NV"). On June 20, 2000, we changed our name from Asia Pacific Trading to Novus Laboratories, Inc. ("Novus").

     In February 2003, we completed a 2.7:1 forward stock split of our issued and outstanding common stock. In March 2003, we completed a 10:1 forward stock split of our issued and outstanding common stock. The effects of both stock splits have been retroactively reflected in this report unless otherwise stated.

     On April 14, 2003, we acquired in excess of 80% of the issued and outstanding shares of The World Golf League, Inc., a Florida corporation ("World Golf Florida"). In connection with this transaction, we issued a total of 120,000,000 shares of our common stock in exchange for 100% of the securities of World Golf Florida. World Golf Florida became our wholly-owned subsidiary. As a result of the acquisition of World Golf Florida, and the change in business focus, we changed our name from Novus Laboratories, Inc. to The World Golf League, Inc. Except as expressly indicated or unless the context otherwise requires, the "Company," "World Golf," "WGL," "we," "our," or "us" means The World Golf League, Inc., a Delaware corporation, and its subsidiaries.

     Novus shareholders agreed to assist us in raising a minimum of $500,000 or they would cancel 30,000,000 post-split shares of their common stock. We and the Novus shareholders amended the terms of the Exchange Agreement to provide that a portion of the proceeds received from the sale of the shares by the Novus shareholders would be delivered to us in lieu of canceling the shares. Through December 31, 2004, this arrangement resulted in us receiving an aggregate of $376,203, of which a significant portion was paid to the Florida Attorney General as discussed below.

     In addition, the Exchange Agreement stated that in the event $1,000,000 was not raised by us with the assistance of the Novus shareholders, shareholders of World Golf Florida would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. The Company has elected not to, but may be required to, issue the shares that it had previously agreed to issue. Michael S. Pagnano, the Company's Chief Executive Officer and a former shareholder of World Golf Florida, previously had agreed not to receive any additional shares in connection with the previously announced issuance and this would have significantly reduced the number of shares to be issued.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the fiscal year ended December 31, 2003, we paid $314,000 and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of December 31, 2004 of $279,674 is in default. We plan to repay the notes as our cash flow permits.

BUSINESS  OVERVIEW

     We are based in Longwood, Florida, and market our "Play for Pay" through wholesale distribution channels in the U.S. Our concept, average golfers playing for substantial prize money with full handicap, has received national publicity including the Golf Channel, Sports Illustrated and several major market news publications. Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito, and pro golfer Fulton Allem.

     During 2004, we changed our business focus from distribution directly to retail customers to wholesale distribution of WGL memberships to corporate clients. As discussed below under the heading "Marketing and Distribution," we entered into a contract with Upwon LLC, a marketing promotions firm in Orlando that specializes in the retail consumer electronics industry ("Upwon"), to give away brochures containing WGL memberships in connection with purchases of certain consumer electronic brands at major national retail outlets, and to also distribute such brochures within the leisure cruise industry and the professional sports industry. In addition, we are planning to produce "The WGL Million Dollar Shootout," a reality-based television show where 20 to 32 players will participate in a WGL-handicapped, winner takes all event.

     We will no longer hold a World Championship Tournament like the one we held in Scottsdale, Arizona in May 2004. We held a National Final in Orlando, Florida, in February 2005, and paid $66,000 in prize money. Members that we acquired through retail channels participated in this National Final. We will continue to hold national golf tournaments similar to the National Final; however, they will be held for members that we acquire through the wholesale distribution channel. We will hold qualifying golf tournaments for these members leading up the national tournaments.

DESCRIPTION  OF  PRINCIPAL  PRODUCTS  AND  SERVICES

     We provide the average golfer with an opportunity to compete in professional-like conditions with the excitement of prize money. During our market research, we concluded that given the opportunity to "Play for Pay," the vast majority of golfers would participate. Amateur status was not a deciding factor since most of these players would probably never play in an event sanctioned by organizations such as the United States Golf Association or the Royal and Ancient Golf Association.

     Qualifying  Golf  Tournaments
     -----------------------------

     We sell WGL memberships which entitle the members to participate in a WGL qualifying golf tournament, at their own expense, with an opportunity to advance to a WGL national tournament. We plan to set up the first local one-day qualifying events around the country from June through August 2005. We plan to hold one (1) qualifying event for every fifty (50) members that we acquire within any of the three geographic market in which WGL memberships are currently being distributed, as discussed below under the heading "Marketing and Distribution." We plan to set up these qualifying events to be played at courses owned by American Golf Corp., which owns approximately 408 golf courses, or Club Corp. of America, which owns 260 golf courses. We do not have contracts with either company for use of their facilities on a long-term basis. Our arrangements for these facilities will be based on course availability in addition to the number of members that we acquire in a given geographic market.

     The Club PGA Professional at each facility will run the event. Each player entering the qualifying tournament will be responsible for their expenses including, but not limited to greens fees and cart fees which will be paid directly to the facility, and travel, hotel and lodging if necessary. The lowest scores in the qualifying tournament will advance to a national golf tournament. We estimate that one (1) out of every ten (10) participants will advance to a national golf tournament.

     National  Golf  Tournaments
     ---------------------------

     We plan to hold one (1) national golf tournament for every 1000 members. The national golf tournaments will be similar to the Final Tournament that we held in February 2005. We plan to hold the first national tournaments from November 2005 through February 2006. Upwon's clients are responsible for paying the prize money. The amounts that will be given away in prize money have not been determined.

COMPETITION

     We believe that currently we are the only organization in the world offering our concept to the average golfer. There are many mini tours around the world for scratch golfers who play for prize money. Additionally, there are several handicapped events offered by mini tours where the player pays a large entrance fee ($350 or more) and receives prize money for that event only. Upwon distributes brochures containing our memberships to corporate clients who, in turn, provide the brochures to their clients, customers or employees. We are the only entity that we know of to provide average golfers a chance to "Play for Pay" in professional-like conditions in this manner.

MARKETING  AND  DISTRIBUTION

     WGL memberships are currently distributed in three (3) markets: the New York Metropolitan Market, consisting of New York, New Jersey, Connecticut and greater Philadelphia; the Southeast Market, consisting of Georgia and Florida, and the Southern California Market, which includes Los Angeles and San Diego. We employ a handicapping system under which each golfer has an equal chance. As a result, we do not rely on a certain segment of the golf population which we believe broadens our potential market. Unlike us, the United States Golf Association, for example, only sponsors events for golfers with a 6 handicap or better which we believe only represents approximately 2% of the total golf population.

     In June 2004, we began a plan to sell our membership packages through wholesale distribution channels by contracting with a marketing promotions firm to distribute the memberships at different discounted price points based on volume to corporations, charities, auto dealerships or other large organizations. In June 2004, we entered into a one-year contract with Upwon. We and Upwon contracted for Upwon to give away an aggregate of approximately
145,000 of our brochures in conjunction with purchases of certain consumer electronic brands at major national retail outlets. We and Upwon also contracted for Upwon to distribute 60,000 brochures within the leisure cruise industry and 40,000 brochures within the professional sports industry. The brochures contain information about our business along with a WGL membership application. Our goal is for Upwon to distribute 500,000 brochures and for the recipients to redeem WGL memberships constituting 30% of the brochures distributed. We receive $41 out of $50 (or a higher rate) that Upwon charges for the brochures. We do not receive a payment until a WGL membership is entered into. We recognize membership fee revenue over the term of the membership period which is typically from the date the individual becomes a member through the completion of the member's participation in a national tournament which marks the end of each membership period. We recognize the related expense associated with Upwon's services over the one-year term of our contract with Upwon.

     We signed Fred Funk, a professional golfer and PGA Tour winner, to a one-year agreement which ends in April 2005. Mr. Funk provided endorsement services for us in television and print advertising. We are currently negotiating additional contracts with Mr. Funk for him to serve as a spokesperson for, as well as a celebrity participant in, The WGL Million Dollar Shootout. During 2004, we also signed Phil Esposito, a former professional hockey player and NHL Hall of Famer, to a one-year agreement to serve as an official spokesperson and to provide endorsement services for us in television and print advertising. Our contract with Mr. Esposito ended in April 2005 and was not renewed. In addition, Lee Corso served as a spokesperson for us in connection with an infomercial during 2004.

     During 2004, we began to repurchase license agreements that we had entered into to market our "Play for Pay" concept. We no longer distribute our products and services in this manner. As of December 31, 2004, we had repurchased all but two of such licenses.

REALITY  TELEVISION  EVENT

     We completed the concept and planning phase for a reality based television series entitled "The WGL Million Dollar Shootout." We plan for 20 to 32 players to compete for $1,000,000 in a WGL handicapped, winner takes all, event. We plan to invite participants for the 2005 series based on online registrations that we receive from our website. Our plan for a 2006 series is to charge each participant $25 to play in a qualifying event with an opportunity to advance to The WGL Million Dollar Shootout. We granted Convergence Film & Television, Inc. ("Convergence") the exclusive option to develop The WGL Million Dollar Shootout for six (6) months, commencing on August 6, 2004. The option expired and was not been renewed. As discussed below, North Star Vision, Inc. ("North Star"), who currently serves as executive producer, is working with other individuals and companies regarding syndication, video production, content, sales, public relations, location organization, budgeting, talent and other areas required to produce the television series. We do not currently have a contract with a network to broadcast The WGL Million Dollar Shootout; however, we are negotiating with national and cable networks to obtain such a contract with allocated time slots. There can be no assurance that we will secure a definitive agreement with any network to broadcast the television show. We intend to produce the first series over a two-week period in Las Vegas, Nevada during the second quarter of 2005; however, we estimate that we need to raise $2,100,000 from debt or equity financing or from sponsors to produce the television series, to pay for celebrity participation and to pay the prize money. There can be no assurance that we will be able to raise the additional capital. We have not determined when the episodes will be broadcast as such determination is subject to us obtaining a network contract, of which there can be no assurance. We intend to retain all rights for the series. We have spent approximately $30,000 for the television series.

     Subsequent  Event
     -----------------

     On March 7, 2005, we entered into an initial six (6) month agreement with North Star pursuant to which North Star will serve as the Executive Producer of The WGL Million Dollar Shootout from March 2005 to August 2005. We expect this period to bring us through the major portion of the first season of the television program. The agreement provides for North Star to receive $10,000 per month (or an aggregate of $60,000), 5% of which may be paid in equity ownership of the Company. Pursuant to the agreement, we are responsible for pre-approved expenses incurred for third party costs, travel, and entertainment. North Star is responsible for being aware of all facets or organization and needs required to complete The WGL Million Dollar Shootout, establishing a reasonable budget for pre-show, show, and post-show costs incurred and working to maintain the budget, developing a timeline necessary to produce a show of acceptable quality, suggesting content, show needs, talent, sales objectives and team members to handle such areas, working with hotel and golf course venues for production, acting as agent of record for us with respect to The WGL Million Dollar Shootout, and working in other areas as they become available. We and North Star may enter into an agreement for an additional six-month period to begin on September 1, 2005. In February of 2005, we entered into a confidentiality agreement with Roy Hamlin, the President and CEO of North Star, to protect our proprietary information.

PATENTS,  TRADEMARKS  AND  LICENSES

     We  have  applied  for  and  received  trademarks  for  the  following:


Trademark                         Registration No.     Registration Date
---------                         ----------------     -----------------

WGL                               2884454              September 14, 2004
WGL World Wide Golf for Pay       2905083              November 23, 2004
Where Anyone Can Play for Pay     2906595              November 30, 2004
Red & Black The Colors of
     Victory on Sunday            2906594              November 30, 2004

EMPLOYEES

     We currently have three employees, two of which are employed on a full-time basis. Additionally, we use several outsourced support services. These include advertising, graphics design, printing, member fulfillment, public relations, web-site development, accounting and legal. We will add employees during 2005 as may be necessary based on the growth of the wholesale distribution channel and the production of the reality-based television show. None of our employees are covered by a collective bargaining agreement. We believe that the relationship with our employees is satisfactory.

ITEM 2.     DESCRIPTION OF PROPERTY

     Our principal executive offices are located in approximately 1,500 square feet of office space in Longwood, Florida. We pay $2,018 per month for this office space pursuant on a one-year lease that expires November 30, 2005. We have an option to renew the lease for an additional five years. We believe that our existing facilities are adequate for our current use.

ITEM 3.     LEGAL PROCEEDINGS

     In August 2003, Equity Growth & Management ("Equity Growth") filed suit against us in Seminole County Court in Sanford, Florida. Equity Growth was seeking 24,000,000 shares in connection with a finder's fee from an introduction of a reverse merger. In March 2004, Equity Growth and the Company entered into a settlement agreement resulting in the issuance of 24,000,000 shares of common stock. In April 2004, the judge approved the settlement agreement and the issuance of restricted shares. In October 2003, the Company issued Equity Growth, of which Tom Waite is the beneficial owner, 24,000,000 restricted shares of its common stock in consideration for services provided in connection with a reverse merger transaction. The Company's transfer agent, however, issued the shares without a restrictive legend. Equity Growth deposited the shares with a broker and sold 7,000,000 shares of the Company's common stock into the public market. To remedy the situation, the transfer agent requested the return of the shares from the broker on the Company's behalf. The Company has reissued the 17,000,000 shares of the Company's common stock with a restrictive legend in connection with these matters. The Company did not pursue a claim against Equity Growth or the transfer agent.

     In July 2003, we entered into a Stipulated Injunction with the State of Florida Office of the Attorney General regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that, after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the year ended December 31, 2003, we paid $314,000 to the Florida Attorney General and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 in full settlement. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of December 31, 2004 of $279,674 is in default. We plan to repay the notes as our cash flow permits.

     Subsequent  Event
     -----------------

     In February 2005, Nathan Bertsch, sued The World Golf League, Inc. in the Court of Common Pleas, Thirteenth Judicial Circuit, State of Carolina, County of Greenville, for breach of contract, unfair trade practices, and collection of promissory note. The complaint alleges that in November 2001, we invited the plaintiff to participate in the tournament; that the plaintiff entered and participated in the tournament; that a contract was formed to pay the plaintiff $45,000 if he won his flight in the tournament; that the plaintiff won his flight; that, as a result of the intervention of the Florida Attorney General, we paid the plaintiff one-half of the winnings and executed a promissory note to pay the balance of $22,500. The plaintiff is seeking actual damages in the amount of $22,500, prejudgment interest at the statutory rate, three times actual damages, reasonable attorney's fees and costs of prosecuting the lawsuit under the South Carolina Unfair Trade practices Act, and alternative actual damages of $22,500 as payment on the note plus interest at a rate of 5% per annum accrued thereunder. We have engaged counsel in this action and we are trying to have this suit dismissed due to lack of jurisdiction.

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Except as described above, we are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     There were no matters submitted to a vote of security holders during the fourth quarter of the fiscal year ended December 31, 2004.

                                     PART II

ITEM 5.     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     "Bid" and "Asked" offers for the common stock are listed on the Over-The-Counter Bulletin Board (the "OTCBB"). The trading symbol for the common stock is "WGFL".

The following table sets forth the high and low bid prices per share of the Company's common stock for the periods indicated as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


2004                  HIGH BID   LOW BID
                      --------    ------
First Quarter (1)        $0.29     $0.02
Second Quarter           $0.04     $0.01
Third Quarter            $0.02     $0.01
Fourth Quarter           $0.02     $0.01

2003                  HIGH BID   LOW BID
                      --------    ------
First Quarter            $2.85     $0.15
Second Quarter           $0.18     $0.02
Third Quarter            $0.09     $0.02
Fourth Quarter           $0.20     $0.02


(1) Reflects a 2.7 to 1 forward stock split on February 12, 2003, and a 10:1 forward stock split on March 21, 2003.


As of April 25, 2005, the Company had 135 holders of record of the common stock. The number of holders of the common stock includes nominees of various depository trust accounts for an undeterminable number of individual stockholders.

PENNY STOCK

     The Company's common stock is considered a "penny stock" as defined in certain rules under the Securities Exchange Act of 1934 (the "Exchange Act"). In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the
customer's  account.   In  addition,  various  state  securities  laws  impose
restrictions  on  transferring  "penny  stocks".

DIVIDEND  POLICY

     We have not declared or paid dividends on our common stock in the last two fiscal years. We do not anticipate paying dividend on our common stock in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY  COMPENSATION  PLAN

                      EQUITY COMPENSATION PLAN INFORMATION


                                                                                     Number of securities remaining available
                               Number of securities to be    Weighted-average        for future issuance under equity
                               issued upon exercise of       exercise price of       compensation plans (excluding  securities
                               outstanding  options,         outstanding options,    to be    issued upon exercise of outstanding
Plan Category                  warrants and rights           warrants and rights     options, warrants and rights)
2004 Stock Incentive Plan(1)          --                            --                              150,000,000


(1) Approved by shareholders voting an aggregate of 398,139,134 shares, or 50.05%, of the shares eligible to vote on shareholder matters, by a written consent to action without a meeting signed by a majority of the Company's shareholders between January 19, 2005 and February 2, 2005.


RECENT  SALES  OF  UNREGISTERED  SECURITIES

     We have issued the following securities without registration under the Securities Act of 1933 (the "Act" or the "Securities Act") during the period covered by this report:

     In January 2004, we issued an aggregate of 464,825 shares of our common stock to two former shareholders of World Golf Florida stock pursuant to an Exchange Agreement executed in 2003 whereby World Golf Florida became our wholly-owned subsidiary. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In February 2004, we issued an additional 433,837 shares of our common stock to a former shareholder of World Golf Florida pursuant to the Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In April 2004, we issued an aggregate of 1,666,665 shares of our common stock to four individuals in a private placement for an aggregate of $20,000 (or approximately $0.015 per share). We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     Also in April 2004, we issued 500,000 shares of our common stock to an individual in consideration for employment services. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

     In May 2004, we issued 999,999 shares of our common stock to three individuals in a private placement for an aggregate of $15,000 (or approximately $0.015 per share). We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In June 2004, we issued 333,333 shares of our common stock to an individual in a private placement for $5,000 (or $0.015 per share). We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In June 2004, we issued 48,204 shares of our common stock to a former shareholder of World Golf Florida pursuant to the Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In June 2004, we entered into a Securities Purchase Agreement with an accredited investor for the sale of (i) $250,000 in convertible debentures and
(ii) warrants to buy 2,500,000 shares of our common stock. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the investor is obligated to exercise the warrant concurrently with the submission of a conversion notice by the investor. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     In July 2004, we issued 500,000 shares and 4,500,000 shares (or an aggregate of 5,000,000 shares) of our common stock to two companies for preparing a research report for us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

     Also in July 2004, we issued 344,315 shares of common stock to an individual who was a former shareholder of World Golf Florida and was never issued shares in connection with the Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

REGISTERED  SECURITIES

     We filed a registration statement on Form SB-2, as amended, Securities and Exchange Commission File Number 333-117682, which became effective on August 2, 2004. We will not receive any proceeds from the sale of the securities registered. We registered a total of 67,500,000 shares of common stock consisting of 65,000,000 shares underlying convertible debentures and 2,500,000 shares underlying warrants. On December 10, 2004, we filed a post-effective amendment to such registration statement to deregister 3,000,000 shares of common stock issuable upon conversion of the debentures.

REPURCHASES  AND CANCELLATIONS OF  OUR  COMMON  STOCK

     During 2004, the Company repurchased an aggregate of 2,239,906 shares of its common stock for an aggregate amount of approximately $110,668.

     In December 2004, Michael S. Pagnano, the Company's Chief Executive Officer, transferred 10,000,000 shares of common stock that he owned to the Company for cancellation in exchange for nominal consideration. Mr. Pagnano transferred the shares to the Company to be used for conversion of the convertible debentures and exercise of the warrants held by Golden Gate Investors.

SUBSEQUENT EVENTS

     We filed a registration statement on Form SB-2, as amended, Securities and Exchange Commission File Number 333-122513, which became effective on February 14, 2005. We will not receive any proceeds from the sale of the securities registered. We registered an additional 550,000,000 shares of common stock underlying the convertible debentures.

     On February 14, 2005, we filed a registration statement on Form S-8, Securities and Exchange Commission File Number 333-122807, to register 150,000,000 shares under our 2004 Stock Incentive Plan. On February 18, 2005, we issued an aggregate of 114,111,108 shares covered by such registration statement to four (4) individuals in consideration for consulting services. In April 2005, we modified our arrangements with some of these individuals and, as a result, we cancelled an aggregate of 77,535,376 of the shares.

ITEM 6.     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion contains certain statements that may constitute forward-looking statements. Any statements that refer to expectations, projections or other characterization of future events or circumstances, and especially those which include variations of the words "believes," "intends," "estimates," "anticipates," "expects," "plans," or similar words or variations thereof, are likely to be forward-looking statements, and as such, are likely to concern matters involving risk, uncertainty, unpredictability and other factors that could materially and adversely affect the outcome or results indicated by or inferred from the statements themselves. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this report and in the Company's other filings with the Securities and Exchange Commission, and that no statements contained in the following discussion or in this report should be construed as a guarantee or assurance of future performance or future results.

OVERVIEW

     We were incorporated on September 29, 1998 in Delaware under the name Asia Pacific Trading, Inc. On May 11, 2000, we merged with Novus Laboratories, Inc., a Nevada corporation. We changed our name to Novus Laboratories, Inc. on June 20, 2000.

     In February 2003, we completed a 2.7:1 forward stock split of our issued and outstanding common stock. In March 2003, we completed a 10:1 forward stock split of our issued and outstanding common stock. The effects of both stock splits have been retroactively reflected in this report unless otherwise stated.

     On April 14, 2003, we acquired in excess of 80% of the issued and outstanding shares of World Golf Florida. In connection with this exchange, we issued a total of 120,000,000 shares of common stock in exchange for 100% of the securities of World Golf Florida. World Golf Florida became our wholly-owned subsidiary. As a result of the acquisition of World Golf Florida, and the change in business focus, we changed our name to The World Golf League, Inc. Except as expressly indicated or unless the context otherwise requires, the "Company," "World Golf," "WGL," "we," "our," or "us" means The World Golf League, Inc., a Delaware corporation, and its subsidiaries.

     Novus shareholders agreed to assist us in raising a minimum of $500,000 or they would cancel 30,000,000 post-split shares of their common stock. We and the Novus shareholders amended the terms of the Exchange Agreement to provide that a portion of the proceeds received from the sale of the shares by the Novus shareholders would be delivered to us in lieu of canceling the shares. Through December 31, 2003, this arrangement resulted in us receiving an aggregate of $376,203, of which a significant portion was paid to the Florida Attorney General pursuant to the terms of the Stipulated Injunction.

     In addition, the Exchange Agreement stated that in the event $1,000,000 was not raised by us with the assistance of the Novus shareholders, shareholders of World Golf Florida would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. The Company has elected not to, but may be required to, issue the shares that it had previously agreed to issue. Michael S. Pagnano, the Company's Chief Executive Officer and a former shareholder of World Golf Florida, previously had agreed not to receive any additional shares in connection with the previously announced issuance and this would have significantly reduced the number of shares to be issued.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the fiscal year ended December 31, 2003, we paid $314,000 and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of December 31, 2004 of $279,674 is in default. We plan to repay the notes as our cash flow permits and have been sued by one of the note holders as set forth under "Item 3. Legal Proceedings."

     We are based in Longwood, Florida, and market our "Play for Pay" through wholesale distribution channels in the U.S. Our concept, average golfers playing for substantial prize money with full handicap, has received national publicity including the Golf Channel, Sports Illustrated and several major market news publications. Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito, and pro golfer Fulton Allem.

     During 2004, we changed our business focus from distribution directly to retail customers to wholesale distribution of WGL memberships to corporate clients. We entered into a contract with Upwon to give away brochures containing WGL memberships in connection with purchases of certain consumer electronic brands at major national retail outlets, and to also distribute such brochures within the leisure cruise industry and the professional sports industry. In addition, we are planning to produce "The WGL Million Dollar
Shootout," a reality-based television show where 20 to 32 players will participate in a WGL-handicapped, winner takes all event.

     We will no longer hold a World Championship Tournament like the one we held in Scottsdale, Arizona in May 2004. We held a National Final in Orlando, Florida, in February 2005, and paid $66,000 in prize money. Members that we acquired through retail channels participated in this National Final. We will continue to hold national golf tournaments similar to the National Final; however, they will be held for members that we acquire through the wholesale distribution channel. We will hold qualifying golf tournaments for these members leading up to the national tournaments.

     We completed the concept and planning phase for The WGL Million Dollar Shootout. We plan for 20 to 32 players to compete for $1,000,000 in a WGL handicapped, winner takes all, event. We plan to invite participants for the 2005 series based on online registrations that we receive from our website. Our plan for a 2006 series is to charge each participant $25 to play in a qualifying event with an opportunity to advance to The WGL Million Dollar Shootout. We granted Convergence the exclusive option to develop The WGL Million Dollar Shootout for six (6) months, commencing on August 6, 2004. The option expired and was not been renewed. North Star currently serves as executive producer. North Star is working with other individuals and companies regarding syndication, video production, content, sales, public relations, location organization, budgeting, talent and other areas required to produce the television series. We do not currently have a contract with a network to broadcast The WGL Million Dollar Shootout; however, we are negotiating with national and cable networks to obtain such a contract with allocated time slots. There can be no assurance that we will secure a definitive agreement with any network to broadcast the television show. We intend to produce the first series over a two-week period in Las Vegas, Nevada during the second quarter of 2005; however, we estimate that we need to raise $2,100,000 from debt or equity financing or from sponsors to produce the television series, to pay for celebrity participation and to pay the prize money. There can be no assurance that we will be able to raise the additional capital. We have not determined when the episodes will be broadcast as such determination is subject to us obtaining a network contract, of which there can be no assurance. We intend to retain all rights for the series. We have spent approximately $30,000 for the television series.

     We signed Fred Funk, a professional golfer and PGA Tour winner, to a one-year agreement which ends in April 2005. Mr. Funk provided endorsement services for us in television and print advertising. We are currently negotiating additional contracts with Mr. Funk for him to serve as a spokesperson for, as well as a celebrity participant in, The WGL Million Dollar Shootout. Lee Corso served as a spokesperson for us in connection with an infomercial during 2004.

     During 2004, we began to repurchase license agreements that we had entered into to market our "Play for Pay" concept. We no longer distribute our products and services in this manner. As of December 31, 2004, we had repurchased all but two of such licenses.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our audited financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affects our more significant judgments and estimates used in the preparation of our financial statements:

     Revenue  Recognition
     --------------------

     Membership revenue is recognized ratably over the membership period which is typically from the date the individual becomes a member through the completion of the national golf tournament which marks the end of each membership period.

     Prior to December 31, 2002, we entered into license agreements with third parties whereby the licensee had the right to develop and manage our marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee. We recognized the initial license fee as revenue using the installment method of accounting because the initial license fee was usually collectible over a two-year period and there was no reasonable basis for estimating the receivables' collectibility. We did not recognize the initial license fee as revenue until we performed all initial services as required by the license agreement. We have repurchased all, but two, of these licenses. We currently market our memberships directly through wholesale providers.

     Stock  Based  Compensation
     --------------------------

     We account for our stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". We provide disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".

RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 153, "exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29." Our adoption of this statement is not expected to have a material impact on our financial position or results of operations. Also in December 2004, the FASB issued SFAS No. 123R, "Share Based Payments." We are currently reviewing the impact on our financial statements of implementing this statement. In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." Our adoption of this statement is not expected to have a material impact on our financial condition or results of operations. In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The adoption of this statement did not have a material effect on our financial condition or results of operations. In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. The adoption of this statement did not have a material effect on our financial condition or results of operations. In December 2003, the FASB issued revisions to Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," which the FASB had previously issued in January 2003. The Company did not have any special purpose or variable interest entities under FIN 46 or the revisions ("FIN 46R"). In December 2002, the FASB issued SFAS No.
148, "Accounting for Stock Based Compensation." We adopted SFAS No. 148 on January 1, 2003. The adoption of SFAS No. 148 did not have a significant impact on our financial reporting.

RESULTS  OF  OPERATION

Fiscal Year Ended December 31, 2004 Compared To Fiscal Year Ended December 31,
------------------------------------------------------------------------------
2003
----

     We recognized membership fee revenue of $144,915 and $203 for the fiscal years ended December 31, 2004 and December 31 2003, respectively. We were focused on restructuring in 2003, and generated a limited amount of revenue during such period. We did not receive any license fee revenue for the fiscal year ended December 31, 2004, as compared to license fee revenue of $10,000 for the fiscal year ended December 31, 2003. The decrease in license fee revenue is due to our repurchase of all, but two of the licenses. Historically, we entered into license agreements with third parties whereby the licensee had the right to develop and manage our marketing concept in an exclusive territory. In June 2004, we began a plan to sell our membership packages through wholesale distribution channels which we will continue to do during 2005.

     Operating, general and administrative expense decreased $1,637,553 (or 37%) to $2,758,437 for the fiscal year ended December 31, 2004, compared to operating, general and administrative expense of $4,395,990 for the fiscal year ended December 31, 2003. The decrease in general and administrative expenses was primarily due to the increased efficiency of operations and less reliance on independent contractors. Cost of recapitalization was $0 for the fiscal year ended December 31, 2004, compared to cost of recapitalization of $769,980 for the fiscal year ended December 31, 2003. The cost of recapitalization for 2003 was a result of our entering into a Share Exchange Agreement pursuant to which World Golf Florida became our wholly-owned subsidiary. We did not undergo a similar type of transaction during 2004. License fee reimbursement expense decreased 504,048 (or 87%) to $75,000 for the fiscal year ended December 31, 2004, compared to license fee reimbursement expense of $579,048 for the fiscal year ended December 31, 2003. We repurchased most of the licenses in 2003. The decrease in license fee reimbursement expense was directly attributable to a decrease in the number of licenses that we repurchased in 2004. As of December 31, 2004, we still owed approximately $30,000 to two former licensees for the repurchase of their licenses.

     Net operating loss decreased $3,046,293 (or 53%) to $2,688,522 for the fiscal year ended December 31, 2004, compared to net operating loss of $5,734,815 for the fiscal year ended December 31, 2003. The decrease in net operating loss was primarily due to the decrease in operating, general and administrative expense, the decrease in cost of recapitalization and the decrease in license fee reimbursement expense.

     Interest expense was $273,268 for the fiscal year ended December 31, 2004, compared to interest expense of $6,606 for the fiscal year ended December 31, 2003. The increase in interest expense was due to our issuance of $250,000 of convertible notes that bear interest at a rate of 7% per annum. We also recorded the effect of the beneficial conversion, which was limited to $250,000, in interest expenses for 2004.

     Net loss decreased $2,779,631 (or 48%) to $2,961,790 (or basic and fully diluted loss per share of $0.01) for the fiscal year ended December 31, 2004, compared to net loss of $5,741,421 (or basic and fully diluted loss per share of $0.02) for the fiscal year ended December 31, 2003. The decrease in net loss is directly attributable to the decrease in net operating loss.

     We  had  an  accumulated  deficit  of  $13,505,107 as of December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 2004, total current assets were $215,373 consisting of cash and cash equivalents of $15,373 and deferred membership fee expense of $200,000. We determined that the value of the services that we will receive from Upwon is $300,000 based on the closing price of our common stock on the date that we entered into the agreement with Upwon. We are amortizing this amount over the one-year term of our agreement with Upwon. Deferred membership fee expense represents the unamortized portion of the value of these services.

     Total current liabilities were $950,610 as of December 31, 2004, consisting of notes payable to prize winners of $279,674, deferred membership fee revenue of $230,727, convertible debenture of $213,000, accrued liabilities of $174,663, and accounts payable of $52,546. The notes payable to prize winners is in default and a person filed a lawsuit against us in February 2005 alleging that they are one of the prize winners holding such a note in the amount of $22,500.

     We had negative net working capital of $735,237 for the fiscal year ended December 31, 2004.

     Net cash used in operating activities was $820,394 during the fiscal year ended December 31, 2004, which was primarily attributable to net loss of $2,961,790 and an adjustment for deferral of membership fee expenses of $300,000 that were offset by an adjustment for common stock issued for services of $1,749,263, an increase in accrued liabilities of $303,635, and adjustments for the effect of beneficial conversion feature of convertible debentures of $250,000 and amortization of deferred membership fee expense of $100,000.

     Net cash used in investing activities was $1,030 during the fiscal year ended December 31, 2004, which was attributable to capital expenditures.

     Net cash provided by financing activities was $766,840 during the fiscal year ended December 31, 2004, consisting of proceeds from stock warrants of $370,000, proceeds from issuance of convertible debentures of $250,000, cash contributed by stockholders of $110,000, proceeds from the exercise of stock options of $80,000, proceeds from issuance of payable to stockholder of $47,312 and proceeds from issuance of common stock of $40,000, which were offset by the purchase of treasury stock of $67,895, payments on payable to stockholder of $42,251 and payments on notes payable to prize winners of $20,326.

     We had a decrease in cash and cash equivalents of $54,584 during the fiscal year ended December 31, 2004.

     Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

     - generate sufficient cash flows to meet our obligations on a timely basis;
     -    obtain  additional  financing  or  refinancing  as  may  be  required;
     -    aggressively  control  costs;  and
     -    achieve  profitability  and  positive  cash  flows.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on June 4, 2004 for the sale of
(i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. Pursuant to a registration statement on Form SB-2 (333-117682) declared effective with the SEC on August 5, 2004, we registered 62,000,000 shares of common stock underlying the convertible debentures and 2,500,000 shares of common stock underlying the warrants. Pursuant to a registration statement on Form SB-2 (333-122513), as amended, declared effective with the SEC on February 14, 2005, we registered an additional 550,000,000 shares of common stock underlying the convertible debentures.

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the first registration statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the registration statements. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate Investors will not be entitled to collect interest on the debenture for that month. If Golden Gate Investors submits a conversion notice and the volume weighted average price is less then $.012 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate Investors may withdraw its conversion notice.

     Golden Gate Investors has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by Golden Gate Investors and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock. As of December 31, 2004, we had issued 58,345,272 shares of our common stock upon conversion of $37,000 of the convertible debentures and the simultaneous exercise of warrants to purchase shares of common stock for $370,000.

     We believe that we can operate at our current level of liquidity for the next six (6) months based on our current liquidity. In addition to the money raised pursuant to the Securities Purchase Agreement, it is imperative that we raise an additional $2,100,000 of capital in order to produce the reality-based television show and fully implement our business plan. We are attempting to raise additional funds through debt and/or equity offerings. We intend to use any funds raised to pay down debt and to provide us with working capital. There can be no assurance that any new capital would be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that we deem sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. As a result, it may require us to delay, curtail or scale back some or all of our operations including future golf tournaments. We do not currently have commitments for capital at this time.

RISK  FACTORS

     Risks  Relating  To  Our  Business
     ----------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

     We had a net loss of $2,961,790 for the year ended December 31, 2004 compared to a net loss of $5,741,421 for the fiscal year ended December 31, 2003. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. As discussed below, we also require additional capital in order to implement our business plan without regard to our financing arrangement with Golden Gate Investors. In the event that we cannot obtain additional financing or our financing arrangement with Golden Gate Investors is terminated, or does not result in adequate capital, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF  WE  ARE  UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE
HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     It is imperative that we raise additional capital to stay in business. We require additional capital of approximately $279,674 to satisfy the obligations of our past tournament winners which obligation became due in September 2004. We also require $2,100,000 of additional capital in order to implement our business plan. Without this additional capital, the Company believes that it cannot operate at its current level of liquidity for more than six (6) months. The Company is taking steps to raise additional debt or equity capital. There can be no assurance that any new capital will be available to the Company or that adequate funds for the Company's operations, whether from the Company's revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to the Company. Any additional financing may involve dilution to the Company's then-existing shareholders. At this time, no other additional financing has been secured or identified. The Company has no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations.

WE MAY NOT BE ABLE TO SECURE A NETWORK CONTRACT OR SPONSORSHIP FOR THE WGL MILLION DOLLAR SHOOTOUT.

     We intend to produce The WGL Million Dollar Shootout, reality-based television show, during the second quarter of 2005. We do not have any prior experience producing television shows and this is a new and speculative business venture for us. We have not obtained a network contract to broadcast the show. In addition, we estimate that it will cost us $2,100,000 to produce the show, to pay for celebrity participation, and to pay the prize money. We have not secured any sponsorship for the show. Our lack of experience producing television shows could prevent us from being successful in this new business venture. In the event that we cannot obtain a network contract to broadcast the show or obtain adequate funds from debt or equity financing or from sponsorship, will have a material adverse effect on our financial condition, liquidity and results of operations.

WE ARE IN DEFAULT ON NOTES THAT WE ISSUED TO THE WINNERS OF THE 2001 WORLD GOLF LEAGUE NATIONAL TOURNAMENT.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. During the fiscal year ended December 31, 2003, we executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. The notes became due in September 2004, and the remaining balance owed as of December 31, 2004 of $279,674 is in default. As discussed under the heading "Subsequent Events" in "Item 3. Legal Proceedings," a person has sued us alleging that they are one of the winners of the 2001 World Golf League National Tournament holding one of the notes which is in default in the amount of $22,500. Other plaintiffs may file lawsuits against us regarding the notes. If this plaintiff, or other plaintiffs who may sue us, are successful on the merits of their cases, it could have a material adverse effect on our financial condition, liquidity and results of operations.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the Debentures and exercise of Warrants may result in substantial dilution to the interests of other stockholders since the holders may ultimately convert and sell the full amount issuable on conversion. Although the holders may not convert their Debentures and/or exercise their Warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the holders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the holders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     In their report dated April 14, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses, a negative working capital position and a stockholders' deficit position as of December 31, 2004. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO ATTRACT NEW MEMBERS, OUR BUSINESS OPERATIONS WILL BE HARMED.

     We need to attract new members to our golf leagues in order to increase our revenues. If we are unable to attract a significant number of new members, we may not raise enough revenue to conduct leagues and tournaments and we may not be able to continue our business operations and may be forced to limit or curtail our operations.

IF OFFERS FOR MEMBERSHIPS DISTRIBUTED THROUGH OUR WHOLESALE DISTRIBUTION CHANNEL ARE NOT REDEEMED, OUR BUSINESS OPERATIONS WILL BE HARMED.

     We have contracted with Upwon to distribute brochures that include an application to obtain a World Golf membership for $50. Upwon will distribute the brochures to people in the consumer electronics industry, the leisure cruise industry, and the professional sports industry. World Gold will receive $50 for every membership that is entered into. The wholesale distribution channel is the only manner in which we currently sell World Golf memberships. If the people who receive our brochure do not obtain World Golf memberships, we will not realize revenue from the wholesale distribution channel, which will have a material adverse effect on our business, results of operation and financial condition.

IF WE ARE NOT ABLE TO MANAGE THE GROWTH OF OUR COMPANY WE MAY NEVER ACHIEVE PROFITABILITY.

     Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements of manufacturing scale-up or for current or additional collaborative relationships or successfully assimilate and train our new employees. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. PAGNANO, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Michael S. Pagnano, our Chief Executive Officer. Loss of the services of Mr. Pagnano could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Pagnano. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE HAVE DECIDED NOT TO ISSUE ADDITIONAL SHARES AS REQUIRED BY THE EXCHANGE AGREEMENT TO THE WORLD GOLF FLORIDA SHAREHOLDERS WHO MAY HAVE A POTENTIAL CLAIM AGAINST US FOR NOT ISSUING SUCH SHARES.

     We could not determine whether a valid exemption from registration existed for additional issuances of our common stock to the World Golf Florida shareholders, and as a result we have decided not to issue any of the shares that we had previously agreed to issue. The Exchange Agreement stated, in pertinent part, that in the event $1,000,000 was not raised by us with the assistance of the Novus Shareholders, the World Golf Florida shareholders would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. If any of the World Golf shareholders were to pursue their rights under the Exchange Agreement, we could be required to register the additional shares if a valid exemption from registration does not exist, or we could face potential claims for damages, both of which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

     Risks  Relating  To  Our  Common  Stock
     ---------------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTCBB, such as us, must be reporting issuers under
Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, investors who hold restricted shares of our common stock may be precluded from reselling their shares pursuant to Rule 144 of the Securities Act until such time that we can establish a history of current filings with the SEC.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION WHICH LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK

     Our common stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by the Securities and Exchange Commission (the "Commission" or the "SEC") under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our common stock may be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of purchasers to resell our common stock.

     In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have their ability to sell their shares of the common stock impaired.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  FOR  THE  FORESEEABLE  FUTURE

     We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our common stock.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of April 25, 2005, we had 661,848,718 shares of common stock issued and outstanding. We have registered the resale of 612,000,000 shares of common stock for issuance under convertible debentures and the resale of 2,500,000 shares of common stock issuable upon exercise of warrants. However, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. As of December 31, 2004, we had issued 58,345,272 shares of our common stock upon conversion of $37,000 of the convertible debentures and the simultaneous exercise of warrants to purchase shares of common stock for $370,000. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert the convertible debentures and/or exercise the warrants if such conversion or exercise would cause the selling stockholder to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we registered 62,000,000 shares and an additional 550,000,000 shares (or an aggregate of 612,000,000 shares) to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures may not be adequate. If the shares we have allocated are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

     In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

OFF  BALANCE  SHEET  ARRANGEMENTS

     The Company does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

ITEM 7.     FINANCIAL STATEMENTS

                           THE WORLD GOLF LEAGUE, INC.
                                  ------------


                        CONSOLIDATED FINANCIAL STATEMENTS
          WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                           THE WORLD GOLF LEAGUE, INC.
                                TABLE OF CONTENTS
                                   ------------

                                                                 PAGE(S)
                                                                 -------

Report of Independent Registered Public Accounting Firm                1

Consolidated Financial Statements:

  Consolidated Balance Sheet as of December 31, 2004                   2

  Consolidated Statement of Operations for the years ended
    December 31, 2004 and 2003                                         3

  Consolidated Statement of Cash Flows for the years ended
    December 31, 2004 and 2003                                         4

  Consolidated Statement of Stockholders' Deficit for the
    years ended December 31, 2004 and 2003                             5

Notes to Consolidated Financial Statements                             6

HAM,
  LANGSTON &
   BREZINA, L.L.P.
Certified Public Accountants

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Stockholders of The World Golf League, Inc.

We have audited the accompanying consolidated balance sheet of The World Golf League, Inc. (the "Company") as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The World Golf League, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses and is in a negative working capital position and a stockholders' deficit position. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Houston, Texas
April 14, 2005


                           THE WORLD GOLF LEAGUE, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004
                                   -----------

     ASSETS
     ------
Current assets:
  Cash and cash equivalents                                    $     15,373
  Deferred membership fee expense                                   200,000
                                                               -------------

    Total current assets                                            215,373

Property and equipment, net                                          16,457
Other assets                                                         13,776
                                                               -------------

      Total assets                                             $    245,606
                                                               =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Accounts payable                                             $     52,546
  Accrued liabilities                                               174,663
  Notes payable to prize winners                                    279,674
  Deferred membership fee revenue                                   230,727
  Convertible debenture                                             213,000
                                                               -------------

    Total current liabilities                                       950,610
                                                               -------------

Commitments and contingencies

Stockholders' deficit:
  Preferred stock; $0.001 par value; 10,000,000 shares
    authorized; 1,000,000 shares of Series A non-convertible,
    redeemable preferred stock issued and outstanding                 1,000
  Common stock; $0.001 par value; 500,000,000 shares
    authorized; 491,454,304 shares issued and outstanding           491,454
  Additional paid-in capital                                     12,446,556
  Unissued common stock                                              23,111
  Treasury stock, at cost, 2,576,817 shares                        (162,018)
  Accumulated deficit                                           (13,505,107)
                                                               -------------

    Total stockholders' deficit                                    (705,004)
                                                               -------------

      Total liabilities and stockholders' deficit              $    245,606
                                                               =============

                 See accompanying notes to financial statements.


                           THE WORLD GOLF LEAGUE, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   ------------

                                                     2004           2003
                                                -------------  -------------
Revenue:
  Membership fee revenue                        $    144,915   $        203
  License fee revenue                                      -         10,000
                                                -------------  -------------

    Total revenue                                    144,915         10,203
                                                -------------  -------------

Operating, general and administrative expense      2,758,437      4,395,990
Cost of recapitalization                                   -        769,980
License fee reimbursement expense                     75,000        579,048
                                                -------------  -------------

      Net operating loss                          (2,688,522)    (5,734,815)
                                                -------------  -------------

Interest expense                                    (273,268)        (6,606)
                                                -------------  -------------

      Net loss                                  $ (2,961,790)  $ (5,741,421)
                                                =============  =============

Weighted average shares outstanding              430,733,652    253,660,882
                                                =============  =============

Loss per share (basic and fully diluted)        $      (0.01)  $      (0.02)
                                                =============  =============


                 See accompanying notes to financial statements.


                               THE WORLD GOLF LEAGUE, INC.
                          CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                        -----------

                                                                   2004          2003
                                                               ------------  ------------
Cash flows from operating activities:
  Net loss                                                     $(2,961,790)  $(5,741,421)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization                                    4,247         2,149
    Preferred stock issued as compensation                               -        50,000
    Effect of beneficial conversion feature of
      convertible debentures                                       250,000             -
    Exercise of stock options in lieu of compensation               28,239             -
    Issuance of stock options for services                          32,541       899,480
    Common stock issued for services                             1,749,263     3,297,925
    Deferral of membership fee expenses                           (300,000)            -
    Amortization of deferred membership fee expense                100,000             -
    Changes in operating assets and liabilities:
      Other assets                                                 (11,901)        1,925
      Accounts payable                                             (14,628)     (475,631)
      Accrued liabilities                                          303,635        75,541
                                                               ------------  ------------

        Net cash used in operating activities                     (820,394)   (1,890,032)
                                                               ------------  ------------

Cash flows from investing activities:
  Capital expenditures                                              (1,030)      (13,424)
                                                               ------------  ------------

        Net cash used in investing activities                       (1,030)      (13,424)
                                                               ------------  ------------

Cash flows from financing activities:
  Proceeds from issuance of payable to stockholder                  47,312        33,000
  Payments on payable to stockholder                               (42,251)      (12,000)
  Proceeds from stock warrants                                     370,000             -
  Proceeds from issuance of common stock                            40,000     1,680,798
  Proceeds from exercise of stock options                           80,000             -
  Cash contributed by stockholders                                 110,000       376,203
  Cash contributed upon recapitalization                                 -        49,980
  Purchase of treasury stock                                       (67,895)     (154,816)
  Proceeds from issuance of convertible debentures                 250,000             -
  Payments on notes payable to prize winners                       (20,326)            -
                                                               ------------  ------------

        Net cash provided by financing activities                  766,840     1,973,165
                                                               ------------  ------------

Increase (decrease) in cash and cash equivalents                   (54,584)       69,709

Cash and cash equivalents, beginning of year                        69,957           248
                                                               ------------  ------------

Cash and cash equivalents, end of year                         $    15,373   $    69,957
                                                               ============  ============


Supplemental disclosure of cash flow information:
  Cash paid for interest expense                               $     7,471   $     6,606
                                                               ============  ============

  Cash paid for income taxes                                   $         -   $         -
                                                               ============  ============

  Non-cash investing and financing activity:
    Reclass accounts payable to note payable to prize winners  $         -   $   300,000
                                                               ============  ============

    Repayment of notes payable by issuance of common stock     $         -   $   298,942
                                                               ============  ============

    Exercise of stock options in lieu of reduction in
      payable to stockholder                                   $    38,061   $         -
                                                               ============  ============

    Repayment of accrued liabilities by issuance of common
      stock                                                    $    80,000   $         -
                                                               ============  ============

    Repayment of accrued liabilities by reissuance of
      treasury stock                                           $   154,607   $         -
                                                               ============  ============

    Balance due for purchase of treasury stock                 $         -   $   196,125
                                                               ============  ============

    Conversion of convertible debentures to common stock       $    37,000   $         -
                                                               ============  ============

                 See accompanying notes to financial statements.


                                                         THE WORLD GOLF LEAGUE, INC.
                                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                               FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                                                ------------

                                                                        ADDITIONAL  UNISSUED
                                 PREFERRED STOCK      COMMON STOCK       PAID-IN     COMMON   TREASURY  ACCUMULATED
                                 SHARES  AMOUNT      SHARES    AMOUNT    CAPITAL      STOCK    STOCK       DEFICIT       TOTAL
                                 ------  ------    ---------  --------  ----------   -------  --------  ------------  -----------
Balance at December 31, 2002          -  $    -    8,467,951  $  8,468  $3,587,432   $     -  $      -  $ (4,801,896) $(1,205,996)

Effect of recapitalization            -       -  186,447,874   186,448    (136,468)        -         -             -       49,980

Common stock issued for broker
  fee                                 -       -   24,000,000    24,000     696,000         -         -             -      720,000

Common stock issued for services      -       -   75,640,094    75,640   2,445,527         -         -             -    2,521,167

Common stock issued as payment
  on note payable                     -       -    2,666,667     2,667     215,333         -         -             -      218,000

Preferred stock issued
  as compensation             1,000,000   1,000            -         -      49,000         -         -             -       50,000

Common stock issued as
  compensation and payment
  on payable to stockholder           -       -    2,700,000     2,700     135,000         -          -            -      137,700

Exercise of stock options             -       -   82,407,358    82,407   1,598,391         -          -            -    1,680,798

Issuance of stock options for
  services                            -       -            -         -     899,480         -          -            -      899,480

Capital contributed by stock-
  holders                             -       -            -         -     376,203         -          -            -      376,203

Purchase of treasury stock            -       -            -         -           -         -   (350,941)           -    (350,941)

Net loss                              -       -            -         -           -         -          -   (5,741,421) (5,741,421)
                                 ------  ------    ---------  --------  ----------   -------  --------  ------------  -----------

Balance at December 31,
  2003                        1,000,000   1,000  382,329,944   382,330   9,865,898         -  (350,941)  (10,543,317)   (645,030)

Common stock issued or com-
  mitted for services                 -       -   51,522,799    51,523   1,680,740    17,000          -            -    1,749,263

Common stock issued as payment
  of accrued liabilities              -       -    1,194,444     1,194      78,806         -          -            -      80,000

Effect of beneficial conversion
  feature of convertible
  debentures                          -       -            -         -     250,000         -          -              -    250,000


                 See accompanying notes to financial statements.


                                                      THE WORLD GOLF LEAGUE, INC.
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                            FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                                              ------------

                                                                          ADDITIONAL  UNISSUED
                                 PREFERRED STOCK      COMMON STOCK         PAID-IN     COMMON   TREASURY  ACCUMULATED
                                 SHARES  AMOUNT      SHARES    AMOUNT      CAPITAL      STOCK    STOCK       DEFICIT       TOTAL
                                 ------  -------    ---------  --------   ----------   -------  --------  ------------  -----------
Issuance of stock options for
  services                            -        -            -         -       32,541         -         -             -       2,541

Exercise of stock options for
  cash                                -        -    4,000,000     4,000       76,000         -         -             -      80,000

Exercise of stock options in
  lieu of reduction in payable
  to stockholder and compensa-
  tion expense                        -        -    1,300,000     1,300       65,000         -         -             -      66,300

Correction of common stock
  issued upon recapitalization        -        -    2,255,263     2,255       (2,255)        -         -             -           -

Capital contributed by
  stockholders                        -        -            -         -      110,000         -         -             -     110,000

Common stock issued for cash          -        -    2,666,664     2,667       37,333         -         -             -      40,000

Purchase of treasury stock            -        -            -         -            -         -   (67,895)            -     (67,895)

Cancellation of treasury stock        -        -  (12,160,082)  (12,160)     (90,051)        -   102,211             -           -

Reissuance of treasury stock
  as payment of accrued
  liabilities                         -        -            -         -            -         -   154,607             -     154,607

Common stock issued upon
  conversion of debentures            -        -   57,975,272    57,975      (27,086)    6,111         -             -      37,000

Exercise of stock warrants
  for cash                            -        -      370,000       370      369,630         -         -             -     370,000

Net loss                              -        -            -         -            -         -         -    (2,961,790) (2,961,790)
                                 ------  -------    ---------  --------   ----------   -------  --------   ------------  ----------

Balance at December 31,
  2004                        1,000,000  $1,000   491,454,304   $491,454 $12,446,556   $23,111  $(162,018) $(13,505,107) $(705,004)
                              =========  ======   ===========  =========  ==========   =======  ========== ============  ==========

                 See accompanying notes to financial statements.

                           THE WORLD GOLF LEAGUE, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   ---------

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ---------------------------------------------------------------

     BACKGROUND
     ----------

     The World Golf League, Inc. (the "Company") is based in Altamonte Springs, Florida. The Company has developed a "Play for Pay" concept, whereby amateur golfers worldwide compete in various golf tournaments for an opportunity to win actual prize money. The Company markets this concept directly and through wholesale providers in the United States and internationally.

     On April 14, 2003, the Company transacted a reverse merger with Novus Laboratories, Inc. (See Note 3).

     USE  OF  ESTIMATES
     ------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     REVENUE  RECOGNITION
     --------------------

     Prior to December 31, 2002, the Company entered into license agreements with third parties whereby the licensee had the right to develop and manage the Company's marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee.

     The licensee must have met certain market penetration figures in its territory annually as defined in the agreement. If the licensee did not meet the performance requirements the licensee could forfeit half of the original license fee or be required to invest an additional 15% of the original license fee to renew the license for one year. If the licensee met the performance criteria the license automatically renewed each year for life.

     The Company recognized the initial license fee as revenue using the installment method of accounting because the initial license fee was usually collectible over a two-year period and there was no reasonable basis for estimating the receivable's collectibility. The initial license fee was not recognized as revenue until all initial services, as required by the license agreement, had been performed by the Company.

     During 2003 and 2004, these licenses were repurchased by the Company and the Company began to market the memberships directly and through wholesale providers.

     Membership fee revenue is recognized ratably over the membership period which is typically from the date the individual becomes a member through the completion of the national golf tournament which is held near the end of each membership period.

     ADVERTISING  COSTS
     ------------------

     Costs  of  advertising  and  promotions  are  expensed  as  incurred.

                                    Continued
                                       -7-

                           THE WORLD GOLF LEAGUE, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   -------------

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     CONCENTRATIONS  OF  CREDIT  RISK
     --------------------------------

     The Company maintains its cash in well-known banks selected based upon management's assessment of the banks' financial stability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.

     CASH  EQUIVALENTS
     -----------------

     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     LOSS  PER  SHARE
     ----------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

     STOCK-BASED  COMPENSATION
     -------------------------

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

     In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.



                                    Continued
                                       -8-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   ------------

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS
     --------------------------------------------

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", which amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. The Company adopted SFAS No. 148 on January 1, 2003. The adoption of SFAS No. 148 did not have a significant impact on its financial reporting.

     In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities". In December 2003, the FASB issued a revision to FIN 46 (FIN 46R). FIN 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders. FIN 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity's expected losses, receive a majority of the entity's expected residual returns, or both. Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003,
     (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies that are small business issuers to the end of the first reporting period ending after December 15, 2004, except that all public companies must, at a minimum, apply the unmodified provisions of the Interpretation to entities that were previously considered "special-purpose entities" in practice and under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. The Company did not have any special purpose or variable interest entities under FIN 46 or FIN 46R.

     In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30,

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   --------------

1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED
     --------------------------------------------------------

     2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150, which is effective at the beginning of the first interim period beginning after June 15, 2003, must be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer's equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

     In December 2004, FASB issued SFAS No. 123R, "Share Based Payments". The statement requires public companies to measure the cost of employee services in exchange for an award of equity instruments to be based on the grant-date fair value of the award as determined by using an option-pricing model. This statement eliminates the alternative to use APB No. 25's intrinsic value method of accounting that was provided in Statement No. 123 as originally issued. The statement also clarifies and expands Statement No. 123's guidance in several areas, including measuring fair value, classifying an award as equity or as a liability, and attributing compensation cost to reporting periods. For entities that file as a small business issuer, the effective date of this statement is the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently reviewing the impact on its financial statements of implementing this Statement.

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". The new Statement amends ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This Statement requires that those items be recognized as current period charges and requires that allocation of fixed production overhead to the cost of conversion be based on the normal capacity of the production facilities. This Statement is effective for fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company's financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on its financial position or results of operations.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   -----------

2.   GOING  CONCERN  CONSIDERATIONS
     ------------------------------

     During the years ended December 31, 2004 and 2003, the Company has continued to experience negative financial results as follows:

                                                    2004              2003
                                               ------------     --------------

       Net  loss                               $ (2,961,790)    $  (5,741,421)

       Negative cash flows from operations     $   (820,394)    $  (1,890,032)

       Negative  working  capital              $   (735,237)    $    (666,579)

       Accumulated  deficit                    $(13,505,107)    $ (10,543,317)

       Stockholders'  deficit                  $   (705,004)    $    (645,030)

     Management has developed specific current and long-term plans to address its viability as a going concern as follows:

     - Effective April 14, 2003, the Company entered into a recapitalization transaction with Novus Laboratories, Inc., which was listed on the NASDAQ Bulletin Board, to gain access to public capital markets, to increase attractiveness of its equity and to create liquidity for stockholders.

     - The Company is also attempting to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital.

     - In the long-term, the Company believes that cash flows from continued growth in its operations will provide the resources for continued operations.

     There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

     - The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

     -    The  ability  of  the  Company  to  control costs and expand revenues.

     - The ability of the Company to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   -------------

3.   RECAPITALIZATION
     ----------------

     Effective April 14, 2003 the Company entered into a share exchange agreement (the "Agreement") whereby the Company agreed to exchange 100% of the issued and outstanding shares of its common stock for approximately 120,000,000 shares, with the possibility of receiving an additional 30,000,000 shares, of the issued and outstanding shares of Novus Laboratories, Inc. ("Novus") (a non-operating public shell corporation). The Agreement represented a recapitalization of the Company with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. The Company emerged as the surviving financial reporting entity under the Agreement, but Novus Laboratories, Inc. (which changed its name to The World Golf League, Inc.) remained as the legal reporting entity.

     In February 2003, Novus completed a 2.7 to 1 forward stock split and in March 2003, the Company completed a 10 to 1 forward stock split. All per share amounts have been adjusted to reflect the effects of the recapitalization and both stock splits.

     In connection with the Agreement, the Novus stockholders agreed to raise the Company a minimum of $500,000 or the Novus stockholders would cancel 30,000,000 shares of the common stock they own in the new company. Since the $500,000 was not raised, the Company and the Novus stockholders amended the terms of the Agreement to provide that a portion of the proceeds received from the sale of the shares of the Company's common stock by the Novus stockholders would be delivered to the Company in lieu of canceling the 30,000,000 shares. As of December 31, 2004, the Company received an aggregate of $376,203 from the former Novus stockholders.

     In addition, the Agreement stated that in the event $1,000,000 was not raised by the Novus stockholders, stockholders of The World Golf League, Inc. would receive an additional 30,000,000 shares on a pro rata basis as their original shares were issued pursuant to the Agreement. As $1,000,000 has not been raised, The World Golf League, Inc. has elected not to issue but may be required to issue an additional 30,000,000 shares of its restricted common stock to the original stockholders of The World Golf League, Inc.

4.   DEFERRED  MEMBERSHIP  FEE  EXPENSE
     ----------------------------------

     During 2004 the Company entered into a one-year agreement with Upwon, LLC ("Upwon") whereby Upwon is to receive 15,000,000 shares of the Company's common stock in exchange for services it provides to the Company related to the sale of wholesale memberships. The value of these services was recorded at $300,000 based on the closing price of the Company's common stock on the date the agreement was reached. The Company has recorded this amount in deferred membership fee expense in the December 31, 2004 balance sheet and is amortizing it into expense over the one-year term of the agreement.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                  -------------

5.   DEFERRED  MEMBERSHIP  FEE  REVENUE
     ----------------------------------

     The Company recognizes membership fee revenue over the term of the membership period which is typically from the date the individual becomes a member through the completion of the national golf tournament which is held at the end of each membership period. The following is a detail of deferred membership fee revenue during the year ended December 31, 2004. (There was no deferred membership fee revenue during 2003.)

  Deferred  membership  fee  revenue,  beginning  of  year     $       -
  Membership  fees  received                                     375,642
  Membership  fee  revenue  recognized                         (144,915)
                                                              ----------

  Deferred  membership  fee  revenue,  end  of  year          $  230,727
                                                              ==========

6.   PROPERTY  AND  EQUIPMENT
     ------------------------

     Property  and  equipment  consisted  of the following at December 31, 2004:

       Furniture  and  equipment          $   24,375
       Leasehold  improvements                 2,060
                                          ----------

                                              26,435
       Less:  accumulated  depreciation       (9,978)
                                          ----------

         Property  and  equipment,  net   $   16,457
                                          ==========

     Depreciation expense for the years ended December 31, 2004 and 2003 was $4,247 and $2,149, respectively.

7.   INCOME  TAXES
     -------------

     The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2004, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $5,900,000 which expire in various tax years through 2023. Under the provisions of Section 382 of the Internal Revenue Code the ownership change in the Company that resulted from the merger of the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2004 are as follows:

       Deferred  tax  assets:
         Net  operating  losses          $2,031,314
         Valuation  allowance            (2,031,314)
                                          ----------

           Total  deferred  tax  assets      $     -
                                             =======

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   ------------

7.   INCOME  TAXES,  CONTINUED
     -------------------------

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended
     December  31,  2004  and  2003  is  as  follows:


                                            2004                        2003
                                 -------------------------     ---------------------
                                      AMOUNT           %         AMOUNT         %
                                 -----------------   ------    ----------     ------
    Benefit for income tax at
      federal statutory rate     $      (1,007,009)   (34.0)%  $(1,952,083)   (34.0)%
    Increase in valuation
      allowance                            308,729     10.4       502,103       8.7
    Expenses not deductible for
      tax purposes                         698,280     23.6     1,449,980      25.3
                                 -----------------   ------    ----------     ------

                                 $               -      0.0%    $       -       0.0%
                                 =================   ======     =========    =======

8.   NOTES PAYABLE TO PRIZE WINNERS
     ------------------------------

     The notes payable to prize winners represent notes entered into with winners of the 2001 World Golf League National Tournament. The notes bear interest at 5% and all principal and interest were due in September 2004. The principal and interest were not paid in September 2004 and therefore, the notes are in default and due on demand.

9.   CAPITAL  STOCK
     --------------

     On October 8, 2003 the Company increased the authorized number of shares of common stock to 500,000,000 shares and the authorized number of shares of preferred stock to 10,000,000 shares.

10.  CONVERTIBLE  DEBENTURES
     -----------------------

     Effective June 4, 2004, the Company entered into an agreement whereby it agreed to issue $250,000 in convertible debentures which was fully funded during 2004. The debentures bear interest at 7% per year payable monthly in cash or common stock at the debenture holder's option. The debentures mature June 3, 2006 and are convertible, at the option of the holder, to shares of the Company's common stock at a conversion price equal to the lesser of (i) $0.25 or (ii) 80% of the average of the five lowest volume weighted average prices during the twenty days prior to the holder's election to convert. Based on the fair market value of the stock price, the Company recorded the effect of this beneficial conversion, which was limited to $250,000, in interest expense in the accompanying financial statements for the year ended December 31, 2004.

     In addition, the Company issued to the holders of the convertible debentures warrants to purchase 2,500,000 shares of the Company's common stock with a strike price of $1.00 per share and a conversion period of three years. These warrants are to be exercised in conjunction with each conversion of the convertible debenture in determining the proper conversion price. As of December 31, 2004, the Company issued 58,345,272 shares of its common stock upon conversion of $37,000 of its convertible debentures and the simultaneous exercise of warrants to purchase shares of common stock for $370,000.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   -------------

11.  PREFERRED  STOCK
     ----------------

     During the year ended December 31, 2003 the Company's Board of Directors established a series of 1,000,000 redeemable, non-convertible shares of Series A preferred stock, $0.001 par value per share, that have voting rights equal to 300 votes per share of preferred stock and ranks senior to the common stockholders with respect to the winding up, liquidation or dissolution of the Company. The 1,000,000 shares of Series A preferred stock were issued to the CEO of the Company as compensation for his services, which gives him voting control of the Company. The Company has the option to redeem the preferred stock for $50,000 at any time. As such, the value placed on the preferred stock was $50,000, which was recorded in general and administrative expenses in the accompanying 2003 statement of operations.

12.  STOCK  OPTION  PLANS
     --------------------

     In July 2003, the Company adopted the 2003 Stock Option Plan (the "Plan"). The purpose of the Plan is to maintain the ability of the Company to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company. Under the Plan, the aggregate number of shares of common stock that may be issued or optioned is 4,000,000. The maximum term for options granted under this Plan is ten years. The exercise price of incentive stock options must be equal or greater than the fair market value of common stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant.

     On August 1, 2003, the Company's Board of Directors authorized the issuance of options to purchase 4,000,000 shares of the Company's common stock to its CEO at $0.051 per share, which approximated fair market value. During 2003, options to purchase 2,700,000 shares of common stock were exercised and, in lieu of proceeds, the payable to the CEO was reduced by $80,942 and compensation expense of $56,758 was recorded. During the year ended December 31, 2004, the remaining options to purchase 1,300,000 shares of common stock were exercised and, in lieu of cash, the balance of the payable to the stockholder of $38,061 was reduced to $-0- and the remaining $28,239 was recorded as compensation expense.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options.

     Proforma information regarding net income (loss) and earnings (loss) per share is required by SFAS No. 123 and No. 148, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003: risk-free interest rate of 5%; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 100%; and a weighted-average expected life of the options of one year.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   -----------

12.   STOCK  OPTION  PLANS,  CONTINUED
      --------------------------------

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of proforma disclosures, the estimated fair value of the options is included in expense at the date of issuance. There were no employee stock options issued during the year ended December 31, 2004 nor were there any outstanding at December 31, 2004. The Company's proforma information for the year ended December 31, 2003 is as follows:

     Net  loss  available  to  common  stockholders                $(5,741,421)
                                                                    ===========

     Proforma  net  loss  available to common stockholders         $(5,776,391)
                                                                    ===========

     Proforma  basic  and  dilutive  loss  per  share              $     (0.02)
                                                                    ===========

     During 2003, the Company entered into consulting agreements whereby the Company issued 6,300,000 shares of common stock, which were valued based on the fair market value of the stock on the date the terms of agreement were agreed upon, and granted options to purchase 57,407,358 shares of common stock to various consultants that expire within 90 days from the date of grant. The options were granted with exercise prices below the fair market value of the stock at the time of grant. Using the Black Scholes Option Pricing Model these options resulted in $702,480 of expense recorded in the accompanying statement of operations for the year ended December 31, 2003. As of December 31, 2003 all of the stock options have been exercised, which resulted in net proceeds to the Company of $1,120,798.

     In August 2003, the Company adopted the 2003 Non-Qualified Stock Option Plan (the "NQ Plan") in order to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company. Under the NQ Plan, the Company may award up to 85,000,000 shares of its common stock or options to purchase its common stock to the directors, employees and consultants of the Company. All terms of the common stock, stock options or warrants granted under the Plan are at the discretion of the board of directors but will expire not more than ten years from the date of grant.

     During October and November of 2003 the Company entered into consulting agreements and, in accordance with the NQ Plan, issued 22,370,382 shares of common stock and options to purchase 25,000,000 shares of common stock at exercise prices ranging from $0.0216 to $0.03 per share with an expiration date within 45 days of the grant date, to a consultant of the Company for services performed. Based on the fair market value of the common stock on the date the terms of the agreement were agreed upon, the issuance of these shares resulted in the Company recording consulting expense of $784,482 and, using the Black Scholes Option Pricing Model, the stock options resulted in $197,000 of additional expense which is included in the accompanying 2003 statement of operations. Prior to December 31, 2003, the consultant exercised the stock options and the Company received proceeds of $560,000.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   -----------

12.   STOCK  OPTION  PLANS,  CONTINUED
      --------------------------------

     During 2004, the Company entered into consulting agreements and, in accordance with the NQ Plan, issued 51,522,799 and committed to issue 17,000,000 shares of common stock and options to purchase 4,000,000 shares of common stock at an exercise price of $0.02 per share with an expiration date within 45 days of the grant date, to various consultants of the Company for services performed. Based on the fair market value of the common stock on the date the terms of the agreement were agreed upon, the issuance of these shares resulted in the Company recording consulting expense of $1,449,263, deferred membership fee expense of $300,000 (See
     Note 4) and, using the Black Scholes Option Pricing Model, the stock options resulted in $32,541 of additional expense which is included in the accompanying 2004 statement of operations. Prior to December 31, 2004, the consultants exercised the stock options and the Company received proceeds of $80,000.

     When valuing stock options granted to non-employees during 2004 and 2003, the Company used the following assumptions:

                                         2004            2003
                                       -------         -------
      Risk-free  interest  rate           3.5%            5.0%
      Dividend  yield                     -0-              -0-
      Volatility  factor                  200%            100%
      Expected  life               45-90  days     45-90  days

13.  COMMITMENTS  AND  CONTINGENCIES
     -------------------------------

     LICENSE  AGREEMENTS
     -------------------

     During the year ended December 31, 2004 the Company began repurchasing certain of its license agreements based on separate agreed upon terms with the licensees. During the years ended December 31, 2004 and 2003 the Company paid approximately $600,000 and still owed approximately $30,000 to two former licensee for the repurchase of the license. These repurchases also resulted in the reduction of license fee receivable and deferred license fees of $41,250 in the accompanying balance sheet at December 31, 2004.

     LEASE  OBLIGATIONS
     ------------------

     Effective December 8, 2003 the Company entered into a lease agreement for its office space in Altamonte Springs, Florida at $2,018 per month. The lease expires on November 30, 2005. Rent expense was approximately $21,900 and $34,000 during the years ended December 31, 2004 and 2003, respectively.

     LITIGATION
     ----------

     In July 2003, the Company entered into a Stipulated Injunction with the State of Florida Office of the Attorney General regarding a settlement of the Company's unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, the Company agreed that, after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds the Company receives from the sale of its common stock by the former Novus stockholders (See Note 3). During the year ended December 31, 2003, the Company has paid $314,000 to the Florida Attorney General and executed a note payable to the winners of the 2001 World Golf League National Tournament for $300,000 in full settlement of this lawsuit.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                   -------------

13.  COMMITMENTS  AND  CONTINGENCIES,  CONTINUED
     -------------------------------------------

     LITIGATION,  CONTINUED
     ----------------------

     The Company is currently a party to certain litigation arising in the normal course of business. Management believes that such litigation will not have a material impact on the Company's financial position, results of operations or cash flows.

14.  RELATED  PARTY  TRANSACTIONS
     ----------------------------

     Included in consulting expense for the years ended December 31, 2004 and 2003 is approximately $195,225 and $160,750, respectively, paid to the CEO of the Company for consulting services.

     During October 2003 the CEO of the Company advanced $33,000 to the Company. This payable is non-interest bearing, uncollateralized and due on demand. During 2004, the Company repaid this advance in full (See Note 12).

15.  SUBSEQUENT  EVENTS
     ------------------

     Subsequent to December 31, 2004, the Company entered into various consulting agreements whereby the Company has committed to issue approximately 87,056,000 shares of its common stock for these consulting services.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

ITEM 8A.     CONTROLS AND PROCEDURES.

     Evaluation of disclosure controls and procedures. The Company's Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of the Company's "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the fourth fiscal quarter of 2004 (the "Evaluation Date"), has concluded that as of the Evaluation Date, the Company's disclosure controls and procedures were not adequately designed to ensure that information required to be disclosed by the Company in this Form 10-KSB was reported within the time period specified in the Commission's rules and forms, which caused the Company to be untimely in filing this Form 10-KSB.

     Changes in internal control over financial reporting. There were no significant changes in the Company's internal control over financial reporting during the fourth fiscal quarter of 2004 that materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

ITEM  8B.     OTHER  INFORMATION.

     None.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

OFFICERS  AND  DIRECTORS

     Our executive officers and directors, and their ages and positions are as follows:

NAME                   AGE     TITLE
----                   ---     -----
Michael S. Pagnano      54     President, Chief Executive Officer,
                               Chief Financial and Director

King Simmons            42     Director

BIOGRAPHICAL INFORMATION

     MICHAEL S. PAGNANO has served as our Chief Executive Officer, Chief Financial Officer and Director since January 2003. Between December 1999 and January 2003, Mr. Pagnano served as Chief Executive Officer and Director of World Golf Florida. From May 1986 to December 1999, Mr. Pagnano served as the President of Competitive Strategies Corp. Mr. Pagnano received a Bachelors degree in Business Administration from St. Peters College.

     KING SIMMONS has served as a Director of the Company since February 2003. Mr. Simmons has served as General Manager for American Golf Corp since May 1995, except for the period from January 2004 to December 2004 when he served as General Manager of Meadowbrook Golf Corp. Mr. Simmons is a former NFL football player and a member of the P.G.A., the NFL Alumni, and the NFL Players Association. Mr. Simmons received a Bachelors degree from Texas Tech University.

     Employment  Agreement  with  Michael  S.  Pagnano
     -------------------------------------------------

     Effective July 29, 2003, Mr. Pagnano and the Company entered into a three-year employment agreement pursuant to which Mr. Pagnano serves as the Chief Executive Officer and a Director of the Company. The terms of the employment agreement provide that Mr. Pagnano receive base compensation of $15,000 per month for the first year, $16,500 per month for the second year, and $18,150 per month for the third year in equal semi-monthly installments, four
(4) weeks of paid vacation, and $30,000 upon execution of the employment agreement as a bonus to be used towards the purchase of a car. Mr. Pagnano is also entitled to participate in any health insurance or other employee benefit plan which the Company may adopt and any incentive program or discretionary bonus program of the Company which may be implemented by the Company's board of directors. Mr. Pagnano may renew the employment agreement by providing the Company with written notice at least thirty (30) days, but not more than sixty
(60) days, before the end of the three-year term. Mr. Pagnano may terminate his employment for "good reason" by giving the Company ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with the Company or a change in his reporting responsibilities or titles as in effect as of July 29, 2003; (ii) his compensation is reduced; or (iii) the Company does not pay any material amount of compensation due under the employment agreement and then fails either to pay such amount within the ten
(10) day notice period required for termination or to contest in good faith such notice. The Company may terminate the employment agreement without cause. In the event of termination for good reason by Mr. Pagnano or without cause by the Company, the Company is obligated to pay Mr. Pagnano a severance payment equal to $45,000 if within the first year, $49,500 if within the second year, $54,450 if within the third year of employment in addition to all payments of salary earned by Mr. Pagnano through such date of termination in one lump sum payment.

     There are no family relationships among our executive officers and directors.

     The Company is not aware of the occurrence during the last five years of any events described in Item 401(d) (involvement in certain legal proceedings) of Regulation S-B under the Securities Act regarding our executive officers and directors.

RECENT  CHANGES  IN  OFFICERS  AND  DIRECTORS

     On August 8, 2004, William Page resigned as a Director of the Company. Neither the Company's board of directors nor its shareholders have filled the vacancy resulting from Mr. Page's resignation.

TERMS OF OFFICE

     Our directors are appointed for a one-year term to hold office or until the next annual general meeting of the holders of our common stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until they are removed by our board of directors.

AUDIT COMMITTEE

     The Company does not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. The Company's directors are trying to raise additional capital before implementing an audit committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file during the fiscal year covered by this report. Based on stockholder filings with the Commission, Michael S. Pagnano, King Simmons and William Page (a former Director) were subject to Section 16(a) filing requirements during the fiscal year covered by this report.

CODE OF ETHICS

     The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company will provide to any person without charge, upon request, a copy of such code of ethics. Persons wishing to make such a request should do so in writing to the Michael S. Pagnano, Chief Executive Officer, 2139 State Road 434, Suite 101, Longwood, Florida 32779.

ITEM 10.    EXECUTIVE COMPENSATION.

     The following table sets forth information concerning the compensation paid by the Company to its Chief Executive Officer for each of the Company's last three (3) completed fiscal years. The Company did not have any other "Named Executive Officers" within the meaning of Item 402 of Regulation S-B under the Securities Act.


                          SUMMARY COMPENSATION TABLE(1)
                                 Annual Compensation

                                                             Securities
                                                             Underlying
                                       Salary      Bonus     Options/SARs
Name & Principal Position     Year       ($)        ($)          (#)
-------------------------     ----   -----------   -----     -------------

Michael S. Pagnano            2004   $198,612 (3)      -
Chief Executive Officer,      2003   $160,750 (3)      -     4,000,000 (3)
President and Director        2002   $138,000          -


(1) Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.
(2)  Includes  an  automobile  allowance  of  $28,850  for  a 2003 5-Series BMW.
(3)  In  August  2003,  we  granted  Michael  S.  Pagnano  stock  options to buy
     4,000,000 shares of our common stock at an exercise price of $0.051 per share. In August 2003, Mr. Pagnano exercised 2,700,000 of these options in lieu of $80,942 owed to him by us and compensation of $56,758 was recorded. In February 2004, Mr. Pagnano exercised his option to acquire the remaining 1,300,000 shares of common stock. In lieu of cash, a payable to Mr. Pagnano of $38,061 was reduced to $-0- and the remaining $28,239 was recorded as compensation expense.


     The following table sets forth information concerning option exercises by our Chief Executive Officer during the fiscal year ended December 31, 2004. The Company did not have any other "Named Executive Officers" within the meaning of
Item  402  of  Regulation  S-B  under  the  Securities  Act.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES(1)

                                                                                    Value of
                                                                 Number of       unexercised in-
                                                                unexercised        the-money
                                                                 options at        options at
                              Shares                             FY-end (#)        FY-end($)
                            acquired on                         exercisable/      exercisable/
                            exercise (#)    Value realized     unexerciseable     unexercisable
                           ------------     --------------     --------------     -------------
Michael S. Pagnano, CEO       1,300,000            $66,300              --/--             --/--


(1) The Company did not have any stock appreciation rights ("SARs") as of December 31, 2004.


     Directors'  Compensation
     -----------------------

     We currently do not have in effect a policy regarding compensation for serving on our board of directors. However, we do reimburse our directors for their reasonable expenses incurred in attending meetings of our board and our non-employee directors are periodically granted shares or options to purchase shares of our common stock.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

     The following table sets forth information as of April 25, 2005, with respect to the beneficial ownership of our common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of our common stock:


                                          COMMON STOCK
                                     BENEFICIALLY OWNED (2)
                                   ------------------------
NAME AND ADDRESS (1)                   NUMBER       PERCENT
--------------------               --------------   -------

Michael S. Pagnano                 340,662,518 (3)    35.4%

Golden Gate Investors, Inc.         50,000,000         7.6%

King Simmons                           172,157           *

Executive Officers and Directors   340,834,675 (3)    35.4%
As a Group (2 people)


*     Less than one percent.

(1)  The  address  is  2139  State  Road,  Suite  101,  Longwood, Florida 32779.
(2) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of April 25, 2005, there were 661,848,718 shares of common stock outstanding.
(3) Includes 3,443,150 shares of common stock held of record by Maryann R. Pagnano, the wife of Michael S. Pagnano, our Chief Executive Officer and a Director and 1,000,000 shares of Series A Preferred Stock having 300 votes per share. Mr. Pagnano owns 100% of the issued and outstanding shares of Series A Preferred Stock.


CHANGE IN CONTROL

     We are unaware of any arrangement or understanding that may, at a subsequent date, result in a change of control of our Company.

ITEM 12.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons will be approved by a majority of disinterested members of the Board of Directors.

     Effective July 29, 2003, Mr. Pagnano and the Company entered into a three-year employment agreement pursuant to which Mr. Pagnano serves as the Chief Executive Officer and a Director of the Company. The terms of the employment agreement provide that Mr. Pagnano receive base compensation of $15,000 per month for the first year, $16,500 per month for the second year, and $18,150 per month for the third year in equal semi-monthly installments, four
(4) weeks of paid vacation, and $30,000 upon execution of the employment agreement as a bonus to be used towards the purchase of a car. Mr. Pagnano is also entitled to participate in any health insurance or other employee benefit plan which the Company may adopt and any incentive program or discretionary bonus program of the Company which may be implemented by the Company's board of directors. Mr. Pagnano may renew the employment agreement by providing the Company with written notice at least thirty (30) days, but not more than sixty
(60) days, before the end of the three-year term. Mr. Pagnano may terminate his employment for "good reason" by giving the Company ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with the Company or a change in his reporting responsibilities or titles as in effect as of July 29, 2003; (ii) his compensation is reduced; or (iii) the Company does not pay any material amount of compensation due under the employment agreement and then fails either to pay such amount within the ten
(10) day notice period required for termination or to contest in good faith such notice. The Company may terminate the employment agreement without cause. In the event of termination for good reason by Mr. Pagnano or without cause by the Company, the Company is obligated to pay Mr. Pagnano a severance payment equal to $45,000 if within the first year, $49,500 if within the second year, $54,450 if within the third year of employment in addition to all payments of salary earned by Mr. Pagnano through such date of termination in one lump sum payment.

     In August 2003, we granted Michael Pagnano, our Chief Executive Officer, stock options to buy 4,000,000 shares of our common stock at an exercise price of $0.051 per share pursuant to our 2003 Stock Option Plan. Two Non Employee Directors (as that term is defined in Rule 16b-3(b)(3)) on our Board of Directors approved the grant. In August 2003, Mr. Pagnano exercised his option to acquire 2,700,000 shares of common stock in exchange for consulting services valued at $56,758 and the cancellation of $80,942 of partial indebtedness that we owed to Mr. Pagnano. The grant of the stock options was ratified by the majority stockholders at the annual stockholders meeting in February 2004.

In September 2003, we issued 1,000,000 shares of Series A Preferred Stock to Mr. Pagnano, our Chief Executive Officer. Each share of Series A Preferred Stock is entitled to 300 votes and, with respect to liquidation, dissolution or winding up, ranks senior to our common stock.

     During October 2003, Michael Pagnano, our Chief Executive Officer, advanced us $33,000. This payable was non-interest bearing, uncollateralized and due on demand. The Company repaid the advance during 2004.

     In October, 2003, two of our directors, William Page and King Simmons, each received 1,000,000 shares of our common stock in consideration for services rendered as Directors pursuant to the 2003 Non-Qualified Stock Option Plan, in lieu of a $35,000 cash payment.

     In February 2004, Mr. Pagnano exercised the remainder of his option granted under the 2003 Stock Option Plan and acquired 1,300,000 shares of common stock at $0.051 per share. In lieu of cash, a payable to Mr. Pagnano of $38,061 was reduced to $-0- and the remaining $28,239 was recorded as compensation expense.

ITEM 13.     EXHIBITS

EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------

3.1(1)     Certificate of Incorporation

3.2(1)     Bylaws

3.3(1)     Certificate of Correction of Certificate of Incorporation

3.4(1)     Certificate of Amendment of Certificate of Incorporation

3.5(2)     Certificate of Amendment of Certificate of Incorporation

3.6(3)     Certificate of Amendment of Certificate of Incorporation

3.7(4)     Certificate of Designation of Series A Preferred Stock

3.8(4)     Certificate of Amendment of Certificate of Incorporation

3.9(5)     Certificate of Amendment of Certificate of Incorporation

4.1(6) Securities Purchase Agreement dated June 2004 entered between the Company and Golden Gate Investors, Inc.

4.2(6) Convertible Debenture dated June 2004 entered between the Company and Golden Gate Investors, Inc.

4.3(6) Warrant to Purchase Common Stock dated June 2004 issued to Golden Gate Investors, Inc.

4.4(6) Registration Rights Agreement dated June 2004 entered between Golden Gate Investors, Inc. and the Company

10.1(6) Consulting Agreement with PHIBRI Holdings (Phil Esposito), dated as of March 16, 2004

10.2(6)    Consulting Agreement  with  Fred  Funk,  dated  as  of  April 26,
           2004

10.3(7)    2004 Stock Incentive Plan

10.4* Executive Producer Agreement with North Star Visions, Inc., accepted as of March 7, 2005

14*        Code of Ethics

21*        Subsidiaries of The World Golf League, Inc.
31* Certification by Chief Executive Officer and Chief Financial Officer pursuant to 15 U.S.C. Section 7241, as adopted pursuant to
           Section  302  of  the  Sarbanes-Oxley  Act  of  2002

32* Certification by Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
           Section  906  of  the  Sarbanes-Oxley  Act  of  2002

*     Filed herein.

(1) Filed as Exhibits to the registration statement on Form 10 SB/12G filed on April 26, 2002, and incorporated herein by reference.
(2) Filed as Exhibit 3.1 to report on Form 8-K filed on February 12, 2003, and incorporated herein by reference.
(3) Filed as Exhibit 3.1 to report on Form 8-K filed on March 21, 2003, and incorporated herein by reference.
(4) Filed as Exhibits 3.1 and 3.2, respectively, to report on Form 8-K filed on October 10, 2003, and incorporated herein by reference.
(5) Filed as Exhibit 3.1 to report on Form 8-K filed on February 3, 2005, and incorporated herein by reference.
(6) Filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.2 and 10.3, respectively, to the registration statement on Form SB-2 filed on July 27, 2004, and incorporated herein by reference.
(7) Filed as Exhibit 4 to the registration statement on Form S-8 filed on February 14, 2005, and incorporated herein by reference.

ITEM 14.     PRINCIPAL ACCOUNTANT FEES AND SERVICES.

AUDIT FEES

     The audit and audit related fees billed for the fiscal years ended December 31, 2004 and December 31, 2003, for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was $25,500 and $30,031, respectively.

AUDIT-RELATED FEES

None.

TAX FEES

None.

ALL OTHER FEES

None.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             THE  WORLD  GOLD  LEAGUE,  INC.

                                             By:  /s/ Michael  S.  Pagnano
                                                --------------------------
                                             Name:  Michael  S.  Pagnano
                                             Title:  Chief Executive Officer and
                                             Director
                                             Date:  April  26,  2005

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                      TITLE                         DATE
---------                      -----                         ----

By: /s/ Michael S. Pagnano     Chief Executive Officer,      April 26, 2005
--------------------------
Michael S. Pagnano             Chief Financial Officer,
                               and Director

By: /s/ King Simmons           Director                      April 26, 2005
--------------------
King Simmons

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              For the quarterly period ended March 31, 2005

[ ]     TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

                              For the transition period from      to
                                                             -----   -----

                              Commission file number 000-49756

                          THE WORLD GOLD LEAGUE, INC.
                          ---------------------------
      (Exact name of the small business issuer as specified in its charter)

           Delaware                                  98-0201235
           --------                                  ----------
    (State of incorporation)               (IRS Employer Identification No.)


              2139State Road 434, Suite 101, Longwood, Florida32779
              -----------------------------------------------------
                    (Address of principal executive offices)

                                 (407) 331-6272
                                 --------------
                          (Issuer's telephone number)


                                      N/A
                                      ---
   (Former name, former address and former fiscal year, if changed since last report)

                                      NONE

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

At May 20, 2005, there were outstanding 700,848,718 shares of the Issuer's common stock, $.001 par value per share.

Transitional Small Business Disclosure Format:  Yes [ ] No [X]

                         PART I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS.





                           THE WORLD GOLF LEAGUE, INC.





              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                           THE WORLD GOLF LEAGUE, INC.
                                TABLE OF CONTENTS



                                                                        PAGE
                                                                        ----

Unaudited  Condensed  Consolidated  Financial  Statements:

  Unaudited  Condensed  Consolidated  Balance  Sheet  as  of
    March  31,  2005  and  December  31,  2004                            3

  Unaudited Condensed Consolidated Statement of  Operations
    for the three months  ended March 31, 2005 an  2004                   4

  Unaudited Condensed Consolidated Statement of Stockholders'
    Equity (Deficit) for the three months ended March 31, 2005            5

  Unaudited  Condensed  Consolidated  Statement  of  Cash  Flows
    for  the  three  months  ended  March  31,  2005  and  2004           6

Notes to Unaudited Condensed Consolidated Financial Statements            7


                          THE WORLD GOLF LEAGUE, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                      MARCH 31, 2005 AND DECEMBER 31, 2004


                                                            MARCH 31,     DECEMBER 31,
                                                              2005           2004
     ASSETS                                                (UNAUDITED)      (NOTE)
     ------                                               -------------  -------------
Current assets:
  Cash and cash equivalents                               $     33,032   $     15,373
  Deferred membership fee expense                              250,000        200,000
                                                          -------------  -------------

    Total current assets                                       283,032        215,373

Property and equipment, net                                     15,395         16,457
Other assets                                                     2,133         13,776
                                                          -------------  -------------

      Total assets                                        $    300,560   $    245,606
                                                          =============  =============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Accounts payable                                        $     82,546   $     52,546
  Accrued liabilities                                           52,967        174,663
  Notes payable to prize winners                               277,600        279,674
  Deferred membership fee revenue                                    -        230,727
  Deposit liability                                            140,000              -
  Convertible debenture                                        201,000        213,000
                                                          -------------  -------------

    Total current liabilities                                  754,113        950,610
                                                          -------------  -------------

Commitments and contingencies

Stockholders' deficit:
  Preferred stock; $0.001 par value; 10,000,000 shares
    authorized; 1,000,000 shares of Series A non-conver-
    tible, redeemable preferred stock issued and out-
    standing                                                     1,000          1,000
  Common stock; $0.001 par value; 1,200,000,000 shares
    authorized; 582,248,468 and 491,454,304 shares
    issued and outstanding, respectively                       582,248        491,454
  Additional paid-in capital                                13,504,304     12,446,556
  Unissued common stock                                         64,139         23,111
  Treasury stock, at cost, 2,576,817 shares                   (162,018)      (162,018)
  Accumulated deficit                                      (14,443,226)   (13,505,107)
                                                          -------------  -------------

    Total stockholders' deficit                               (453,553)      (705,004)
                                                          -------------  -------------

      Total liabilities and stockholders' deficit         $    300,560   $    245,606
                                                          =============  =============


Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.




                 The accompanying notes are an integral part of
                these unaudited condensed financial statements.


                          THE WORLD GOLF LEAGUE, INC.
                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004


                                                          THREE  MONTHS  ENDED
                                                              MARCH  31,
                                                         2005           2004
                                                     -------------  -------------
Membership fee revenue                               $    307,714   $          -
                                                     -------------  -------------

  Total revenue                                           307,714              -

Operating, general and administrative expenses         (1,238,634)    (1,158,298)
                                                     -------------  -------------

  Net operating loss                                     (930,920)    (1,158,298)

Other income (expense):
  Interest expense                                         (7,199)        (3,709)
                                                     -------------  -------------

    Net income (loss)                                $   (938,119)  $ (1,162,007)
                                                     =============  =============


Weighted average shares outstanding                   537,519,005    392,538,689
                                                     =============  =============

Earnings (loss) per share (basic and fully diluted)  $      (0.00)  $      (0.00)
                                                     =============  =============


                 The accompanying notes are an integral part of
                these unaudited condensed financial statements.


                                                  THE WORLD GOLF LEAGUE, INC.
                                   UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                          FOR THE THREE MONTHS ENDED MARCH 31, 2005


                                                                                                                        TOTAL
                                                                                                                        STOCK-
                            PREFERRED  STOCK        COMMON  STOCK       ADDITIONAL   UNISSUED                          HOLDERS'
                          -------------------     ------------------     PAID-IN      COMMON   TREASURY    ACCUMULATED  EQUITY
                           SHARES    AMOUNT      SHARES       AMOUNT     CAPITAL      STOCK     STOCK        DEFICIT   (DEFICIT)
                          ---------  -------  ------------  ---------  -----------  --------  ----------  ------------  --------
Balance as of
  December 31,2004        1,000,000  $ 1,000  491,454,304   $491,454   $12,446,556  $23,111   $(162,018)  $(13,505,107)  $(705,004)

Common stock issued or
  committed for services          -        -   57,729,149     57,729       951,813   48,028           -              -   1,057,570

Issuance of unissued common
  stock                           -        -    7,000,000      7,000             -   (7,000)          -              -           -

Common stock issued for
  conversion of debentures
  and exercise of warrants        -        -   30,569,657     30,570       101,430        -           -              -     132,000

Cancellation of common
  stock                           -        -   (4,504,642)    (4,505)        4,505        -           -              -           -

Net loss                          -        -            -          -             -        -           -       (938,119)   (938,119)
                          ---------  -------  ------------  ---------  -----------  --------  ----------  -------------  ----------

Balance as of March 31,
  2005                    1,000,000  $ 1,000  582,248,468   $582,248   $13,504,304  $64,139   $(162,018)  $(14,443,226)  $(453,553)
                          =========  =======  ============  =========  ===========  ========  ==========  =============  ==========


                 The accompanying notes are an integral part of
                these unaudited condensed financial statements.


                          THE WORLD GOLF LEAGUE, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004


                                                           THREE  MONTHS  ENDED
                                                                MARCH  31,
                                                         ------------------------
                                                            2005         2004
                                                         ----------  ------------
Cash flows from operating activities:
  Net loss                                               $(938,119)  $(1,162,007)
  Adjustment to reconcile net income (loss) to net
    cash used in operating activities                      697,852       836,821
                                                         ----------  ------------

      Net cash used in operating activities               (240,267)     (325,186)
                                                         ----------  ------------

Cash flows from investing activities:
  Purchase of fixed assets                                       -        (1,030)
                                                         ----------  ------------

      Net cash used in investing activities                      -        (1,030)
                                                         ----------  ------------

Cash flows from financing activities:
  Proceeds from exercise of stock warrants and deposit
    liability                                              260,000             -
  Increase in payable to stockholder                             -         5,061
  Capital contributed by stockholders                            -       120,000
  Proceeds from exercise of stock options                        -       224,059
  Payments on notes payable to prize winners                (2,074)            -
                                                         ----------  ------------

      Net cash provided by financing activities            257,926       349,120
                                                         ----------  ------------

Net increase in cash and cash equivalents                   17,659        22,904

Cash and cash equivalents, beginning of period              15,373        69,957
                                                         ----------  ------------

Cash and cash equivalents, end of period                 $  33,032   $    92,861
                                                         ==========  ============


Supplemental disclosure of cash flow information:
  Cash paid for interest                                 $   3,846   $         -
                                                         ==========  ============

  Cash paid for taxes                                    $       -   $         -
                                                         ==========  ============

Non-cash investing and financing activities:
  Common stock issued as payment of accrued liabilities  $       -   $    80,000
                                                         ==========  ============

  Exercise of stock options in lieu of reduction in
    payable to stockholder                               $       -   $    38,061
                                                         ==========  ============

  Conversion of convertible debentures to common stock   $  12,000   $         -
                                                         ==========  ============


                 The accompanying notes are an integral part of
                these unaudited condensed financial statements.

                          THE WORLD GOLF LEAGUE, INC.
           SELECTED NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ---------------------------------------------------------------

     BACKGROUND
     ----------

     The World Golf League, Inc. (the "Company") is based in Longwood, Florida. The Company has developed a "Play for Pay" concept, whereby amateur golfers compete in various golf tournaments for an opportunity to win actual prize money. The Company markets this concept through wholesale providers in the United States.


     USE  OF  ESTIMATES
     ------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     REVENUE  RECOGNITION
     --------------------

     Prior to December 31, 2002, the Company entered into license agreements with third parties whereby the licensee had the right to develop and manage the Company's marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee.

     The licensee must have met certain market penetration figures in its territory annually as defined in the agreement. If the licensee did not meet the performance requirements the licensee could forfeit half of the original license fee or be required to invest an additional 15% of the original license fee to renew the license for one year. If the licensee met the performance criteria the license automatically renewed each year for life.

     The Company recognized the initial license fee as revenue using the installment method of accounting because the initial license fee was usually collectible over a two-year period and there was no reasonable basis for estimating the receivable's collectibility. The initial license fee was not recognized as revenue until all initial services, as required by the license agreement, had been performed by the Company.

     During 2003 and 2004, these licenses were repurchased by the Company and the Company began to market the memberships directly and through wholesale providers.

     During 2004 membership fee revenue was recognized ratably over the membership period which was typically from the date the individual became a member through the completion of the national golf tournament which was held near the end of each membership period. Effective in February 2005 the Company changed its business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. For each completed membership application received the Company receives $50. Since all costs, including prize money, of hosting a golf tournament is borne by the corporate entity and not by the Company, revenue is now recognized once the application fee is received.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
     SELECTED  NOTES  TO  UNAUDITED  CONDENSED  FINANCIAL  STATEMENTS


1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     LOSS  PER  SHARE
     ----------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

     STOCK  BASED  COMPENSATION
     --------------------------

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".


2.   GOING  CONCERN  CONSIDERATIONS
     ------------------------------

     As of and during the three months ended March 31, 2005, the Company has continued to accumulate payables to its vendors and to the golfers who have won prize money and has experienced negative financial results as follows:

       Negative  cash  flows  from  operations          $   (240,267)

       Net  loss                                        $   (938,119)

       Negative  working  capital                       $   (471,081)

       Accumulated  deficit                             $(14,443,226)

       Stockholders'  deficit                           $   (453,553)


     Management has developed specific current and long-term plans to address its viability as a going concern as follows:

     Effective April 14, 2003, the Company entered into a recapitalization transaction with Novus Laboratories, Inc., which was listed on the NASDAQ Bulletin Board, to gain access to public capital markets, to increase attractiveness of its equity and to create liquidity for stockholders.

     The Company is also attempting to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital.

                                    Continued

                           THE WORLD GOLF LEAGUE, INC.
     SELECTED  NOTES  TO  UNAUDITED  CONDENSED  FINANCIAL  STATEMENTS


2.   GOING  CONCERN  CONSIDERATIONS,  CONTINUED
     ------------------------------------------

     In the long-term, the Company believes that cash flows from continued growth in its operations will provide the resources for continued operations.

     There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

     - The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

     -    The  ability  of  the  Company  to  control costs and expand revenues.

     - The ability of the Company to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.


3.   CONSULTING  AGREEMENTS
     ----------------------

     During the three months ended March 31, 2005, the Company entered into consulting agreements and issued 57,729,149 shares and committed to issue 48,027,770 shares of common stock to various consultants of the Company for services performed or to be performed. Based on the fair market value of the common stock on the date the terms of the agreements were agreed upon, the issuance of these shares resulted in the Company recording consulting expense of $807,569 and deferred membership fee expenses of $250,000 which is included in the accompanying financial statements as of and for the three months ended March 31, 2005.

ITEM 2.     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements in this discussion and elsewhere in this report that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives. These factors include, among others, the factors set forth under the heading "Risk Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Most of these factors are difficult to predict accurately and are generally beyond our control. We are under no obligation to publicly update any of the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

OVERVIEW

     We were incorporated on September 29, 1998 in Delaware under the name Asia Pacific Trading, Inc. On May 11, 2000, we merged with Novus Laboratories, Inc., a Nevada corporation. We changed our name to Novus Laboratories, Inc. on June 20, 2000.

     In February 2003, we completed a 2.7:1 forward stock split of our issued and outstanding common stock. In March 2003, we completed a 10:1 forward stock split of our issued and outstanding common stock. The effects of both stock splits have been retroactively reflected in this report unless otherwise stated.

     On April 14, 2003, we acquired in excess of 80% of the issued and outstanding shares of The World Golf League, Inc., a Florida corporation ("World Golf Florida") pursuant to an exchange agreement (the "Exchange Agreement"). In connection with this exchange, we issued a total of 120,000,000 shares of common stock in exchange for 100% of the securities of World Golf Florida. World Golf Florida became our wholly-owned subsidiary. As a result of the acquisition of World Golf Florida, and the change in business focus, we changed our name to The World Golf League, Inc. Except as expressly indicated or unless the context otherwise requires, the "Company," "World Golf," "WGL," "we," "our," or "us" means The World Golf League, Inc., a Delaware corporation, and its subsidiaries.

     Novus shareholders agreed to assist us in raising a minimum of $500,000 or they would cancel 30,000,000 post-split shares of their common stock. We and the Novus shareholders amended the terms of the Exchange Agreement to provide that a portion of the proceeds received from the sale of the shares by the Novus shareholders would be delivered to us in lieu of canceling the shares. Through December 31, 2003, this arrangement resulted in us receiving an aggregate of $376,203, of which a significant portion was paid to the Florida Attorney General pursuant to the terms of a Stipulated Injunction, discussed below.

     In addition, the Exchange Agreement stated that in the event $1,000,000 was not raised by us with the assistance of the Novus shareholders, shareholders of World Golf Florida would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. We have elected not to, but may be required to, issue the shares that we had previously agreed to issue. Michael S. Pagnano, the our Chief Executive Officer and a former shareholder of World Golf Florida, previously had agreed not to receive any additional shares in connection with the previously announced issuance and this would have significantly reduced the number of shares to be issued.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the fiscal year ended December 31, 2003, we paid $314,000 and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of March 31, 2005 of $277,600 is in default. We plan to repay the notes as our cash flow permits. We have been sued by one of the note holders as set forth under "Part-II, Other Information, Item 1. Legal Proceedings."

     We are based in Longwood, Florida, and market our "Play for Pay" concept through wholesale distribution channels in the U.S. Our concept, average golfers playing for substantial prize money with full handicap, has received national publicity including the Golf Channel, Sports Illustrated and several major market news publications. Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito, and pro golfer Fulton Allem.

     During 2004, we changed our business focus from distribution directly to retail customers to wholesale distribution of WGL memberships to corporate clients. We entered into a contract with Upwon, LLC ("Upwon") to give away brochures containing WGL memberships in connection with purchases of certain consumer electronic brands at major national retail outlets, and to also distribute such brochures within the leisure cruise industry and the professional sports industry. In addition, we are planning to produce "The WGL Million Dollar Shootout," a reality-based television show where 20 to 32 players will participate in a WGL-handicapped, winner takes all event.

     We will no longer hold a World Championship Tournament like the one we held in Scottsdale, Arizona in May 2004. We held a National Final in Orlando, Florida, in February 2005, and paid $66,000 in prize money. Members that we acquired through retail channels participated in this National Final. We will continue to hold national golf tournaments similar to the National Final; however, they will be held for members that we acquire through the wholesale distribution channel. We plan to begin holding the tournaments in the fourth quarter of 2005.

     We completed the concept and planning phase for a reality based television series entitled "The WGL Million Dollar Shootout." We plan for 20 players to compete for $1,000,000 in a WGL handicapped, winner takes all, event. We have invited participants for the 2005 series based on online registrations that we received from our website. We have finalized the script for the 2005 series, approved the production budget and narrowed the contestants to 40 individuals competing for 20 player slots. Our plan for a 2006 series is to charge each participant $25 to play in a qualifying event with an opportunity to advance to The WGL Million Dollar Shootout.

     On March 7, 2005, we entered into an initial six (6) month agreement with North Star Vision, Inc. ("North Star") pursuant to which North Star will serve as the Executive Producer of The WGL Million Dollar Shootout from March 2005 to August 2005. We expect this period to bring us through the major portion of the first season of the television program. The agreement provides for North Star to receive $10,000 per month (or an aggregate of $60,000), 5% of which may be paid in equity ownership of the Company. Pursuant to the agreement, we are responsible for pre-approved expenses incurred for third party costs, travel, and entertainment. North Star is responsible for being aware of all facets or organization and needs required to complete The WGL Million Dollar Shootout, establishing a reasonable budget for pre-show, show, and post-show costs incurred and working to maintain the budget, developing a timeline necessary to produce a show of acceptable quality, suggesting content, show needs, talent, sales objectives and team members to handle such areas, working with hotel and golf course venues for production, acting as agent of record for us with respect to The WGL Million Dollar Shootout, and working in other areas as they become available. We and North Star may enter into an agreement for an additional six-month period to begin on September 1, 2005. We entered into a confidentiality agreement with Roy Hamlin, the President and CEO of North Star, to protect our proprietary information.

     North Star is working with other individuals and companies regarding syndication, video production, content, sales, public relations, location organization, budgeting, talent and other areas required to produce The WGL Million Dollar Shootout. We do not currently have a contract with a network to broadcast The WGL Million Dollar Shootout; however, North Star is negotiating on our behalf with three major networks and has entered into what we believe to be final negotiations to obtain a contract with allocated time slots. There can be no assurance that we will secure a definitive agreement with any network to broadcast the television show. We intend to produce the first series over a two-week period in Las Vegas, Nevada during the third quarter of 2005; however, we estimate that we need to raise $2,100,000 from debt or equity financing or from sponsors to produce the television series, to pay for celebrity participation and to pay the prize money. There can be no assurance that we will be able to raise the additional capital. We plan for the episodes to be broadcast during the first quarter of 2006; however, this is subject to us obtaining a network contract, of which there can be no assurance. We intend to retain all rights for the series; however, some financial backers have expressed an interest in exchange for an ownership interest. We have spent approximately $45,000 for the television series.

     We had a one-year contract which ended in April 2005 with Fred Funk to provide endorsement services for us in television and print advertising. We plan to enter into a new contract with Mr. Funk during the second quarter of 2005 for him to serve as a spokesperson for, as well as a celebrity participant in, The WGL Million Dollar Shootout.

     During 2004, we began to repurchase license agreements that we had entered into to market our "Play for Pay" concept. We no longer distribute our products and services in this manner. As of March 31, 2005, we had repurchased all of the licenses.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affects our more significant judgments and estimates used in the preparation of our financial statements:

     Going  Concern
     --------------

     As of and during the three months ended March 31, 2005, we have continued to accumulate payables to our vendors and to the golfers who have won prize money and have experienced negative financial results which raises substantial doubt about our ability to continue as a going concern. We have developed specific current and long-term plans to address our viability as a going concern such as the recapitalization transaction effective April 14, 2003, and our attempts to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital. In the long-term, we believe that cash flows from continued growth in our operations will provide the resources for continued operations. There can be no assurance that we will have the ability to implement our business plan and ultimately attain profitability. Our long-term viability as a going concern is dependent upon three key factors, as follows:

     - Our ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term.

     -    Our  ability  to  control  costs  and  expand  revenues.

     - Our ability to ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

     Revenue  Recognition
     --------------------

     Prior to December 31, 2002, we entered into license agreements with third parties whereby the licensee had the right to develop and manage our marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee. We repurchased all of the licenses and began to market the memberships directly and through wholesale providers. During 2004, we recognized membership fee revenue ratably over the membership period which was typically from the date the individual became a member through the completion of the national golf tournament which was held near the end of each membership period. Effective in February 2005 we changed our business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. For each completed membership application received we receive $50. Since all costs, including prize money, of hosting a golf tournament is borne by the corporate entity and not by us, revenue is now recognized once the application fee is received.

     Stock  Based  Compensation
     --------------------------

     We account for our stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". We provide disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".

RESULTS  OF  OPERATIONS

Three  Months ended March 31, 2005 Compared to Three Months Ended March 31, 2004
--------------------------------------------------------------------------------

     We recognized membership fee revenue of $307,714 and $0 for the three months ended March 31, 2005 and March 31, 2004, respectively. Effective in February 2005 we changed our business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. The increase in membership fee revenue was due to the success of the wholesale sales channel, where WGL memberships were distributed by Upwon to be used as marketing promotional tools for its retail clients.

     Operating, general and administrative expenses increased $80,336 (or 7%) to $1,238,634 for the three months ended March 31, 2005, compared to operating, general and administrative expenses of $1,158,298 for the three months ended March 31, 2004. The increase in general and administrative expenses was due to the expense directly related to costs incurred for the Million Dollar Shootout reality television series.

     Net operating loss decreased $227,378 (or 20%) to $930,920 for the three months ended March 31, 2005, compared to net operating loss of $1,158,298 for the three months ended March 31, 2004. The decrease in net operating loss was directly attributable to the increase in membership fee revenue.

     Interest expense increased $3,490 (or 94%) to $7,199 for the three months ended March 31, 2005, compared to interest expense of $3,709 for the three months ended March 31, 2004. The increase in interest expense was due to our issuance of $250,000 of convertible notes that bear interest at a rate of 7% per annum.

     Net loss decreased $223,888 (or 19%) to $938,119 for the three months ended March 31, 2005, compared to net loss of $1,162,007 for the three months ended
March 31, 2004. The decrease in net loss was directly attributable to the increase in membership fee revenue.

     We  had  an  accumulated  deficit  of  $14,443,226  as  of  March 31, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of March 31, 2005, total current assets were $283,032 consisting of cash and cash equivalents of $33,032 and deferred membership fee expense of $250,000. We determined that the value of the services that we will receive from Upwon is $300,000 based on the closing price of our common stock on the date that we entered into the agreement with Upwon. We are amortizing this amount over the one-year term of our agreement with Upwon. Deferred membership fee expense represents the unamortized portion of the value of these services.

     Total current liabilities were $754,113 as of March 31, 2005, consisting of notes payable to prize winners of $277,600, convertible debenture of $201,000, deposit liability of $140,000, accrued liabilities of $52,967 and accounts payable of $82,546. The notes payable to prize winners is in default and a person filed a lawsuit against us in February 2005 alleging that they are one of the prize winners holding such a note in the amount of $22,500.

     We  had  negative  net  working  capital  of $471,081 as of March 31, 2005.

     Net cash used in operating activities was $240,267 during the three months ended March 31, 2005, as compared to $325,186 during the three months ended March 31, 2004. The decrease in net cash used in operating activities was due to net loss of $938,119 that was offset by an adjustment of $697,852.

     Net cash used in investing activities was $0 during the three months ended March 31, 2005, as compared to $1,030 attributable to the purchase of fixed assets during the three months ended March 31, 2004.

     Net cash provided by financing activities was $257,926 during the three months ended March 31, 2005, as compared to $349,120 during the three months ended March 31, 2004. Net cash provided by financing activities during the three months ended March 31, 2005 consisted of proceeds from the exercise of stock warrants and deposit liability of $260,000 which was offset by payments on notes payable to prize winners of $2,074. The decrease in net cash provided by financing activities was primarily attributable to a decrease in proceeds from exercise of stock options to $0 during the three months ended March 31, 2005, from $224,059 for the three months ended March 31, 2004, and a decrease in capital contributed by stockholders to $0 during the three months ended March 31, 2005, from $120,000 for the three months ended March 31, 2004.

     We had an increase in cash and cash equivalents of $17,659 during the three months ended March 31, 2005.

     Our ability to continue as a going concern is dependent upon several factors. These factors include, but are not limited to, our ability to:

     - obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term;
     -    ability  to  control  costs  and  expand  revenues;
     - ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. ("Golden Gate Investors"), an accredited investor, on June 4, 2004 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. Pursuant to a registration statement on Form SB-2 (333-117682) declared effective with the Securities and Exchange Commission (the "SEC" or the "Commission") on August 5, 2004, we registered 62,000,000 shares of common stock underlying the convertible debentures and 2,500,000 shares of common stock underlying the warrants. Pursuant to a registration statement on Form SB-2 (333-122513), as amended, declared effective with the SEC on February 14, 2005, we registered an additional 550,000,000 shares of common stock underlying the convertible debentures.

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the first registration statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the registration statements. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate Investors will not be entitled to collect interest on the debenture for that month. If Golden Gate Investors submits a conversion notice and the volume weighted average price is less then $.012 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate Investors may withdraw its conversion notice.

     Golden Gate Investors has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by Golden Gate Investors and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock. During the three months ended March 31, 2005, we issued 30,569,657 shares of our common stock upon conversion of $12,000 of the convertible debentures and the simultaneous exercise of warrants to purchase shares of common stock for $120,000.

     We believe that we can operate at our current level of liquidity for the next six months based on our current financial situation. Assuming future conversions of the convertible debentures and the simultaneous exercise of warrants pursuant to the Securities Purchase Agreement with Golden Gate, we believe that we can operate for the next twenty-four months. In addition to the money raised pursuant to the Securities Purchase Agreement, it is imperative that we raise an additional $2,100,000 of capital in order to produce the reality-based television show and fully implement our business plan. We are attempting to raise additional funds through debt and/or equity offerings. We intend to use any funds raised to pay down debt and to provide us with working capital. There can be no assurance that any new capital would be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that we deem sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. As a result, it may require us to delay, curtail or scale back some or all of our operations including future golf tournaments. We do not currently have commitments for capital at this time.

OFF-BALANCE  SHEET  ARRANGEMENTS

     We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

RISK FACTORS

Risks  Relating  To  Our  Business
----------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

     As of March 31, 2005, we had continued to incur losses and had an accumulated deficit of $14,443,226. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. As discussed below, we also require additional capital in order to implement our business plan without regard to our financing arrangement with Golden Gate Investors. In the event that we cannot obtain additional financing or our financing arrangement with Golden Gate Investors is terminated, or does not result in adequate capital, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF  WE  ARE  UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE
HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     It is imperative that we raise additional capital to stay in business. We require additional capital of approximately $277,600 to satisfy the obligations of our past tournament winners which obligation became due in September 2004. We also require $2,100,000 of additional capital in order to implement our business plan. We believe that we can operate at our current level of liquidity for the next six months based on our current financial situation. Assuming future conversions of the convertible debentures and the simultaneous exercise of warrants pursuant to the Securities Purchase Agreement with Golden Gate, we believe that we can operate for the next twenty-four months. We are taking steps to raise additional debt or equity capital. There can be no assurance that any new capital will be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no other additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations.

WE MAY NOT BE ABLE TO SECURE A NETWORK CONTRACT OR SPONSORSHIP FOR THE WGL MILLION DOLLAR SHOOTOUT.

     We intend to produce The WGL Million Dollar Shootout, reality-based television show, during the third quarter of 2005. We do not have any prior experience producing television shows and this is a new and speculative business venture for us. We have not obtained a network contract to broadcast the show. In addition, we estimate that it will cost us $2,100,000 to produce the show, to pay for celebrity participation, and to pay the prize money. We have not secured any sponsorship for the show. Our lack of experience producing television shows could prevent us from being successful in this new business venture. If we cannot obtain a network contract to broadcast the show or obtain adequate funds from debt or equity financing or from sponsorship, it will have a material adverse effect on our financial condition, liquidity and results of operations.

WE ARE IN DEFAULT ON NOTES THAT WE ISSUED TO THE WINNERS OF THE 2001 WORLD GOLF LEAGUE NATIONAL TOURNAMENT.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. During the fiscal year ended December 31, 2003, we executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. The notes became due in September 2004, and the remaining balance owed as of March 31, 2005 of $277,600 is in default. As discussed under the heading in "Part II-Other Information, Item 1. Legal Proceedings," one of the winners has sued us regarding his note. Other plaintiffs may file lawsuits against us regarding the notes. If this plaintiff, or other plaintiffs who may sue us, are successful on the merits of their cases, it could have a material adverse effect on our financial condition, liquidity and results of operations.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS THAT WE ISSUED TO GOLDEN GATE INVESTORS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the debentures and exercise of warrants that we issued to Golden Gate Investors may result in substantial dilution to the interests of other stockholders since the holders may ultimately convert and sell the full amount issuable on conversion. Although the holders may not convert their debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the holders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the holders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     As of and during the three months ended March 31, 2005, we have continued to accumulate payables to our vendors and to the golfers who have won prize money and have experienced negative financial results. Our ability to continue as a going concern is an issue raised as a result of our negative cash flows from operations, recurring losses, a negative working capital position, accumulated deficit and a stockholders' deficit position as of March 31, 2005. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO ATTRACT NEW MEMBERS, OUR BUSINESS OPERATIONS WILL BE HARMED.

     We need to attract new members to our golf leagues in order to increase our revenues. If we are unable to attract a significant number of new members, we may not raise enough revenue to conduct leagues and tournaments and we may not be able to continue our business operations and may be forced to limit or curtail our operations.

IF OFFERS FOR WGL MEMBERSHIPS DISTRIBUTED THROUGH OUR WHOLESALE DISTRIBUTION CHANNEL ARE NOT REDEEMED, OUR BUSINESS OPERATIONS WILL BE HARMED.

     We have contracted with Upwon for the wholesale distribution of brochures that include an application to obtain a WGL membership. Upwon will charge its clients a fee for the brochures. Upwon will distribute the brochures to people in the consumer electronics industry, the leisure cruise industry, and the professional sports industry. When a WGL membership is entered into as a result of Upwon's distribution of a brochure, we will receive a fee. The wholesale distribution channel is the only manner in which we currently sell WGL memberships. If the people who receive our brochure do not obtain WGL memberships, we will not realize revenue from the wholesale distribution channel, which will have a material adverse effect on our business, results of operation and financial condition.

IF WE ARE NOT ABLE TO MANAGE THE GROWTH OF OUR COMPANY WE MAY NEVER ACHIEVE PROFITABILITY.

     Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements of manufacturing scale-up or for current or additional collaborative relationships or successfully assimilate and train our new employees. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. PAGNANO, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Michael S. Pagnano, our Chief Executive Officer. Loss of the services of Mr. Pagnano could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Pagnano. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE HAVE DECIDED NOT TO ISSUE ADDITIONAL SHARES AS REQUIRED BY THE EXCHANGE AGREEMENT TO THE WORLD GOLF FLORIDA SHAREHOLDERS WHO MAY HAVE A POTENTIAL CLAIM AGAINST US FOR NOT ISSUING SUCH SHARES.

     We could not determine whether a valid exemption from registration existed for additional issuances of our common stock to the World Golf Florida shareholders, and as a result we have decided not to issue any of the shares that we had previously agreed to issue. The Exchange Agreement stated, in pertinent part, that in the event $1,000,000 was not raised by us with the assistance of the Novus Shareholders, the World Golf Florida shareholders would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. If any of the World Golf shareholders were to pursue their rights under the Exchange Agreement, we could be required to register the additional shares if a valid exemption from registration does not exist, or we could face potential claims for damages, both of which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Risks  Relating  To  Our  Common  Stock
---------------------------------------

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OVER-THE-COUNTER BULLETIN BOARD (THE "OTCBB") WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTCBB, such as us, must be reporting issuers under
Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, investors who hold restricted shares of our common stock may be precluded from reselling their shares pursuant to Rule 144 of the Securities Act until such time that we can establish a history of current filings with the SEC.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC WHICH LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK

     Our common stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our common stock may be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of purchasers to resell our common stock. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have their ability to sell their shares of the common stock impaired.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  FOR  THE  FORESEEABLE  FUTURE.

     We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our common stock.

Risk  Related  To  Our  Effective  Registration  Statements
-----------------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of May 20, 2005, we had 700,848,718 shares of common stock issued and outstanding. We have registered the resale of 612,000,000 shares of common stock for issuance under convertible debentures and the resale of 2,500,000 shares of common stock issuable upon exercise of warrants. However, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. During the three months ended March 31, 2005, we issued 30,569,657 shares of our common stock upon conversion of $12,000 of the convertible debentures and the simultaneous exercise of warrants to purchase shares of common stock for $120,000. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert the convertible debentures and/or exercise the warrants if such conversion or exercise would cause the selling stockholder to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we registered 62,000,000 shares and an additional 550,000,000 shares (or an aggregate of 612,000,000 shares) to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures may not be adequate. If the shares we have allocated are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

     In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

ITEM 3.     CONTROLS AND PROCEDURES.

     Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this quarterly report (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were not adequately designed to ensure that information required to be disclosed by us in this Form 10-QSB was reported within the time period specified in the Commission's rules and forms, which caused us to be untimely in filing this Form 10-QSB. We are in the process of retaining an accounting professional to assist us in recording, processing, summarizing and reporting information required to be disclosed by us in the reports that we file or submit under the Exchange Act within the time periods specified in the Commission's rules and forms.

Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

                           PART II - OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS.

     In July 2003, we entered into a Stipulated Injunction with the State of Florida Office of the Attorney General regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that, after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the year ended December 31, 2003, we paid $314,000 to the Florida Attorney General and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 in full settlement. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of March 31, 2005 of $277,600 is in default. We plan to repay the notes as our cash flow permits. One of the winners has filed a lawsuit against us, as discussed below.

     In February 2005, Nathan Bertsch, sued us in the Court of Common Pleas, Thirteenth Judicial Circuit, State of Carolina, County of Greenville, for breach of contract, unfair trade practices, and collection of promissory note. The complaint alleges that in November 2001, we invited the plaintiff to participate in the tournament; that the plaintiff entered and participated in the tournament; that a contract was formed to pay the plaintiff $45,000 if he won his flight in the tournament; that the plaintiff won his flight; that, as a result of the intervention of the Florida Attorney General, we paid the plaintiff one-half of the winnings and executed a promissory note to pay the balance of $22,500. The plaintiff is seeking actual damages in the amount of $22,500, prejudgment interest at the statutory rate, three times actual damages, reasonable attorney's fees and costs of prosecuting the lawsuit under the South Carolina Unfair Trade practices Act, and alternative actual damages of $22,500 as payment on the note plus interest at a rate of 5% per annum accrued thereunder. We have engaged counsel in this action and we are trying to have this suit dismissed due to lack of jurisdiction.

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Except as described above, we are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

     The Company is not aware of any proceeding to which any of its directors, officers, affiliates or security holders are a party adverse to the Company or have a material interest adverse to the Company.

ITEM 2.     UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

     (a) In February 2005, we issued 17,100,000 shares of common stock which were not registered under the Securities Act of 1933 (the "Act") to Waco Capital Management for settlement of a previous lawsuit with Equity Growth & Management, both of which have the same beneficial owner. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts were paid by the Company.

     (d) We filed a registration statement on Form SB-2, as amended, Commission File Number 333-122513, which became effective on February 14, 2005. We will not receive any proceeds from the sale of the securities registered. We registered an additional 550,000,000 shares of common stock underlying the convertible debentures that we issued to Golden Gate Investors. On February 14, 2005, we filed a registration statement on Form S-8, Securities and Exchange Commission File Number 333-122807, to register 150,000,000 shares under our 2004 Stock Incentive Plan.

ITEM  3.     DEFAULTS  UPON  SENIOR  SECURITIES.

     Notes payable that were issued to the winners of the our 2001 World Golf League National Tournament, which bear interest at 5% per annum, became due on September 16, 2004, and have not been paid as of the filing of this report. Pursuant to the terms of the notes, we are in default for non-payment of an aggregate principal amount of $277,600. As discussed in "Item 1. Legal Proceedings," one of the winners has filed a lawsuit against us regarding his note.

ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS.

     On or about December 29, 2004, we mailed to our record shareholders as of December 22, 2004, an information statement regarding an amendment to our Certificate of Incorporation. The Certificate of Amendment was approved by shareholders voting an aggregate of 398,139,134 shares, or 50.05% of the record shareholders, by a written consent to action without a meeting signed between January 19, 2005 and February 2, 2005 by a majority of the record shareholders. After obtaining shareholder approval, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, to increase the authorized shares of our common stock to 1,200,000,000 shares of common stock, reauthorize the par value of $.001 per share, and reauthorize 10,000,000 shares of preferred stock with a par value of $.001 per share.

ITEM  5.     OTHER  INFORMATION.

     During the three months ended March 31, 2005, we entered into consulting agreements and issued 57,729,149 shares and committed to issue 48,027,770 shares of common stock to various consultants for services performed or to be performed. Based on the fair market value of the common stock on the date the terms of the agreements were agreed upon, the issuance of these shares resulted in us recording consulting expense of $807,569 and deferred membership fee expenses of $250,000 which is included in the accompanying financial statements as of and for the three months ended March 31, 2005.

ITEM 6.     EXHIBITS AND REPORTS ON FORM 8-K

EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------

4.1(1)      Certificate of Amendment of Certificate of Incorporation
10.1(2)     2004 Stock Incentive Plan
10.2(3)     Executive Producer Agreement with North Star Visions, Inc., accepted as of March 7, 2005
31*         Certification by Chief Executive Officer and Chief Financial Officer
            pursuant to 15 U.S.C. Section 7241, as adopted pursuant to Section
            302 of the Sarbanes-Oxley Act of 2002
32*         Certification by Chief Executive Officer and Chief Financial Officer
            pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section
            906 of the Sarbanes-Oxley Act of 2002

*    Filed  herein.
(1) Filed as Exhibit 3.1 to report on Form 8-K filed on February 3, 2005, and incorporated herein by reference.
(2) Filed as Exhibit 4 to the registration statement on Form S-8 filed on February 14, 2005, and incorporated herein by reference.
(3) Filed as Exhibit 10.4 to the report on Form 10-KSB on April 26, and incorporated herein by reference.

REPORTS ON FORM 8-K

     During the quarter for which this report is filed, we filed one report on Form 8-K on February 3, 2005 with the Commission to disclose an amendment to our Certificate of Incorporation.

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      THE WORLD GOLF LEAGUE, INC.

                                      By:  /s/ Michael S. Pagnano
                                           --------------------------
                                      Name:  Michael S. Pagnano
                                      Title: Chief Executive Officer and
                                             Chief Financial Officer
                                      Date:  May 27, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               For the quarterly period ended June 30, 2005

[ ]     TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
        ACT

               For the transition period from           to
                                              ----------   --------------

                        Commission file number 000-49756


                          THE WORLD GOLF LEAGUE, INC.
                          ---------------------------
        (Exact name of small business issuer as specified in its charter)


              DELAWARE                                  98-0201235
  (State or other jurisdiction of          (IRS Employer Identification No.)
   incorporation or organization)


                2139 SR 434, Suite 101, Longwood, Florida 32779
                -----------------------------------------------
                    (Address of principal executive offices)


                                 (407) 331-6272
                                 --------------
                        (Registrant's telephone number)


                                      N/A
                        --------------------------------
                            (Former name and address)


     Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     As of August 18, 2005, 975,538,621 shares of Common Stock of the issuer were outstanding.






                          PART I. FINANCIAL INFORMATION



ITEM  1.  FINANCIAL STATEMENTS



                          THE WORLD GOLF LEAGUE, INC.





              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004




                          THE WORLD GOLF LEAGUE, INC.
                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

Unaudited  Condensed  Consolidated Financial  Statements:

  Unaudited  Condensed  Consolidated Balance  Sheet  as  of  June  30,
    2005 and December  31,  2004                                           F-3

  Unaudited  Condensed  Consolidated Statement  of  Operations  for  the
    three months  and  six  months  ended  June  30,  2005  and  2004      F-4

  Unaudited  Condensed  Consolidated Statement  of  Stockholders'
    Equity (Deficit)  for  the  six  months  ended  June  30,  2005        F-5

  Unaudited  Condensed  Consolidated Statement  of  Cash  Flows  for the
    six months  ended  June  30,  2005  and  2004                          F-6

Notes  to  Unaudited  Condensed  Consolidated Financial  Statements        F-7



                          THE WORLD GOLF LEAGUE, INC.
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                      JUNE 30, 2005 AND DECEMBER 31, 2004


                                                            JUNE  30,    DECEMBER  31,
                                                              2005           2004
     ASSETS                                                (UNAUDITED)      (NOTE)
---------------                                           -------------- ---------------
Current assets:
  Cash and cash equivalents                               $      26,379  $       15,373
  Accounts receivable                                               358               -
  Prepaid Officer Salary                                         14,428               -
  Deferred Consulting Expense                                   310,833         200,000
  Prepaid advertising                                            10,000               -
                                                          -------------- ---------------

    Total current assets                                        361,998         215,373

Property and equipment, net                                      14,333          16,457
License fee receivable, net of current portion                        -               -
Other assets                                                      1,875          13,776
                                                          -------------- ---------------

      Total assets                                        $     378,206  $      245,606
                                                          ============== ===============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Accounts payable                                        $      60,507  $       52,546
  Accrued liabilities                                            41,820         174,663
  Notes payable to prize winners                                277,601         279,674
  Deferred membership fee revenue                                     -         230,727
  Convertible debenture                                         186,000         213,000
                                                          -------------- ---------------

    Total current liabilities                                   565,928         950,610

Deferred license fee revenue, net of current portion                  -               -
                                                          -------------- ---------------

    Total liabilities                                           565,928         950,610
                                                          -------------- ---------------

Stockholders' deficit:
  Preferred stock; $0.001 par value; 10,000,000 shares
    authorized; 1,000,000 shares of Series A non-conver-
    tible, redeemable preferred stock issued and out-
    standing                                                      1,000           1,000
  Common stock; $0.001 par value; 1,200,000,000 shares
    authorized; 826,169,859 and 491,454,304 shares issued
    at June 30, 2005 and December 31, 2004 respectively; and
    823,593,042 and 488,877,487 outstanding at
    June 30, 2005 and
    December 31, 2004, respectively                             826,169         491,454
  Additional paid-in capital                                 13,742,382      12,446,556
  Unissued common stock                                          61,139          23,111
  Treasury stock, at cost, 2,576,817 shares                    (162,018)       (162,018)
  Accumulated deficit                                       (14,656,394)    (13,505,107)
                                                           -------------  --------------

    Total stockholders' deficit                                (187,722)       (705,004)
                                                           -------------  --------------

      Total liabilities and stockholders' deficit          $    378,206   $     245,606
                                                           =============  ==============




Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                            THE WORLD GOLF LEAGUE, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004


                                    THREE  MONTHS  ENDED                SIX  MONTHS  ENDED
                                           JUNE  30,                         JUNE 30,
                                      2005           2004              2005          2004
                                 --------------  --------------    ------------   ------------
Membership fee revenue          $      117,038    $     48,191     $    424,752   $    48,191
                                ---------------  --------------    ------------   ------------

  Total revenue                        117,038          48,191          424,752        48,191

Operating, general and adminis-
  trative expenses                     387,900         951,594        1,626,534     2,109,892
                                ---------------  --------------    ------------   ------------

  Net operating loss                  (270,862)       (903,403)      (1,201,782)   (2,061,701)

Other income (expense):
  Interest expense                      (7,036)         (3,668)         (14,235)       (7,377)
  Other income                          64,730               -           64,730             -
                                ---------------  --------------    -------------  ------------

    Net (loss)                  $     (213,168)   $   (907,071)    $ (1,151,287)  $(2,069,078)
                                ===============  ==============    =============  ============


Weighted average shares
  outstanding                       680,059,485     422,310,166      581,475,160   407,424,597
                                ===============  ==============    ============== ============

Earnings (loss) per share
  (basic)                       $        (0.00)   $      (0.00)    $      (0.00)  $     (0.01)
                                ===============  ==============    ============== ============


                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.



                                               THE WORLD GOLF LEAGUE, INC.
                                UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                         FOR THE SIX MONTHS ENDED JUNE 30, 2005




                                                                                                                            TOTAL
                                                                                                                            STOCK-
                            PREFERRED  STOCK       COMMON  STOCK       ADDITIONAL    UNISSUED                              HOLDERS'
                           -------------------  --------------------    PAID-IN       COMMON    TREASUREY    ACCUMULATED  EQUITY
                           SHARES    AMOUNT     SHARES      AMOUNT      CAPITAL       STOCK       STOCK       (DEFICIT)  (DEFICIT)
                           -------   ------   ---------   --------  ------------  ----------    ---------   ------------- --------

Balance as of December
  31, 2004               1,000,000   $1,000  491,454,304   $491,454   $12,446,556    $23,111   $(162,018)  $(13,505,107)   (705,004)

Common stock issued for
  services                       -        -  212,729,149    212,729     1,103,813     45,028           -             -    1,361,570

Issuance of unissued common
  Stock                          -        -    7,000,000      7,000             -     (7,000)          -             -            -

Common stock issued for
  Conversion of debentures
  And exercise of warrants       -        -  119,491,048    119,491       187,509          -           -             -      307,000

Cancellation of common
stock                            -        -   (4,504,642)    (4,505)        4,505          -           -             -            -

Net loss                         -        -            -          -             -          -           -    (1,151,287)  (1,151,287)
                         ---------  -------  -----------   ---------  -----------   --------   ----------   ------------  ----------

Balance as of June
  30, 2005               1,000,000  $1,000   826,169,859   $826,169   $13,742,382    $61,139    $(162,018)  $(14,656,394)  (187,722)
                         =========  =======  ===========   =========  ===========   =========  ===========   ============  =========





                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.



                          THE WORLD GOLF LEAGUE, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004



                                                           SIX  MONTHS  ENDED
                                                                JUNE  30,
                                                       ------------------------
                                                           2005         2004
                                                       ------------  ----------

Cash flows from operating activities:
  Net (loss)                                           $(1,151,287) $(2,069,078)
  Adjustment to reconcile net (loss) to net
    cash used in operating activities                      857,367    1,729,591
                                                       ------------  ----------

      Net cash used in operating activities               (293,920)    (339,487)
                                                       ------------  ----------

Cash flows from financing activities:
  Increase in payable to stockholder                             -        5,061
  Proceeds from exercise of stock warrants                 307,000            -
  Payments on notes payable to prize winners                (2,074)           -
  Net proceeds from note payable                                 -            -
  Capital contributed by stockholders                            -      120,000
  Purchase of treasury stock                                     -      (31,250)
  Cash contributed with reverse merger                           -            -
  Proceeds from exercise of stock options                        -       80,000
  Proceeds from issuance of common stock                         -       40,000
  Proceeds from issuance of convertible debentures               -      100,000
                                                       ------------  ----------

      Net cash provided by financing activities            304,926      313,811
                                                       ------------  ----------

Net increase (decrease) in cash and cash equivalents        11,006     (25,676)

Cash and cash equivalents, beginning of period              15,373       69,957
                                                       ------------  ----------

Cash and cash equivalents, end of period               $    26,379  $    44,281
                                                       ============  ==========

Supplemental disclosure of cash flow information:

Cash paid for interest                                       7,399            -
                                                       ============  ==========

Conversion of convertible debentures to common stock        27,000            -
                                                       ============  ==========




                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                     THE WORLD GOLF LEAGUE, INC.
    SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ---------------------------------------------------------------

     BACKGROUND
     ----------

     The World Golf League, Inc. (the "Company") is based in Longwood, Florida. The Company has developed a "Play for Pay" concept, whereby amateur golfers compete in various golf tournaments for an opportunity to win actual prize money. The Company markets this concept through wholesale providers in the United States. The World Golf League, Inc. is also planning to produce The WGL Million Dollar Shootout, a reality based television series where 5 teams of 4 players each will compete for $1,000,000.


     USE  OF  ESTIMATES
     ------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     FINANCIAL STATEMENTS
     --------------------

     In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three and six month periods ended June 30, 2005 and 2004, (b) the financial position at June 30, 2005, and (c) cash flows for the six month periods ended June 30, 2005 and 2004, have been made.

     The unaudited financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended December 31, 2004. The results of operations for the three and six month periods ended June 30, 2005 are not necessarily indicative of those to be expected for the entire year.

     REVENUE  RECOGNITION
     --------------------

     Prior to December 31, 2002, the Company entered into license agreements with third parties whereby the licensee had the right to develop and manage the Company's marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee.

     The licensee must have met certain market penetration figures in its territory annually as defined in the agreement. If the licensee did not meet the performance requirements the licensee could forfeit half of the original license fee or be required to invest an additional 15% of the original license fee to renew the license for one year. If the licensee met the performance criteria the license automatically renewed each year for life.

     The Company recognized the initial license fee as revenue using the installment method of accounting because the initial license fee was usually collectible over a two-year period and there was no reasonable basis for estimating the receivable's collectibility. The initial license fee was not recognized as revenue until all initial services, as required by the license agreement, had been performed by the Company.

     During 2003 and 2004, these licenses were repurchased by the Company and the Company began to market the memberships directly and through wholesale providers.

     During 2004 membership fee revenue was recognized ratably over the membership period which was typically from the date the individual became a member through the completion of the national golf tournament which was held near the end of each membership period. Effective in February 2005 the Company changed its business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distribute them to its customers. For each completed membership application received the Company receives $50. Since all costs, including prize money, of hosting a golf tournament are borne by the corporate entity and not by the Company, revenue is now recognized once the application fee is received.

                                    Continued
                                        7

                           THE WORLD GOLF LEAGUE, INC.
    SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     LOSS  PER  SHARE
     ----------------

     Basic loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented. If the remaining convertible debentures and warrants were converted in the same manner as those converted during the quarter ended June 30, 2005, and using the treasury method, there would be no affect of anti-dilution based upon the market price at June 30, 2005.

     STOCK  BASED  COMPENSATION
     --------------------------

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation". During the reporting periods presented, there was no stock issued for compensation under these provisions, therefore no proforma presentation is required.


2.   GOING  CONCERN  CONSIDERATIONS
     ------------------------------

     As of and during the six months ended June 30, 2005, we have continued to accumulate payables to our vendors and to the golfers who have won prize money and have experienced negative financial results which raises substantial doubt about our ability to continue as a going concern. We have developed specific current and long-term plans to address our viability as a going concern such as our attempts to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital. In the long-term, we believe that cash flows from continued growth in our operations will provide the resources for continued operations. There can be no assurance that we will have the ability to implement our business plan and ultimately attain profitability. Our long-term viability as a going concern is dependent upon three key factors, as follows:

     - Our ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term.

     -    Our ability  to  control costs and expand revenues.

     - Our ability to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.

                                    Continued
                                        8

                          THE WORLD GOLF LEAGUE, INC.
    SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


2.   GOING  CONCERN  CONSIDERATIONS, CONTINUED
     -----------------------------------------

     The Company has incurred net losses for the six months ended June 30, 2005 and 2004 of $1,151,287 and $2,069,078, respectively. Despite its negative cash flows from operations of $293,920 and $339,487 for the six months ended June 30, 2005 and 2004, respectively, the Company has been able to obtain additional operating capital through private equity funding sources. Managements plans include the continued development and eventual implementation of its business plan. The Company has relied upon equity funding since inception.

     No assurances can be given that the Company can obtain sufficient working capital through the sale of the Companys common stock and borrowing or that the development and implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Companys ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


3.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Consulting Agreements

     The Company has two months remaining of a consulting service agreement with North Star Vision, Inc. for $10,000 cash and $10,000 in common stock. It also has agreements with professional golfers and celebrities/spokespeople.

     Effective April 11,2005, the Company entered into two consulting agreements with Donson Brooks to provide strategic and knowledge management consulting services in exchange for $220,000 in common stock, of which $165,000 is included in deferred consulting expense.

     In July 2005, we entered into a one-year contract with John O'Hurley, who will host the first season of The WGL Million Dollar Shootout. In August 2005, we entered into one-year contracts with Fred Funk, Bernadette Luse, and Don Donatello. We may use Mr. Funk's name, image and likeness for our overall marketing and promotion of The Million Dollar Shootout and our website during the term of his contract. Mr. Funk has the option to appear in the show once we have determined the venue. Ms. Luse and Mr. Donatello will be celebrity participants during the first season and we may also use their names, images and likenesses for our overall marketing and promotion and our website. We also entered into a contract with Carin Koch on similar terms. Also in August 2005, we entered into an agreement with Paxson Productions, Inc., a wholly owned subsidiary of Paxson Communications Corporation, to provide seven one-hour time slots (Mondays 7pm to 8pm Eastern and Pacific Time, 6pm to 7pm Central and Mountain
     Time) for the first season on its over-the-air broadcast television stations and cable and satellite television systems reaching at least 85 million television households in the United States. We plan to begin producing the episodes in October 2005, which are scheduled to start airing on Monday, January 23, 2006. We estimate that we need to raise $2,100,000 from debt or equity financing or from sponsors to produce the television series, to pay for celebrity participation and to pay the prize money. There can be no assurance that we will be able to raise the additional capital. We intend to retain all rights to the first season; however, some financial sources have expressed an interest in exchange for investing in the series. As of June 30, 2005, we had spent approximately $60,000 for the television series consisting of $30,000 cash and $30,000 worth of our common stock.

     Legal Proceeding

     In February 2005, Nathan Bertsch, sued the Company in the Court of Common Pleas, Thirteenth Judicial Circuit, State of Carolina, County of Greenville, for breach of contract, unfair trade practices, and collection of promissory note. The complaint alleges that in November 2001, the Company invited the plaintiff to participate in the tournament; that the plaintiff entered and participated in the tournament; that a contract was formed to pay the plaintiff $45,000 if he won his flight in the tournament; that the plaintiff won his flight; that, as a result of the intervention of the Florida Attorney General, the Company paid the plaintiff one-half of the winnings and executed a promissory note to pay the balance of $22,500. The plaintiff is seeking actual damages in the amount of $22,500, prejudgment interest at the statutory rate, three times actual damages, reasonable attorney's fees and costs of prosecuting the lawsuit under the South Carolina Unfair Trade Practices Act, and in the alternative, actual damages of $22,500 as payment on the note plus interest at a rate of 5% per annum accrued thereunder. The Company has engaged counsel in this action. The Company is trying to have this suit dismissed due to lack of jurisdiction.


4.   CHANGES IN SECURITIES
     ---------------------

     During the six months ended June 30, 2005, the Company issued an aggregate of 119,491,048 shares of common stock for the conversion of convertible debentures and the exercise of warrants and 219,729,149 shares of common stock for services. The Company cancelled 4,504,642 shares of common stock during the six months ended June 30, 2005.

ITEM 2.     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements in this discussion and elsewhere in this report that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives. These factors include, among others, the factors set forth under the heading "Risk Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Most of these factors are difficult to predict accurately and are generally beyond our control. We are under no obligation to publicly update any of the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

OVERVIEW

     We were incorporated on September 29, 1998 in Delaware under the name Asia Pacific Trading, Inc. On May 11, 2000, we merged with Novus Laboratories, Inc., a Nevada corporation. We changed our name to Novus Laboratories, Inc. on June 20, 2000.

     In February 2003, we completed a 2.7:1 forward stock split of our issued and outstanding common stock. In March 2003, we completed a 10:1 forward stock split of our issued and outstanding common stock. The effects of both stock splits have been retroactively reflected in this report unless otherwise stated.

     On April 14, 2003, we acquired in excess of 80% of the issued and outstanding shares of The World Golf League, Inc., a Florida corporation ("World Golf Florida") pursuant to an exchange agreement (the "Exchange Agreement"). The remaining shareholders of World Golf Florida approved the Exchange Agreement and we issued a total of 120,000,000 shares of common stock in exchange for 100% of the securities of World Golf Florida. World Golf Florida became our wholly-owned subsidiary. As a result of the acquisition of World Golf Florida, and the change in business focus, we changed our name to The World Golf League, Inc. Except as expressly indicated or unless the context otherwise requires, the "Company," "World Golf," "WGL," "we," "our," or "us" means The World Golf League, Inc., a Delaware corporation, and its subsidiaries.

     Novus shareholders agreed to assist us in raising a minimum of $500,000 or they would cancel 30,000,000 post-split shares of their common stock. We and the Novus shareholders amended the terms of the Exchange Agreement to provide that a portion of the proceeds received from the sale of the shares by the Novus shareholders would be delivered to us in lieu of canceling the shares. Through December 31, 2003, this arrangement resulted in us receiving an aggregate of $376,203, of which a significant portion was paid to the Florida Attorney General pursuant to the terms of a Stipulated Injunction, discussed below.

     In addition, the Exchange Agreement stated that in the event $1,000,000 was not raised by us with the assistance of the Novus shareholders, shareholders of World Golf Florida would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. We have elected not to, but may be required to, issue the shares that we had previously agreed to issue. Michael S. Pagnano, the our Chief Executive Officer and a former shareholder of World Golf Florida, previously had agreed not to receive any additional shares in connection with the previously announced issuance and this would have significantly reduced the number of shares to be issued.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the fiscal year ended December 31, 2003, we paid $314,000 and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of June 30, 2005 of $277,601 is in default. We plan to repay the notes as our cash flow permits. We have been sued by one of the note holders as set forth under "Part-II, Other Information, Item 1. Legal Proceedings."

     We are based in Longwood, Florida, and market our "Play for Pay" concept through wholesale distribution channels in the U.S. Our concept, average golfers playing for substantial prize money with full handicap, has received national publicity including the Golf Channel, Sports Illustrated and several major market news publications. Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito, and pro golfer Fulton Allem. In addition, we are planning to produce The WGL Million Dollar Shootout, a reality-based television show where 20 players will compete for $1,000,000 in a WGL-handicapped, winner takes all event.

WGL Memberships and National Golf Tournaments
---------------------------------------------

     We changed our business focus from distribution directly to retail customers to wholesale distribution of WGL memberships to corporate clients. We entered into a contract with Upwon, LLC ("Upwon") to give away brochures containing WGL memberships in connection with purchases of certain consumer electronic brands at major national retail outlets, and to also distribute such brochures within the leisure cruise industry and the professional sports industry.

     We will no longer hold a World Championship Tournament like the one we held in Scottsdale, Arizona in May 2004. We held a National Final in Orlando, Florida, in February 2005, and paid $66,000 in prize money. Members that we acquired through retail channels participated in this National Final. We will continue to hold national golf tournaments similar to the National Final; however, they will be held for members that we acquire through the wholesale distribution channel. We plan to begin holding the tournaments in the fourth quarter of 2005.

The WGL Million Dollar Shootout
-------------------------------

     We completed the concept and planning phase for a reality based television series entitled "The WGL Million Dollar Shootout." We plan for 20 players to compete for $1,000,000 in a WGL handicapped, winner takes all, event. We have invited participants for the first season based on online registrations that we received from our website. We have finalized the script for the first season, approved the production budget and narrowed the contestants to 40 individuals competing for 20 player slots. Our plan for a second season is to charge each participant $25 to play in a qualifying event with an opportunity to advance to The WGL Million Dollar Shootout.

     In July 2005, we entered into a one-year contract with John O'Hurley, who will host the first season of The WGL Million Dollar Shootout. In August 2005, we entered into one-year contracts with Fred Funk, Bernadette Luse, and Don Donatello. We may use Mr. Funk's name, image and likeness for our overall marketing and promotion of The Million Dollar Shootout and our website during the term of his contract. Mr. Funk has the option to appear in the show once we have determined the venue. Ms. Luse and Mr. Donatello will be celebrity participants during the first season and we may also use their names, images and likenesses for our overall marketing and promotion and our website. We also entered into a contract with Carin Koch on similar terms. Also in August 2005, we entered into an agreement with Paxson Productions, Inc., a wholly owned subsidiary of Paxson Communications Corporation, to provide seven one-hour time slots (Mondays 7pm to 8pm Eastern and Pacific Time, 6pm to 7pm Central and
Mountain Time) for the first season on its over-the-air broadcast television stations and cable and satellite television systems reaching at least 85 million television households in the United States. We plan to begin producing the episodes in October 2005, which are scheduled to start airing on Monday, January 23, 2006. We estimate that we need to raise $2,100,000 from debt or equity financing or from sponsors to produce the television series, to pay for celebrity participation and to pay the prize money. There can be no assurance that we will be able to raise the additional capital. We intend to retain all rights to the first season; however, some financial sources have expressed an interest in exchange for investing in the series. As of June 30, 2005, we had spent approximately $60,000 for the television series consisting of $30,000 cash and $30,000 worth of our common stock.

     North Star Vision, Inc. ("North Star") is currently serving as the Executive Producer of The WGL Million Dollar Shootout pursuant to a six-month agreement that is scheduled to end on August 31, 2005. Under the current agreement, North Star receives $10,000 per month (or an aggregate of $60,000), 50% of which may be paid in equity ownership of the Company. Pursuant to the agreement, we are responsible for pre-approved expenses incurred for third party costs, travel, and entertainment. North Star is responsible for being aware of all facets or organization and needs required to complete The WGL Million Dollar Shootout, establishing a reasonable budget for pre-show, show, and post-show costs incurred and working to maintain the budget, developing a timeline necessary to produce a show of acceptable quality, suggesting content, show needs, talent, sales objectives and team members to handle such areas, working with hotel and golf course venues for production, acting as agent of record for us with respect to The WGL Million Dollar Shootout, and working in other areas as they become available. North Star is working with other individuals and companies regarding syndication, video production, content, sales, public relations, location organization, budgeting, talent and other areas required to produce The WGL Million Dollar Shootout. We and North Star plan to enter into a new six-month agreement on different terms. We entered into a confidentiality agreement with Roy Hamlin, the President and CEO of North Star, to protect our proprietary information.

OTHER EVENTS


     Effective April 11, 2005, we entered into two, twelve-month consulting agreements with Donson Brooks to provide strategic and knowledge management consulting services to us in exchange for an aggregate of 110,000,000 shares of our common stock valued at $220,000, of which $165,000 is included in deferred consulting expense. The agreements will automatically renew for an additional three months. Either we or Mr. Brooks may terminate the agreements upon thirty days prior written notice to the other party after the first three months.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affects our more significant judgments and estimates used in the preparation of our financial statements:

     Going  Concern
     --------------

     As of and during the six months ended June 30, 2005, we have continued to accumulate payables to our vendors and to the golfers who have won prize money and have experienced negative financial results which raises substantial doubt about our ability to continue as a going concern. We have developed specific current and long-term plans to address our viability as a going concern such as our attempts to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital. In the long-term, we believe that cash flows from continued growth in our operations will provide the resources for continued operations. There can be no assurance that we will have the ability to implement our business plan and ultimately attain profitability. Our long-term viability as a going concern is dependent upon three key factors, as follows:

     - Our ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term.

     -    Our  ability  to  control  costs  and  expand  revenues.

     - Our ability to ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

     Revenue  Recognition
     --------------------

     Prior to December 31, 2002, we entered into license agreements with third parties whereby the licensee had the right to develop and manage our marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee. We repurchased all of the licenses and began to market the memberships directly and through wholesale providers. During 2004, we recognized membership fee revenue ratably over the membership period which was typically from the date the individual became a member through the completion of the national golf tournament which was held near the end of each membership period. Effective in February 2005 we changed our business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. For each completed membership application received, we receive $50. Since all costs, including prize money, of hosting a golf tournament are borne by the corporate entity and not by us, revenue is now recognized once the application fee is received.

     Stock  Based  Compensation
     --------------------------

     We account for our stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". We provide disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation". During the reporting periods presented, there was no stock issued for services under these provisions.

RESULTS  OF  OPERATIONS

Three  Months ended June 30, 2005 Compared to Three Months Ended June 30, 2004
--------------------------------------------------------------------------------

     We recognized membership fee revenue of $117,038 and $48,191 for the three months ended June 30, 2005 and June 30, 2004, respectively, an increase of $68,847, or 143%. Effective in February 2005 we changed our business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. The increase in membership fee revenue was due to the success of the wholesale sales channel, where WGL memberships were distributed by Upwon to be used as marketing promotional tools for its retail clients.

     Operating, general and administrative expenses decreased $563,694 (or 59%) to $387,900 for the three months ended June 30, 2005, compared to operating, general and administrative expenses of $951,594 for the three months ended June 30, 2004. The decrease in operating, general and administrative expenses was due to our change in business strategies. Our primary focus was to promote The Million Dollar Shootout reality-based television series.

     Net operating loss decreased $632,541 (or 70%) to $270,862 for the three months ended June 30, 2005, compared to net operating loss of $903,403 for the three months ended June 30, 2004. The decrease in net operating loss was directly attributable to the increase in membership fee revenue and the decrease in operating, general and administrative expenses.

     Interest expense increased $3,368 (or 92%) to $7,036 for the three months ended June 30, 2005, compared to interest expense of $3,668 for the three months ended June 30, 2004. The increase in interest expense was due to our issuance of $250,000 of convertible notes that bear interest at a rate of 7% per annum.

     We had other income of $64,730 for the three months ended June 30, 2005, compared to other income of $0 for the for the three months ended June 30, 2004.

     Net loss decreased $693,903 (or 76%) to $213,168 for the three months ended June 30, 2005, compared to net loss of $907,071 for the three months ended June 30, 2004. The decrease in net loss was primarily attributable to the increase in membership fee revenue and the decrease in operating, general and administrative expenses and the increase in other income.

Six Months ended June 30, 2005 Compared to Six Months Ended June 30, 2004
-------------------------------------------------------------------------

     We recognized membership fee revenue of $424,752 and $48,191 for the six months ended June 30, 2005 and June 30, 2004, respectively, an increase of $376,561, or 781%. Effective in February 2005 we changed our business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. The increase in membership fee revenue was due to the success of the wholesale sales channel, where WGL memberships were distributed by Upwon to be used as marketing promotional tools for its retail clients.

     Operating, general and administrative expenses decreased $483,358 (or 23%) to $1,626,534 for the six months ended June 30, 2005, compared to operating, general and administrative expenses of $2,109,892 for the six months ended June 30, 2004. The decrease in operating, general and administrative expenses was due to our change in business strategies. Our primary focus was to promote The Million Dollar Shootout reality-based television series.

     Net operating loss decreased $859,919 (or 42%) to $1,201,782 for the six months ended June 30, 2005, compared to net operating loss of $2,061,701 for the six months ended June 30, 2004. The decrease in net operating loss was directly attributable to the increase in membership fee revenue and the decrease in operating, general and administrative expenses.

     Interest expense increased $6,858 (or 93%) to $14,235 for the six months ended June 30, 2005, compared to interest expense of $7,377 for the six months ended June 30, 2004. The increase in interest expense was due to our issuance of $250,000 of convertible notes that bear interest at a rate of 7% per annum.

     We had other income of $64,730 for the six months ended June 30, 2005, compared to other income of $0 for the for the six months ended June 30, 2004.

     Net loss decreased $917,791 (or 44%) to $1,151,287 for the six months ended June 30, 2005, compared to net loss of $2,069,078 for the six months ended June 30, 2004. The decrease in net loss was primarily attributable to the increase in membership fee revenue, the decrease in operating, general and administrative expenses and the increase in other income.

     We  had  an  accumulated  deficit  of  $14,656,394  as  of  June  30, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of June 30, 2005, total current assets were $361,998 consisting of cash and cash equivalents of $26,379, accounts receivable of $358, prepaid officer salary of $14,428, deferred consulting expense of $310,833, and prepaid advertising of $10,000. Deferred consulting expense includes $145,833 for the unamortized portion of the value of the services that we receive from Upwon to distribute our membership applications to retail and corporate clients and $165,000 for the unamortized portion of the value of the services that we receive from a business consultant for strategic and knowledge management consulting services. We made prepayments of salary to our CEO during the three months ended June 30 2005.

     Total current liabilities were $565,928 as of June 30, 2005, consisting of notes payable to prize winners of $277,601, convertible debenture of $186,000, accounts payable of $60,507 and accrued liabilities of $41,820. The notes payable to prize winners is in default and a person filed a lawsuit against us in February 2005 alleging that they are one of the prize winners holding such a note in the amount of $22,500.

     We  had  negative  net  working  capital  of $203,930 as of June 30, 2005.

     Net cash used in operating activities was $293,920 during the six months ended June 30, 2005, as compared to $339,487 during the six months ended June 30, 2004. Net cash used in operating activities was due to net loss of $1,151,287 that was offset by an adjustment of $857,367.

     We did not have any cash flows from investing activities during the six month period ended June 30, 2005, or the six month period ended June 30, 2004.

     Net cash provided by financing activities was $304,926 during the six months ended June 30, 2005, as compared to $313,811 during the six months ended June 30, 2004. Net cash provided by financing activities during the six months ended June 30, 2005 consisted of proceeds from the exercise of stock warrants of $307,000 which was offset by payments on notes payable to prize winners of $2,074.

     We had an increase in cash and cash equivalents of $11,006 during the six months ended June 30, 2005.

     Our ability to continue as a going concern is dependent upon several factors. These factors include, but are not limited to, our ability to:

     - obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term;
     -    ability  to  control  costs  and  expand  revenues;
     - ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. ("Golden Gate Investors"), an accredited investor, on June 4, 2004 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. Pursuant to a registration statement on Form SB-2 (333-117682) declared effective with the Securities and Exchange Commission (the "SEC" or the "Commission") on August 5, 2004, we registered 62,000,000 shares of common stock underlying the convertible debentures and 2,500,000 shares of common stock underlying the warrants. Pursuant to a registration statement on Form SB-2 (333-122513), as amended, declared effective with the SEC on February 14, 2005, we registered an additional 550,000,000 shares of common stock underlying the convertible debentures.

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) 75% of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the first registration statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the registration statements. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate Investors will not be entitled to collect interest on the debenture for that month. If Golden Gate Investors submits a conversion notice and the volume weighted average price is less then $.012 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate Investors may withdraw its conversion notice.

     Golden Gate Investors has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by Golden Gate Investors and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock. As of June 30, 2005, we had issued an aggregate of 119,491,048 shares of our common stock upon the conversion of debentures and the simultaneous exercise of warrants.

     We believe that we can operate at our current level of liquidity for the next six months based on our current financial situation. Assuming future conversions of the convertible debentures and the simultaneous exercise of warrants pursuant to the Securities Purchase Agreement with Golden Gate, we believe that we can operate for the next twenty-four months. In addition to the money raised pursuant to the Securities Purchase Agreement, it is imperative that we raise an additional $2,100,000 of capital in order to produce the reality-based television show and fully implement our business plan. We are attempting to raise additional funds through debt and/or equity offerings. We intend to use any funds raised to pay down debt and to provide us with working capital. There can be no assurance that any new capital would be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that we deem sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. As a result, it may require us to delay, curtail or scale back some or all of our operations including future golf tournaments. We do not currently have commitments for capital at this time.

OFF-BALANCE  SHEET  ARRANGEMENTS

     We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

RISK FACTORS

Risks  Relating  To  Our  Business
----------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

     As of June 30, 2005, we continued to incur losses and had an accumulated deficit of $14,656,394. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. As discussed below, we also require additional capital in order to implement our business plan without regard to our financing arrangement with Golden Gate Investors. In the event that we cannot obtain additional financing or our financing arrangement with Golden Gate Investors is terminated, or does not result in adequate capital, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF  WE  ARE  UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE
HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     It is imperative that we raise additional capital to stay in business. We require additional capital of approximately $277,601 to satisfy the obligations of our past tournament winners which obligation became due in September 2004. We also require $2,100,000 of additional capital in order to implement our business plan. We believe that we can operate at our current level of liquidity for the next six months based on our current financial situation. Assuming future conversions of the convertible debentures and the simultaneous exercise of warrants pursuant to the Securities Purchase Agreement with Golden Gate, we believe that we can operate for the next twenty-four months. We are taking steps to raise additional debt or equity capital. There can be no assurance that any new capital will be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no other additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations.

WE MAY NOT BE ABLE TO OBTAIN SPONSORSHIP OR OTHER SOURCES OF FUNDING FOR THE WGL MILLION DOLLAR SHOOTOUT OR SATISFY THE NETWORKS DELIVERY REQUIRMENTS.

     We intend to produce The WGL Million Dollar Shootout, reality-based television show, during the third quarter of 2005. We do not have any prior experience producing television shows and this is a new and speculative business venture for us. We have obtained a network contract to broadcast the show. We are required to deliver The WGL Million Dollar Shootout to the network in conformity with the network's standards and practice guidelines as well as its delivery requirements. We estimate that it will cost us $2,100,000 to produce the show, to pay for celebrity participation, and to pay the prize money. We have not secured any sponsorship for the show. Our lack of experience producing television shows could prevent us from being successful in this new business venture. If we cannot obtain adequate funds from debt or equity financing or from sponsorship to produce the show or we cannot satisfy the network's standards and practices guidelines or its delivery requirements, it will have a material adverse effect on our financial condition, liquidity and results of operations.

WE MAY NOT BE ABLE TO GENERATE REVENUE FROM THE MILLION DOLLAR SHOOTOUT AS PROJECTED IN OUR PRESS RELEASES WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our projections of revenue from The Million Dollar Shootout that we included in certain press releases may not be realized. We have disclosed our basis for these projections in this report in "Item 5. Other Information." On an on-going basis, we evaluate our projections. We base our projections on various assumptions that we believe to be reasonable; however, there can be no assurance that our projections will be accurate. Actual results may differ from these projections. If our projections are not accurate, it could have a material adverse effect on our financial condition and results of operations.

WE ARE IN DEFAULT ON NOTES THAT WE ISSUED TO THE WINNERS OF THE 2001 WORLD GOLF LEAGUE NATIONAL TOURNAMENT.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. During the fiscal year ended December 31, 2003, we executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. The notes became due in September 2004, and the remaining balance owed as of June 30, 2005 of $277,601 is in default. As discussed under the heading in "Part II-Other Information, Item 1. Legal Proceedings," one of the winners has sued us regarding his note. Other plaintiffs may file lawsuits against us regarding the notes. If this plaintiff, or other plaintiffs who may sue us, are successful on the merits of their cases, it could have a material adverse effect on our financial condition, liquidity and results of operations.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS THAT WE ISSUED TO GOLDEN GATE INVESTORS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the debentures and exercise of warrants that we issued to Golden Gate Investors may result in substantial dilution to the interests of other stockholders since the holders may ultimately convert and sell the full amount issuable on conversion. Although the holders may not convert their debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the holders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the holders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     As of and during the six months ended June 30, 2005, we have continued to accumulate payables to our vendors and to the golfers who have won prize money and have experienced negative financial results. Our ability to continue as a going concern is an issue raised as a result of our negative cash flows from operations, recurring losses, a negative working capital position, accumulated deficit and a stockholders' deficit position as of June 30, 2005. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO ATTRACT NEW MEMBERS, OUR BUSINESS OPERATIONS WILL BE HARMED.

     We need to attract new members to our golf leagues in order to increase our revenues. If we are unable to attract a significant number of new members, we may not raise enough revenue to conduct leagues and tournaments and we may not be able to continue our business operations and may be forced to limit or curtail our operations.

IF OFFERS FOR WGL MEMBERSHIPS DISTRIBUTED THROUGH OUR WHOLESALE DISTRIBUTION CHANNEL ARE NOT REDEEMED, OUR BUSINESS OPERATIONS WILL BE HARMED.

     We have contracted with Upwon for the wholesale distribution of brochures that include an application to obtain a WGL membership. Upwon will charge its clients a fee for the brochures. Upwon will distribute the brochures to people in the consumer electronics industry, the leisure cruise industry, and the professional sports industry. When a WGL membership is entered into as a result of Upwon's distribution of a brochure, we will receive a fee. The wholesale distribution channel is the only manner in which we currently sell WGL memberships. If the people who receive our brochure do not obtain WGL memberships, we will not realize revenue from the wholesale distribution channel, which will have a material adverse effect on our business, results of operation and financial condition.

IF WE ARE NOT ABLE TO MANAGE THE GROWTH OF OUR COMPANY WE MAY NEVER ACHIEVE PROFITABILITY.

     Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements for current or additional collaborative relationships or successfully assimilate and train new employees, if any. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. PAGNANO, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Michael S. Pagnano, our Chief Executive Officer. Loss of the services of Mr. Pagnano could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Pagnano. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE HAVE DECIDED NOT TO ISSUE ADDITIONAL SHARES AS REQUIRED BY THE EXCHANGE AGREEMENT TO THE WORLD GOLF FLORIDA SHAREHOLDERS WHO MAY HAVE A POTENTIAL CLAIM AGAINST US FOR NOT ISSUING SUCH SHARES.

     We could not determine whether a valid exemption from registration existed for additional issuances of our common stock to the World Golf Florida shareholders, and as a result we have decided not to issue any of the shares that we had previously agreed to issue. The Exchange Agreement stated, in pertinent part, that in the event $1,000,000 was not raised by us with the assistance of the Novus Shareholders, the World Golf Florida shareholders would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. If any of the World Golf shareholders were to pursue their rights under the Exchange Agreement, we could be required to register the additional shares if a valid exemption from registration does not exist, or we could face potential claims for damages, both of which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

WE ISSUED A PRESS RELEASE THAT CONTAINED INACCURATE HISTORICAL INFORMATION AND CONTAINED FORWARD LOOKING INFORMATION PRIOR TO ISSUING THIS QUARTERLY REPORT ON FORM 10-QSB.

     On August 17, 2005, we issued a press release disclosing our operating results for the quarter ended June 30 2005, prior to our independent auditor's completed review of our financial statements for that period. As a result of such review, we have made changes to our financial statements since issuing the press release, which has caused the information in the press release to be inaccurate regarding our assets, liabilities, net loss and general and administrative expenses and the percentage increase in our revenue. The press release also contained forward looking information regarding potential revenues from The Million Dollar Shootout, future liabilities, potential profitability, and prospects about our ability to raise additional capital. There can be no assurance that we will generate revenue from The Million Dollar Shootout, or, if we do generate such revenue, that we will be debt free and operating in the black by the first quarter of 2006, or anytime thereafter. Also, there can be no assurance that we are better able to raise capital based on our current financial condition or operating results.

OUR DISCLOSURE CONTROLS AND PROCEDURES ARE INADEQUATE AND WE HAVE MATERIAL WEAKNESSES IN OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING.

     We have determined that our disclosure controls and procedures are inadequate and that we have material weaknesses in our internal controls over financial reporting. During the review of our financial statements by our principal independent accountant, they discovered that certain agreements and other documentation did not support general ledger accounts and where not always in agreement with the general ledger balances or were recorded incorrectly. This caused numerous adjusting entries to be recommended by our principal independent accountant to the final general ledger, which caused us to be untimely in filing this quarterly report on Form 10-QSB for the quarter ended June 30, 2005, even after requesting an extension of time to file this report.

Risks  Relating  To  Our  Common  Stock
---------------------------------------

WE ARE IN THE PROCESS OF DETERMINING WHETHER WE INADVERTENTLY ISSUED MORE SHARES THAN WE ACTUALLY REGISTERED ON FORMS S-8 DURING 2004 AND 2005, AND IF SO WHICH, IF ANY, SECURITIES LAWS WE MAY HAVE VIOLATED.

     It has recently come to our attention that we may have inadvertently issued more shares of our common stock than we actually registered on Forms S-8 during 2004 and 2005, which may be a violation of one or more federal securities laws or other potential violations. We are in the process of determining whether or not there has been such an over-issuance, and if so, what securities laws may have been violated.

     We are analyzing steps to correct or cure such potential violations, but we provide no assurance that such steps will be taken or if such steps are taken that such violations will be cured and not result in penalties to us.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OVER-THE-COUNTER BULLETIN BOARD (THE "OTCBB") WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTCBB, such as us, must be reporting issuers under
Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, investors who hold restricted shares of our common stock may be precluded from reselling their shares pursuant to Rule 144 of the Securities Act until such time that we can establish a history of current filings with the SEC.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC WHICH LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK

     Our common stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with
(i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our common stock may be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of purchasers to resell our common stock. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have their ability to sell their shares of the common stock impaired.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  FOR  THE  FORESEEABLE  FUTURE.

     We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our common stock.

Risk  Related  To  Our  Effective  Registration  Statements
-----------------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of August 18, 2005, we had 975,538,621 shares of common stock issued and outstanding. We have registered the resale of 612,000,000 shares of common stock for issuance under convertible debentures and the resale of 2,500,000 shares of common stock issuable upon exercise of warrants. However, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. During the three months ended June 30, 2005, we issued shares of our common stock upon the conversion of convertible debentures and the simultaneous exercise of warrants. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

     THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The convertible debentures are convertible into shares of our common stock at a 25% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert the convertible debentures and/or exercise the warrants if such conversion or exercise would cause the selling stockholder to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on the then current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we made a good faith estimate as to the amount of shares of common stock that we were required to register and allocate for conversion of the convertible debentures. Accordingly, we registered 62,000,000 shares and an additional 550,000,000 shares (or an aggregate of 612,000,000 shares) to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures may not be adequate. If the shares we have allocated are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

     In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

ITEM 3.     CONTROLS AND PROCEDURES.

     Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this quarterly report (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were inadequate. In an attempt to correct this issue, we have hired a local accounting firm to assist us in recording, processing, summarizing and reporting information required to be disclosed by us in the reports that we file or submit under the Exchange Act.

     Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting; however, certain internal control matters were noted that require corrective actions.


     Internal controls considered to be a material weakness in the quarter ended June 30, 2005 are as follows:

     - Certain agreements and other documentation did not support general ledger accounts and where not always in agreement with the general ledger balances or were recorded incorrectly. This caused numerous adjusting entries to be recommended by our principal independent accountant to the final general ledger.

These issues caused significant delays in producing financial statements at the end of the accounting period and will continue to cause delays, as well as allow for possible irregularities, including any fraud, to exist and continue without notice.

     We are continuing the process of identifying and implementing corrective actions identified to improve the design and effectiveness of our internal controls, including enhancement of procedures. Significant additional resources will be required to establish and maintain appropriate controls and procedures and to prepare the required financial and other information during this process.

     Even after corrective actions have been implemented, the effectiveness of our controls and procedures may be limited by a variety of risks including:

     -  faulty human judgment and simple errors, omissions or mistakes;

     -  collusion of two or more people;

     -  inappropriate management override of procedures; and

     - risk that enhanced controls and procedures may still not be adequate to assure timely and reliable financial information.

     If we fail to have effective internal controls and procedures for financial reporting in place, we could be unable to provide timely and reliable financial information.

     We are in the process of attempting to address and eliminate the material weaknesses in our internal controls and procedures. We have hired an outside local accounting firm to assist us in recording, processing, summarizing and reporting information required to be disclosed by us in the reports that we file or submit under the Exchange Act.

                           PART II - OTHER INFORMATION



ITEM 1.     LEGAL PROCEEDINGS.

     In July 2003, we entered into a Stipulated Injunction with the State of Florida Office of the Attorney General regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that, after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the year ended December 31, 2003, we paid $314,000 to the Florida Attorney General and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 in full settlement. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of June 30, 2005 of $277,601 is in default. We plan to repay the notes as our cash flow permits. One of the winners has filed a lawsuit against us, as discussed below.

     In February 2005, Nathan Bertsch, sued us in the Court of Common Pleas, Thirteenth Judicial Circuit, State of Carolina, County of Greenville, for breach of contract, unfair trade practices, and collection of promissory note. The complaint alleges that in November 2001, we invited the plaintiff to participate in the tournament; that the plaintiff entered and participated in the tournament; that a contract was formed to pay the plaintiff $45,000 if he won his flight in the tournament; that the plaintiff won his flight; that, as a result of the intervention of the Florida Attorney General, we paid the plaintiff one-half of the winnings and executed a promissory note to pay the balance of $22,500. The plaintiff is seeking actual damages in the amount of $22,500, prejudgment interest at the statutory rate, three times actual damages, reasonable attorney's fees and costs of prosecuting the lawsuit under the South Carolina Unfair Trade Practices Act, and in the alternative, actual damages of $22,500 as payment on the note plus interest at a rate of 5% per annum accrued thereunder. We have engaged counsel in this action and we are trying to have this suit dismissed due to lack of jurisdiction.

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Except as described above, we are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

     The Company is not aware of any proceeding to which any of its directors, officers, affiliates or security holders are a party adverse to the Company or have a material interest adverse to the Company.

ITEM 2.     UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM  3.     DEFAULTS  UPON  SENIOR  SECURITIES.

     Notes payable that were issued to the winners of the our 2001 World Golf League National Tournament, which bear interest at 5% per annum, became due on September 16, 2004, and have not been paid as of the filing of this report. Pursuant to the terms of the notes, we are in default for non-payment of an aggregate principal amount of $277,601. As discussed in "Item 1. Legal Proceedings," one of the winners has filed a lawsuit against us regarding his note.

ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS.

None.

ITEM  5.     OTHER  INFORMATION.

     In April 2005, we terminated consulting agreements with four individuals to whom we had previously issued shares covered by a registration statement on Form S-8, Securities and Exchange Commission File Number 333-122807, and, as a result, we cancelled an aggregate of 77,535,376 of their shares. The shares are treated as never having been issued in the accompanying financial statements.

     Effective April 11, 2005, we entered into two, twelve-month consulting agreements with Donson Brooks to provide strategic and knowledge management consulting services to us in exchange for an aggregate of 110,000,000 shares of our common stock valued at $220,000, of which $165,000 is included in deferred consulting expense. The agreements will automatically renew for an additional three months. Either we or Mr. Brooks may terminate the agreements upon thirty days prior written notice to the other party after the first three months.

     In August 2005, we cancelled 4,000,000 shares of common stock that we issued as free-trading in August 2005, as we did not believe such shares were covered by a registration statement on Form S-8.

     During the three months ended June 30, 2004, we issued various press releases regarding the revenue that we expect to generate from The Million Dollar Shootout. We estimate that we may earn $2.5 million for the first season consisting of the sale of 103 minutes of advertising at $12,000 per minute, $100,000 of sponsorship for each of the five teams that will compete, and the remainder from various other sponsorship, brand placement and the sale of the registrant database. Licensing rights for The Million Dollar Shootout and our ability to sell the rights to a major network will be based on the success, if any, of the first season. We estimate that we could receive from $15 to $25 million for a two-year license with a major network in the United States. We plan to retain the foreign licensing rights. See "Risk Factors" in "Part I.,
Item 2., Management's Discussion and Analysis or Plan of Operation."

     In June 2005, we issued a press release stating that we had received a financing commitment of up to $3,000,000 for the production of The Million
Dollar Shootout that would be available beginning August 1, 2005. We never received a firm commitment for the financing; however, we were and still are, in discussion with private investors for the financing.

     On August 17, 2005, we issued a press release disclosing our operating results for the quarter ended June 30 2005, prior to our independent auditor's completed review of our financial statements for that period. As a result of such review, we have made changes to our financial statements since issuing the press release, which has caused the information in the press release to be inaccurate regarding our assets, liabilities, net loss and general and administrative expenses and the percentage increase in our revenue. In addition, there can be no assurance that we will generate revenue from The Million Dollar Shootout, or, if we do generate such revenue, that we will be debt free and operating in the black by the first quarter of 2006, or anytime thereafter. Also, there can be no assurance that we are better able to raise capital based on our current financial condition or operating results.

Related-Party Transactions
--------------------------

     During the six months ended June 30, 2005, Mike Pagnano, our Chief Executive Officer, received a prepayment of compensation in the amount of $14,428 which we have included on our balance sheet as prepaid officer salary.


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     a)     Exhibits

Exhibit
No.         Description

10.1(1)     Agreement with Paxson Productions, Inc.
10.2(1)     Personal Service Contract with John O'Hurley
10.3*       Consulting Services Agreement with Upwon LLC dated February 10, 2005
10.4*       Executive Employment Agreement with Michael S. Pagnano
10.5*       Consulting Services Agreement with Upwon LLC dated June 4, 2004
10.6*       Consulting Agreement with Donson Brooks for 90,000,000 shares effective April 11, 2005
10.7*       Consulting Agreement with Donson Brooks for 20,000,000 shares effective April 11, 2005
16.1(2)     Letter from Ham, Langston & Brezina, L.L.P. dated June
            27, 2005
31*         Certificate of the Chief Executive Officer and Chief
            Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32*         Certificate of the Chief Executive Officer and Chief
            Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(1) Filed as exhibits 10.1 and 10.2, respectively, on Form 8-K on August 10, 2005, and incorporated herein by reference.
(2) Filed as exhibit 16.1 on Form 8-K on June 27, 2005, and incorporated herein by reference.

* Filed Herein.

     b)     REPORTS ON FORM 8-K

     The Registrant filed the following reports on Form 8-K during the quarter for which this report is filed

     (1) Form 8-K filed on June 27, 2005, to report the resignation of our principal independent accountant.
     (2) Form 8-K filed on July 12, 2005, to report the appointment of a new principal independent accountant.

     Subsequent to the quarter for which this report is filed, we filed one report on Form 8-K to report our agreement with Paxson Productions, Inc. to provide exclusive time slots for a reality-based television show that we plan to produce and our agreement with John O'Hurley who will host the show.

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE WORLD GOLF LEAGUE, INC.

                                   By: /s/ Michael Pagnano
                                       -------------------------------
                                   Name:  Michael Pagnano
                                   Title: Chief Executive Officer and
                                          Chief Financial Officer
                                   Date:  August 25, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               For the quarterly period ended September 30, 2005

[ ]     TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
        ACT

               For the transition period from           to
                                              ----------   --------------

               Commission file number 000-49756


                          THE WORLD GOLF LEAGUE, INC.
                          ---------------------------
        (Exact name of small business issuer as specified in its charter)


              DELAWARE                                  98-0201235
  (State or other jurisdiction of          (IRS Employer Identification No.)
   incorporation or organization)


                2139 SR 434, Suite 101, Longwood, Florida 32779
                -----------------------------------------------
                    (Address of principal executive offices)


                                 (407) 331-6272
                                 --------------
                        (Registrant's telephone number)


                                      N/A
                        --------------------------------
                            (Former name and address)


Check whether the registrant (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [X] No [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

As of November 7, 2005, 1,184,017,014 shares of Common Stock of the issuer were outstanding.

Transitional Small Business Disclosure Format:  Yes [ ] No [X]

PART I. FINANCIAL INFORMATION



ITEM  1.  FINANCIAL STATEMENTS



                           THE WORLD GOLF LEAGUE, INC.

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS

        FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004




                           THE WORLD GOLF LEAGUE, INC.
                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

Unaudited  Condensed  Consolidated Financial  Statements:

  Unaudited  Condensed  Consolidated Balance  Sheet  as  of
    September 30,  2005  and December  31,  2004                          F-3

  Unaudited  Condensed  Consolidated Statement  of  Operations for the
    Three months and nine months ended September 30,  2005  and  2004     F-4

  Unaudited  Condensed  Consolidated Statement  of  Stockholders'
    Equity (Deficit) for the nine months  ended  September 30, 2005       F-5

  Unaudited  Condensed  Consolidated Statement of Cash  Flows for the
    Nine months  ended September 30, 2005 and 2004                        F-6

Selected Notes to Unaudited Condensed Consolidated Financial Statements   F-7


                          THE WORLD GOLF LEAGUE, INC.
                  UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                      SEPTMEBER 30, 2005 AND DECEMBER 31, 2004


                                                            SEPTEMBER 30,   DECEMBER  31,
                                                                2005            2004
ASSETS                                                      (UNAUDITED)        (NOTE)
---------------                                            -------------   --------------
Current assets:
  Cash and cash equivalents                              $        54,839  $        15,373
  Accounts receivable                                                 94                -
  Deferred consulting expense                                    292,333                -
  Deferred membership expense                                          -          200,000
  Advance to repurchase stock                                     25,000                -
                                                           -------------  ---------------

    Total current assets                                         372,266          215,373

Capitalized TV costs                                             164,875                -
Property and equipment, net                                       15,064           16,457
Other assets                                                       1,875           13,776
                                                           -------------  ---------------

      Total assets                                       $       554,080  $       245,606
                                                           =============  ===============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Accounts payable                                       $        74,591  $        52,546
  Accrued liabilities                                             65,797          174,663
  Notes payable to prize winners                                 281,081          279,674
  Deferred membership fee revenue                                      -          230,727
  Convertible debenture                                          162,006          213,000
                                                           -------------  ---------------

    Total current liabilities                                    583,475          950,610
                                                           -------------  ---------------

  Accrued expenses to be settled with stock                       20,000                -

    Total liabilities                                            603,475          950,610
                                                           -------------  ---------------

Stockholders' deficit:
  Preferred stock; $0.001 par value; 10,000,000 shares
    authorized; 1,000,000 shares of Series A non-conver-
    tible, redeemable preferred stock issued and out-
    standing                                                       1,000            1,000
  Common stock; $0.001 par value; 2,500,000,000 shares
    authorized; 1,118,381,616 and 491,454,304 shares issued
    at September 30, 2005 and December 31, 2004 respectively;
    and 1,115,804,799 and 488,877,487 outstanding at
    September 30, 2005 and
    December 31, 2004, respectively                            1,118,381          491,454
  Additional paid-in capital                                  13,957,718       12,446,556
  Unissued common stock                                           61,139           23,111
  Treasury stock, at cost, 2,576,817 shares                     (162,018)        (162,018)
  Accumulated deficit                                        (15,025,615)     (13,505,107)
                                                           -------------- ---------------

    Total stockholders' equity (deficit)                         (49,395)        (705,004)
                                                           -------------- ---------------

    Total liabilities and stockholders' equity (deficit) $     554,080  $         245,606
                                                           ============== ===============


Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


                             THE WORLD GOLF LEAGUE, INC.
                UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


                                      THREE  MONTHS  ENDED           NINE  MONTHS  ENDED
                                          SEPTEMBER 30,                 SEPTEMBER 30,

                                        2005           2004             2005           2004
                                   -------------  -------------    -------------  -----------

Membership fee revenue             $      99,196  $       1,410    $     523,948  $    49,601

                                   -------------  -------------    -------------  -----------

  Total revenue                           99,196          1,410          523,948       49,601

Operating, general and adminis-
  trative expenses                       464,608        563,352        2,091,142    2,673,244
License fee reimbursement expense                        20,000                        20,000
                                   -------------  -------------    -------------  -----------

  Net operating loss                    (365,412)      (581,942)      (1,567,194)  (2,643,643)

Other income (expense):
  Interest expense                        (6,940)        (6,619)         (21,175)     (13,996)
  Other income                             3,131              -           67,861            -
                                   -------------  -------------    -------------  -----------

    Net (loss)                     $    (369,221) $    (588,561)   $  (1,520,508) $(2,657,639)
                                   =============  =============    =============  ===========


Weighted average shares
  outstanding                        954,829,153    435,189,970      706,425,710  416,679,720
                                   =============  =============    =============  ===========

Earnings (loss) per share (basic)  $       (0.00) $       (0.00)   $       (0.00) $     (0.01)
                                   =============  =============    =============  ===========






                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


                          THE WORLD GOLF LEAGUE, INC.
                  UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                                                           TOTAL
                                                                                                                           STOCK-
                           PREFERRED  STOCK     COMMON  STOCK          ADDITIONAL    UNISSUED                             HOLDERS'
                           ----------------     -------------          PAID-IN       COMMON    TREASUREY   ACCUMULATED     EQUITY
                           SHARES   AMOUNT    SHARES       AMOUNT      CAPITAL       STOCK       STOCK      (DEFICIT)     (DEFICIT)
                           ------   ------    ------       ------     ---------    --------    --------    ----------    ----------
Balance as of December
  31, 2004              1,000,000  $ 1,000  491,454,304   $491,454  $12,446,556   $  23,111   $(162,018)  $(13,505,107)  $ (705,004)

Common stock issued for
  services                      -       -   270,729,149    270,729    1,194,813      45,028           -              -    1,510,570

Issuance of unissued common
  Stock                         -       -     7,000,000      7,000            -      (7,000)          -              -            -

Common stock issued for
  Conversion of debentures
  And exercise of warrants      -       -   353,702,805    353,703      311,844           -           -              -      665,547

Cancellation of common          -       -    (4,504,642)    (4,505)       4,505           -           -              -            -
  stock

Net loss                        -       -            -           -            -           -           -     (1,520,508)  (1,520,508)
                           ------   ------  -----------   --------  -----------   ---------   ---------   ------------   ----------

Balance as of September
  30, 2005              1,000,000  $ 1,000  1,118,381,616 $1,118,381 $13,957,718  $6  1,139   $(162,018)  $(15,025,615)  $  (49,395)
                        =========   ======= ============= ========== ===========  =========   =========   ============   ==========




                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


                          THE WORLD GOLF LEAGUE, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004



                                                          NINE  MONTHS  ENDED
                                                             SEPTEMBER  30,
                                                       ------------------------
                                                           2005         2004
                                                       -----------   ----------

Cash flows from operating activities:
  Net (loss)                                           $(1,520,508) $(2,657,639)
  Adjustment to reconcile net (loss) to net
    cash used in operating activities                      945,333    2,170,804
                                                       -----------   ----------

      Net cash (used in) operating activities             (575,175)    (486,835)
                                                       -----------   ----------
Cash flows from investing activities:
  Purchase of fixed assets                                  (1,319)           -
                                                       -----------   ----------

      Net cash (used in) investing activities               (1,319)           -
                                                       -----------   ----------


Cash flows from financing activities:
  Proceeds from exercise of stock warrants                 614,553      125,000
  Increase in notes payable to prize winners                 1,407            -
  Capital contributed by stockholders                            -      110,000
  Purchase of treasury stock                                     -      (92,895)
  Proceeds from issuance of common stock                         -       40,000
  Proceeds from issuance of convertible debentures               -      250,000
                                                       -----------    ---------

      Net cash provided by financing activities            615,960      432,105
                                                       -----------    ---------

Net increase(decrease) in cash and cash equivalents         39,466      (54,730)

Cash and cash equivalents, beginning of period              15,373       69,957
                                                       -----------    ---------

Cash and cash equivalents, end of period               $    54,839   $   15,227
                                                       ===========    =========


Supplemental disclosure of cash flow information:

Cash paid for interest                                      10,298            -
                                                       ===========    =========

Conversion of convertible debentures to common stock        50,994            -
                                                       ===========    =========



                 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                          THE WORLD GOLF LEAGUE, INC.
       SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ---------------------------------------------------------------

     BACKGROUND
     ----------

     The World Golf League, Inc. (the "Company") is based in Longwood, Florida. The Company changed its business plan and is currently producing The WGL Million Dollar Shootout, a reality based television series where 5 teams of 4 players each will compete for $1,000,000. The Company used to market a "Play for Pay" concept, whereby amateur golfers were to compete in various golf tournaments for an opportunity to win actual prize money. The Company marketed this concept through wholesale distribution channels in the United States. The Company's wholesale distributor will continue to provide the Company's brochures through the end of 2005 to retail clients to be used as promotional materials; however, the Company will not hold any golf tournaments for members acquired through this distribution channel unless its at the direction of, and fully paid for by, the retail clients. The wholesale distributor will discontinue these activities at the beginning of 2006. Beginning in February 2005, the Company stopped marketing services at retail and holding golf tournaments for members that it acquired through direct retail channels. The Company plans to produce sports and other home entertainment content for television going forward.


     USE  OF  ESTIMATES
     ------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     FINANCIAL STATEMENTS
     --------------------

     In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three and nine month periods ended September 30, 2005 and 2004, (b) the financial position at September 30, 2005, and
     (c) cash flows for the nine month periods ended September 30, 2005 and 2004, have been made.

     The unaudited financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended December 31, 2004. The results of operations for the three and nine month periods ended September 30, 2005 are not necessarily indicative of those to be expected for the entire year.

     REVENUE  RECOGNITION
     --------------------

     Prior to December 31, 2002, the Company entered into license agreements with third parties whereby the licensee had the right to develop and manage the Company's marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee.

     The licensee must have met certain market penetration figures in its territory annually as defined in the agreement. If the licensee did not meet the performance requirements the licensee could forfeit half of the original license fee or be required to invest an additional 15% of the original license fee to renew the license for one year. If the licensee met the performance criteria the license automatically renewed each year for life.

     The Company recognized the initial license fee as revenue using the installment method of accounting because the initial license fee was usually collectible over a two-year period and there was no reasonable basis for estimating the receivable's collectibility. The initial license fee was not recognized as revenue until all initial services, as required by the license agreement, had been performed by the Company.

     During 2003 and 2004, these licenses were repurchased by the Company and the Company began to market the memberships directly and through wholesale providers.

     During 2004 membership fee revenue was recognized ratably over the membership period which was typically from the date the individual became a member through the completion of the national golf tournament which was held near the end of each membership period. Effective in February 2005 the Company changed its business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. For each completed membership application received the Company receives $50. Since all costs, including prize money, of hosting a golf tournament is borne by the corporate entity and not by the Company, revenue is now recognized once the application fee is received.

     Film costs are capitalized and carried as an asset. Such costs are amortized using the individual-film-forecast method, whereby periodic amortization is determined by multiplying the balance in unamortized film costs by the ratio that current period revenue bears to estimated remaining total revenue. Participation costs are accrued using the same method. Publicity, promotion, and marketing costs are charged against income as incurred.

                                    Continued
                                       F-7

                           THE WORLD GOLF LEAGUE, INC.
       SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
     -------------------------------------------------------------------------

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     LOSS  PER  SHARE
     ----------------

     Basic loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented. If the remaining convertible debentures and warrants were converted in the same manner as those converted during the quarter ended September 30, 2005, and using the treasury method, there would be no affect of anti-dilution based upon the market price at September 30, 2005.

     STOCK  BASED  COMPENSATION
     --------------------------

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation". During the reporting periods presented, there were no stock issued for compensation under these provisions, therefore no proforma presentation is required.


2.   GOING  CONCERN  CONSIDERATIONS
     ------------------------------

     As of and during the three months ended September 30, 2005, we have continued to accumulate payables to our vendors and to the golfers who have won prize money and have experienced negative financial results which raises substantial doubt about our ability to continue as a going concern. We have developed specific current and long-term plans to address our viability as a going concern such as the recapitalization transaction effective April 14, 2003, and our attempts to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital. There can be no assurance that we will have the ability to implement our business plan and ultimately attain profitability. Our long- term viability as a going concern is dependent upon three key factors, as follows:

          - Our ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term.

          -   Our  ability  to  control  costs  and  expand  revenues.

          - Our ability to ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

                                    Continued
                                       F-8

                           THE WORLD GOLF LEAGUE, INC.
       SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


2.   GOING  CONCERN  CONSIDERATIONS,  CONTINUED
     ------------------------------------------

     As of and during the nine months ended September 30, 2005, the Company experienced negative financial results as follows:

       Cash  flows  from  operations                    $   (575,175)

       Net  loss                                        $ (1,520,508)

       Working  capital                                 $   (211,209)

       Accumulated  deficit                             $(15,025,615)

       Stockholders'  deficit                           $    (49,395)


3.   DEFERRED CONSULTING EXPENSE
     ---------------------------

     Deferred consulting expense includes $83,333 for the unamortized portion of the value of the services that the Company receives from Upwon and $209,000 for the unamortized portion of the value of the services that we receive from business consultants. These amounts are being amortized over the terms of the agreements.


4.   ADVANCE TO REPURCHASE STOCK
     ---------------------------

     The Company is in the process of acquiring an aggregate of 614,602 shares of its common stock from two shareholders for an aggregate of $25,000. The common stock had not been returned to the Company as of September 30, 2005. There is no formal agreement associated with this; thus, the $25,000 is recorded as an advance.

5.   CAPITALIZED TV COSTS AND REVENUE RECOGNITION
     --------------------------------------------

     The Company has capitalized all costs related to television production in accordance with AICPA Statement of Position ("SOP") 00-2 and has netted liabilities with prepaid amounts. The Company expects the television show to begin airing in January 2006 and will recognize costs as advertising and licensing revenue are realized according to SOP 00-2.



6.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Financial Results, Liquidity and Management's Plan

     The Company has incurred net losses for the nine months ended September 30, 2005 and 2004 of $1,520,508 and $2,657,639 respectively.
     Despite its negative cash flows from operations of $575,175 and $486,835 for the nine months ended September 30 2005 and 2004, respectively, the Company has been able to obtain additional operating capital through private equity funding sources. Management's plans include the continued development and eventual implementation of its business plan. The Company has relied upon equity funding since inception.

     No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company's common stock and borrowing or that the development and implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Consulting Agreements
     ---------------------

     Effective April 11, 2005, the Company entered into two consulting agreements with Donson Brooks to provide strategic and knowledge management consulting services in exchange for $220,000 in common stock.

     The Company has agreements with professional golfers and celebrities/spokespeople.

     The Company entered into a broadcasting agreement with a television network. Pursuant to the agreement, $68,000 is due on December 1, 2005, $136,000 is due on January 1, 2006, and $34,000 is due on February 1, 2006.


     During the three months ended September 30, 2005, the Company entered into consulting agreements and issued 33,000,000 shares and committed to issue 42,000,000 shares of common stock to various consultants of the Company for services performed or to be performed. Based on the fair market value of the common stock on the date the terms of the agreements were agreed upon, the issuance of these shares resulted in the Company recording consulting expense of $50,000 which is included in the accompanying financial statements as of and for the three months ended September 30, 2005.

     In September 2005, the Company entered into an agreement with Convergence Film & Television, Inc. who is serving as the Company's production partner for The WGL Million Dollar Shootout. Convergence provided the labor and equipment to tape the first season, which was completed during October 2005. Mastering and delivery are scheduled for the end of December 2005. The amount due upon completion is $224,000.

     Legal Proceedings
     -----------------

     On May 20, 2005, a default judgment was entered against the Company in the Supreme Court of The State of New York, County of New York in a suit styled Focus Partners LLC against The World Golf League, Inc. Index No.:
     602687/04. The default judgment was entered in favor of Focus Partners LLC in the amount of $58,938 together with interest at a rate of one and one-half percent (1.5%) per month from April 5, 2004 which totaled $11,917 and costs of $505, or an aggregate of $71,360. The Company received notice from the Circuit Court of the Eighteenth Judicial District, in and for Seminole County, Florida that on May 31, 2005, the judgment was recorded in Seminole County, Florida, the county in which the Company is located. On October 20, 2005, the Company entered into a settlement agreement with Focus Partners in the amount of $40,000, of which $20,000 is payable in four monthly installments of $5,000 beginning in October 2005, and $20,000 is payable in kind by the transfer and delivery of 7,500,000 shares of unrestricted stock of the Company. In the event the sale of the stock does not yield net proceeds totaling $20,000, the Company is obligated to pay the difference between $20,000 and the net proceeds in cash within five business days of notice. Focus Partners has agreed not to seek to enforce the judgment as long as the Company is in compliance with the settlement agreement. If the Company defaults under the settlement agreement and does not cure the default within five days of written notice of such default, the Company will be required to pay the full amount of the judgment, less payments made and net proceeds realized from the sale of the common stock together with interest from May 20, 2005, and Focus Partners will have the right to proceed with enforcement of the judgment.

                                    Continued
                                       F-9

                           THE WORLD GOLF LEAGUE, INC.
       SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


8.   OTHER EVENTS
     ------------

     On  September  29,  2005,  we  formed a wholly-owned Nevada subsidiary, WGL
     Entertainment and transferred to this subsidiary $1,000 of cash and other property consisting of all of the tangible and intangible assets necessary to operate The WGL Million Dollar Shootout.


9.   SUBSEQUENT EVENTS
     -----------------

     On October 1, 2005, the Company entered into a consulting services agreement with Mandalay Sports Action Entertainment, LLC and Ascott Group, Inc. Mandaly's fee is $100,000, payable in five equal monthly installments from October 2005 through February 2006. Ascott's fee is 30,000,000 shares of the Company's common stock, which are required to be registered by the Company on a Form S-8 registration statement. The shares are due and payable upon effectiveness of such registration statement.

     On November 2, 2005, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, to increase the authorized shares of the Company's common stock to 2,500,000,000 shares of common stock, reauthorize the par value of $.001 per share, and reauthorize 10,000,000 shares of preferred stock with a par value of $.001 per share.

     On October 13, 2005, the Company entered into a Securities Purchase Agreement with an accredited investor for the sale of (i) $700,000 in convertible debentures and (ii) warrants to buy 200,000,000 shares of the Company's common stock at an exercise price of $0.0015 per share. In addition, the Company issued 22,500,000 shares of restricted common stock with "piggy-back" registration rights to investor as a commitment fee.

     The investor is obligated to provide us with an aggregate of $700,000 as follows:

     -    $250,000 was disbursed on October 13, 2005;

     -    $150,000 was disbursed on October 26, 2005;

     - $100,000 was disbursed on November 4, 2005 after the Company filed a registration statement with the SEC;

     - $150,000 will be disbursed upon the earlier of 45 days after filing the registration statement or the registration statement being declared effective, and

     - $50,000 will be disbursed upon the effectiveness of the registration statement.

     Accordingly, the Company has received a total of $500,000 pursuant to this financial arrangement.

     In October 2005, the Company completed taping seven episodes for the first season of The WGL Million Dollar Shootout, a reality based television series where 22 players will compete for $1,000,000 in a WGL handicapped, winner takes all, event. The series is scheduled to begin airing on PAX television on Monday, January 23, 2006. The Company will be liable for $1,000,000 to the winning team within thirty days after the broadcast of the final episode, which is scheduled to occur in February or March of 2006.

                                    Continued
                                       F-10

ITEM 2.     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements in this discussion and elsewhere in this report that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives. These factors include, among others, the factors set forth under the heading "Risk Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Most of these factors are difficult to predict accurately and are generally beyond our control. We are under no obligation to publicly update any of the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

OVERVIEW

     We were incorporated on September 29, 1998 in Delaware under the name Asia Pacific Trading, Inc. On May 11, 2000, we merged with Novus Laboratories, Inc., a Nevada corporation. We changed our name to Novus Laboratories, Inc. on June 20, 2000.

     In February 2003, we completed a 2.7:1 forward stock split of our issued and outstanding common stock. In March 2003, we completed a 10:1 forward stock split of our issued and outstanding common stock. The effects of both stock splits have been retroactively reflected in this report unless otherwise stated.

     On April 14, 2003, we acquired in excess of 80% of the issued and outstanding shares of The World Golf League, Inc., a Florida corporation ("World Golf Florida") pursuant to an exchange agreement (the "Exchange Agreement"). In connection with this exchange, we issued a total of 120,000,000 shares of common stock in exchange for 100% of the securities of World Golf Florida. World Golf Florida became our wholly-owned subsidiary. As a result of the acquisition of World Golf Florida, and the change in business focus, we changed our name to The World Golf League, Inc. Except as expressly indicated or unless the context otherwise requires, the "Company," "World Golf," "WGL," "we," "our," or "us" means The World Golf League, Inc., a Delaware corporation, and its subsidiaries.

     Novus shareholders agreed to assist us in raising a minimum of $500,000 or they would cancel 30,000,000 post-split shares of their common stock. We and the Novus shareholders amended the terms of the Exchange Agreement to provide that a portion of the proceeds received from the sale of the shares by the Novus shareholders would be delivered to us in lieu of canceling the shares. Through December 31, 2003, this arrangement resulted in us receiving an aggregate of $376,203, of which a significant portion was paid to the Florida Attorney General pursuant to the terms of a Stipulated Injunction, discussed below.

     In addition, the Exchange Agreement stated that in the event $1,000,000 was not raised by us with the assistance of the Novus shareholders, shareholders of World Golf Florida would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. We have elected not to, but may be required to, issue the shares that we had previously agreed to issue. Michael S. Pagnano, our Chief Executive Officer and a former shareholder of World Golf Florida, had agreed not to receive any additional shares in connection with the previously announced issuance and this would have significantly reduced the number of shares to be issued.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the fiscal year ended December 31, 2003, we paid $314,000 and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of September 30, 2005 of $281,081 is in default. We plan to repay the notes as our cash flow permits. We have been sued by one of the note holders as set forth under "Part-II, Other Information, Item 1. Legal Proceedings."

PRIOR  BUSINESS  PLAN
---------------------

     We used to market our "Play for Pay" concept through wholesale distribution channels in the U.S. This concept involved average golfers playing for substantial prize money with full handicap. We focused on wholesale distribution of WGL memberships to corporate clients. We entered into a contract with Upwon, LLC to give away brochures containing WGL memberships in connection with purchases of certain consumer electronic brands at major national retail outlets, and to also distribute such brochures within the leisure cruise industry and the professional sports industry. We held a World Championship Tournament in Scottsdale, Arizona in May 2004. We held a National Final in Orlando, Florida, in February 2005, and paid $66,000 in prize money. Members that we acquired through retail channels participated in this National Final. The Company's wholesale distributor will continue to provide the Company's brochures through the end of 2005 to retail clients to be used as promotional materials; however, the Company will not hold any golf tournaments for members acquired through this distribution channel unless it is at the direction of, and fully paid for by, the retail clients. The wholesale distributor will discontinue these activities at the beginning of 2006.

NEW  BUSINESS  PLAN - THE WGL MILLION DOLLAR SHOOTOUT
-----------------------------------------------------

     We recently completed the taping of the first season of our reality based television series entitled "The WGL Million Dollar Shootout." We invited 22 players to compete for $1,000,000 in a WGL handicapped, winner takes all, event. Participants were chosen from an online application, however, in the future, we may charge potential participants a small entrance fee to play in a qualifying event with an opportunity to advance to The WGL Million Dollar Shootout. The series is scheduled to begin airing on PAX television on Monday, January 23, 2006. We estimate that we need to raise $1,500,000 from debt or equity financing or from sponsors to finish producing the television series, to pay for celebrity participation and to pay the prize money. There can be no assurance that we will be able to raise the additional capital. We intend to retain all rights to the first season; however, some financial sources have expressed an interest in acquiring such rights in exchange for investing in the series.

     In July 2005, we entered into a one-year contract with John O'Hurley, to host the first season of The WGL Million Dollar Shootout. In August 2005, we entered into one-year contracts with Carin Koch, Fred Funk, Bernadette Luse, and Don Donatello. We may use Mr. Funk's name, image and likeness for our overall marketing and promotion of The Million Dollar Shootout and our website during the term of his contract. Ms. Koch, Ms. Luse and Mr. Donatello will be celebrity participants during the first season and we may also use their names, images and likenesses for our overall marketing and promotion and our website. Also in August 2005, we entered into an agreement with Paxson Productions, Inc., a wholly owned subsidiary of Paxson Communications Corporation, to provide seven one-hour time slots (Mondays 7pm to 8pm Eastern and Pacific Time, 6pm to 7pm Central and Mountain Time) for the first season on its over-the-air broadcast television stations and cable and satellite television systems reaching at least 85 million television households in the United States. In September 2005, we entered into a contract with Mark Calcavecchia to participate in the first season. Cristie Kerr will also be a celebrity participant during the first season. North Star Vision, Inc. was serving as the Executive Producer of The WGL Million Dollar Shootout pursuant to a six-month agreement that ended on August 31, 2005.

     In September 2005, we entered into an agreement with Convergence Film & Television, Inc. who is serving as our production partner for The WGL Million Dollar Shootout. Convergence provided the labor and equipment to tape the first Season, which was completed during October 2005. Mastering and delivery are scheduled for the end of December 2005.

     In October 2005, we entered into a five-month contract with Mandalay Sports Action Entertainment, LLC and Ascott Group, Inc. to provide promotion and media relation services for The WGL Million Dollar Shootout. The contract provides that the services may include assistance, consultation, creative, introductions or other similar services in the following areas:

     - Participation in the on-going development and enhancement of our sponsorship model and assistance in the exploitation of our models;
     - Assist us in the marketing of The WGL Million Dollar Shootout in the particular areas of public relations, internet and media promotions and consult in our expenditure of marketing funds;
     - Strategize with us on the secondary media and distribution strategies associated with The WGL Million Dollar Shootout;
     - Facilitation of relationships and alliances designed to improve the visibility and image of The WGL Million Dollar Shootout and our business;
     - Provide introductions and access to various relationships and resources of Mandalay and Ascott, where appropriate, based on our needs and goals; and
     - Make a designee(s) reasonably available for meetings, conference calls, possible travel and other reasonable requests.

Mandaly's fee is $100,000, payable in five monthly installments from October 2005 through February 2006. Ascott's fee is 30,000,000 shares of our common stock, which are required to be registered by us on a Form S-8 registration
statement.  The  shares  are  due  and  payable  upon   effectiveness  of  such
registration statement. We will reimburse Mandalay and Ascott for reasonable expenses. We may negotiate additional compensation or commissions to Mandalay and Ascott for developing certain business opportunities and/or effectuating sales. We, Mandalay or Ascott may terminate the contract on thirty calendar days written notice or upon a material breach.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affects our more significant judgments and estimates used in the preparation of our financial statements:

     Going  Concern
     --------------

     As of and during the three months ended September 30, 2005, we have continued to accumulate payables to our vendors and to the golfers who have won prize money and have experienced negative financial results which raises substantial doubt about our ability to continue as a going concern. We have developed specific current and long-term plans to address our viability as a going concern such as the recapitalization transaction effective April 14, 2003, and our attempts to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital. There can be no assurance that we will have the ability to implement our business plan and ultimately attain profitability. Our long-term viability as a going concern is dependent upon three key factors, as follows:

     - Our ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term.

     -    Our  ability  to  control  costs  and  expand  revenues.

     - Our ability to ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

     Revenue  Recognition
     --------------------

     Prior to December 31, 2002, we entered into license agreements with third parties whereby the licensee had the right to develop and manage our marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee. We repurchased all of the licenses and began to market the memberships directly and through wholesale providers. During 2004, we recognized membership fee revenue ratably over the membership period which was typically from the date the individual became a member through the completion of the national golf tournament which was held near the end of each membership period. Effective in February 2005 we changed our business strategy and began to provide membership applications to a marketing firm who distributes the membership applications to corporate entities who distributes them to its customers. For each completed membership application received we receive $50. Since all costs, including prize money, of hosting a golf tournament is borne by the corporate entity and not by us, revenue is now recognized once the application fee is received.

     Film costs are capitalized and carried as an asset. Such costs are amortized using the individual-film-forecast method, whereby periodic amortization is determined by multiplying the balance in unamortized film costs by the ratio that current period revenue bears to estimated remaining total revenue. Participation costs are accrued using the same method. Publicity, promotion, and marketing costs are charged against income as incurred.


     Stock  Based  Compensation
     --------------------------

     We account for our stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". We provide disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".

RESULTS  OF  OPERATIONS

Three  Months ended September 30, 2005 Compared to Three Months Ended
---------------------------------------------------------------------
September 30, 2004
------------------

     We recognized membership fee revenue of $99,196 and $1,410 for the three months ended September 30, 2005 and September 30, 2004, respectively, an increase of $97,786, or 6,935%. Effective in February 2005, we changed our business strategy and began to provide membership applications to a marketing firm who distributed the membership applications to corporate entities who distributed them to their customers. The increase in membership fee revenue was due to the wholesale sales channel, where WGL memberships were distributed by Upwon to be used as marketing promotional tools for its retail clients. We have changed our business plan. We are no longer focused on wholesale distribution of WGL memberships to corporate clients. We are currently focused on producing The WGL Million Dollar Shootout, a reality-based television series which is scheduled to air on PAX television starting in January 2006. We recently completed the taping of the first season of the television series.

     Operating, general and administrative expenses decreased $98,744 (or 18%) to $464,608 for the three months ended September 30, 2005, compared to operating, general and administrative expenses of $563,352 for the three months ended September 30, 2004. The decrease in general and administrative expenses was due to our change in business strategies. Our primary focus was to promote The WGL Million Dollar Shootout reality-based television series.

     We did not have license fee reimbursement expense for the three months ended September 30, 2005, as compared to license fee reimbursement expense of $20,000 for the three months ended September 30, 2004.

     Net operating loss decreased $216,530 (or 37%) to $365,412 for the three months ended September 30, 2005, compared to net operating loss of $581,942 for the three months ended September 30, 2004. The decrease in net operating loss was directly attributable to the increase in membership fee revenue and the decrease in operating, general and administrative expenses.

     Interest expense increased $321 (or 5%) to $6,940 for the three months ended September 30, 2005, compared to interest expense of $6,619 for the three months ended September 30, 2004. The increase in interest expense was due to our issuance of $250,000 of convertible notes that bear interest at a rate of 7% per annum.

     We had other income of $3,131 for the three months ended September 30, 2005, compared to other income of $0 for the three months ended September 30, 2004.

     Net loss decreased $219,340 (or 37%) to $369,221 for the three months ended September 30, 2005, compared to net loss of $588,561 for the three months ended September 30, 2004. The decrease in net loss was directly attributable to the increase in membership fee revenue, the decrease in operating, general and administrative expenses and the increase in other income.

Nine Months ended September 30, 2005 Compared to Nine Months Ended
------------------------------------------------------------------
September 30, 2004
------------------

     We recognized membership fee revenue of $523,948 and $49,601 for the nine months ended September 30, 2005 and September 30, 2004, respectively, an increase of $474,347, or 956%. Effective in February 2005, we changed our business strategy and began to provide membership applications to a marketing firm who distributed the membership applications to corporate entities who distributed them to their customers. The increase in membership fee revenue was due to the wholesale sales channel, where WGL memberships were distributed by Upwon to be used as marketing promotional tools for its retail clients. We have changed our business plan. We are no longer focused on wholesale distribution of WGL memberships to corporate clients. We are currently focused on producing The WGL Million Dollar Shootout, a reality-based television series which is scheduled to air on PAX television starting in January 2006. We recently completed the taping of the first season of the television series.

     Operating, general and administrative expenses decreased $582,102 (or 22%) to $2,091,142 for the nine months ended September 30, 2005, compared to operating, general and administrative expenses of $2,673,244 for the nine months ended September 30, 2004. The decrease in operating, general and administrative expenses was due to our change in business strategies. Our primary focus was to promote The WGL Million Dollar Shootout reality-based television series.

     We did not have license fee reimbursement expense for the nine months ended September 30, 2005, as compared to license fee reimbursement expense of $20,000 for the nine months ended September 30, 2004.

     Net operating loss decreased $1,076,449 (or 41%) to $1,567,194 for the nine months ended September 30, 2005, compared to net operating loss of $2,643,643 for the nine months ended September 30, 2004. The decrease in net operating loss was directly attributable to the increase in membership fee revenue and the decrease in operating, general and administrative expenses.

     Interest expense increased $7,179 (or 51%) to $21,175 for the nine months ended September 30, 2005, compared to interest expense of $13,996 for the nine months ended September 30, 2004. The increase in interest expense was due to our issuance of $250,000 of convertible notes that bear interest at a rate of 7% per annum.

     We had other income of $67,861 for the nine months ended September 30, 2005, compared to other income of $0 for the for the nine months ended September 30, 2004.

     Net loss decreased $1,137,131 (or 43%) to $1,520,508 for the nine months ended September 30, 2005, compared to net loss of $2,657,639 for the nine months ended September 30, 2004. The decrease in net loss was primarily attributable to the increase in membership fee revenue, the decrease in operating, general and administrative expenses and the increase in other income.

     We had an accumulated deficit of $15,025,615 as of September 30, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of September 30, 2005, total current assets were $372,266 consisting of cash and cash equivalents of $54,839, accounts receivable of $94, deferred consulting expense of $292,333 and advance to repurchase stock of $25,000. Deferred consulting expense includes $83,333 for the unamortized portion of the value of the services that we receive from Upwon and $209,000 for the unamortized portion of the value of the services that we receive from business consultants.

     Total current liabilities were $583,475 as of September 30, 2005, consisting of accrued liabilities of $65,797, notes payable to prize winners of $281,081, convertible debenture of $162,006, and accounts payable of $74,591. The notes payable to prize winners is in default and a person filed a lawsuit against us in February 2005 alleging he is one of the prize winners holding such a note in the amount of $22,500.

     We  had  negative   working  capital  of $211,209 as of September 30, 2005.

     Net cash used in operating activities was $575,175 during the nine months ended September 30, 2005, as compared to net cash used in operating activities of $486,835 during the nine months ended September 30, 2004. The change from net cash used in operating activities to net cash provided by operating activities was due to net loss of $1,520,508 that was offset by an adjustment of $945,333.

     Net cash used in investing activities was $1,319 during the nine months ended September 30, 2005, primarily as a result of the purchase of equipment. We did not have any cash flows from investing activities during the nine months ended September 30, 2004.

     Net cash provided by financing activities was $615,960 during the nine months ended September 30, 2005, as compared to $432,105 during the nine months ended September 30, 2004. Net cash provided by financing activities during the nine months ended September 30, 2005 consisted of proceeds from the exercise of stock warrants of $614,553 and an increase in notes payable to prize winners of $1,407. The increase in net cash provided by financing activities was primarily attributable to an increase in proceeds from the exercise of stock warrants to $614,553 during the nine months ended September 30, 2005, from $125,000 for the nine months ended September 30, 2004.

     We had an increase in cash and cash equivalents of $39,466 during the nine months ended September 30, 2005.

     Our ability to continue as a going concern is dependent upon several factors. These factors include, but are not limited to, our ability to:

     - obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term;
     -    ability  to  control  costs  and  expand  revenues;
     - ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with DLC Capital Group, LLC ("DLC"), an accredited investor, on October 13, 2005 for the sale of (i) $700,000 in convertible debentures and
(ii) warrants to buy 200,000,000 shares of our common stock. In addition, we issued 22,500,000 shares of restricted stock to DLC as a commitment fee.

     DLC is obligated to provide us with  an  aggregate  of $700,000 as follows:

     -    $250,000 was disbursed on October 13, 2005;

     -    $150,000 was disbursed on October 26, 2005;

     - $100,000 was disbursed upon the filing of the registration statement;

     - $150,000 will be disbursed upon the earlier of 45 days after filing of the registration statement or the registration statement being declared effective; and

     - $50,000 will be disbursed upon the effectiveness of the registration statement.

     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

     The debentures bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the holder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.25; (ii) seventy percent of the average of the five lowest volume weighted average prices during the twenty trading days prior to the conversion or (iii) seventy percent of the of the volume weighted average on the trading day prior to conversion. Beginning in the first full calendar month after a registration statement covering the shares underlying the debentures and the warrants is declared effective, the holder is obligated to convert at least 5% of the face value of the convertible debenture per calendar month into shares of our common stock. If the volume weighted average price is below $0.001 on a conversion date, we have the right to prepay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 150% of such amount; however, if we elect to prepay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.001 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. The warrant is exercisable into 200,000,000 shares of common stock at an exercise price of $0.0015 per share.

     The holder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% for one year from the date of issuance of the convertible debentures and 9.99% at any time of the then issued and outstanding shares of common stock.

     We previously entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. ("Golden Gate Investors"), an accredited investor, on June 4, 2004 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. Pursuant to a registration statement on Form SB-2 (333-117682) declared effective with the Securities and Exchange Commission (the "SEC" or the "Commission") on August 5, 2004, we registered 62,000,000 shares of common stock underlying the convertible debentures and

2,500,000 shares of common stock underlying the warrants. Pursuant to a registration statement on Form SB-2 (333-122513), as amended, declared effective with the SEC on February 14, 2005, we registered an additional 550,000,000 shares of common stock underlying the convertible debentures.

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the first registration statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the registration statements. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate Investors will not be entitled to collect interest on the debenture for that month. If Golden Gate Investors submits a conversion notice and the volume weighted average price is less then $.012 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate Investors may withdraw its conversion notice. We plan to prepay the Golden Gate debenture.

     We believe that we can operate at our current level of liquidity for the next six months based on our current financial situation. We are attempting to raise additional funds through debt and/or equity offerings. We intend to use any funds raised to pay down debt and to provide us with working capital. There can be no assurance that any new capital would be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that we deem sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. As a result, it may require us to delay, curtail or scale back some or all of our operations. Except as disclosed herein, we do not currently have commitments for capital at this time.

OFF-BALANCE  SHEET  ARRANGEMENTS

     We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

RISK FACTORS

Risks  Relating  To  Our  Business
----------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

     As of September 30, 2005, we had continued to incur losses and had an accumulated deficit of $15,025,615. We cannot assure you that we can achieve profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to generate revenue. As a result of continuing losses, we may exhaust all of our resources prior to completing the development of our products. Additionally, as we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations

IF  WE  ARE  UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE
HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     It is imperative that we raise additional capital to stay in business. We require additional capital of approximately $281,081 to satisfy the obligations of our past tournament winners which obligation became due in September 2004. We also require $1,500,000 of additional capital to fund our anticipated operations for the next twelve months. There can be no assurance that any new capital will be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. Except as disclosed herein, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. Even if we do receive additional financing, it may not be sufficient to sustain or expand our business operations.

WE HAVE COMMTTMENTS AND CONTINGENCIES RELATED TO OUR CONSULTING AND OTHER AGREEMENTS INCLUDING A POTENTIAL COMMITMENT OF $1,000,000 TO THE WINNING TEAM OF THE FIRST SEASON OF THE WGL MILLION DOLLAR SHOOTOUT, WHICH IF NOT SATISFIED COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

     We have entered into contracts and other agreements which will require us to issue shares of our common stock or pay substantial amounts of cash. During the three months ended September 30, 2005, we entered into consulting agreements and issued 33,000,000 shares and committed to issue 42,000,000 shares of common stock to various consultants for services performed or to be performed. In September 2005, we entered into an agreement with Convergence Film & Television, Inc. who is scheduled to deliver a master of the first season of The WGL Million Dollar Shootout at the end of December 2005, at which time $75,000 will be remaining due to Convergence. In October 2005, we entered into a settlement agreement with Focus Partners in the amount of $40,000, of which $20,000 is payable in four monthly installments of $5,000 beginning in October 2005, and $20,000 is payable in kind by the transfer and delivery of 7,500,000 shares of our unrestricted stock. We entered into a broadcasting agreement with a television network pursuant to which $68,000 is due on December 1, 2005, $136,000 is due on January 1, 2006, and $34,000 is due on February 1, 2006.
Pursuant to our agreements with the contestants in the first season of The WGL Million Dollar Shootout, we will be liable for $1,000,000 to the winning team within thirty days after the broadcast of the final episode, which is scheduled to occur in February or March of 2006. There can be no assurance that we will be able to satisfy these commitments and contingencies as they become due. If we are unable to satisfy these commitments and contingencies when they become due, it could have a materially adverse effect on our business and financial condition.

WE ARE IN DEFAULT ON NOTES THAT WE ISSUED TO THE WINNERS OF THE 2001 WORLD GOLF LEAGUE NATIONAL TOURNAMENT.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. During the fiscal year ended December 31, 2003, we executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 bearing interest at 5% per annum. The notes became due in September 2004, and the remaining balance owed as of September 30, 2005 of $281,081 is in default. As discussed under the heading in "Part II-Other Information, Item 1. Legal Proceedings," one of the winners has sued us regarding his note. Other plaintiffs may file lawsuits against us regarding the notes. If this plaintiff, or other plaintiffs who may sue us, are successful on the merits of their cases, it could have a material adverse effect on our financial condition, liquidity and results of operations.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     In their report dated April 14, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses, a negative working capital position and a stockholders' deficit position as of December 31, 2004. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE NOT ABLE TO MANAGE THE GROWTH OF OUR COMPANY WE MAY NEVER ACHIEVE PROFITABILITY.

     Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements of manufacturing scale-up or for current or additional collaborative relationships or successfully assimilate and train our new employees. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. PAGNANO, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Michael S. Pagnano, our Chief Executive Officer. Loss of the services of Mr. Pagnano could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Pagnano. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE HAVE DECIDED NOT TO ISSUE ADDITIONAL SHARES AS REQUIRED BY THE EXCHANGE AGREEMENT TO THE WORLD GOLF FLORIDA SHAREHOLDERS WHO MAY HAVE A POTENTIAL CLAIM AGAINST US FOR NOT ISSUING SUCH SHARES.

     We could not determine whether a valid exemption from registration existed for additional issuances of our common stock to the World Golf Florida shareholders, and as a result we have decided not to issue any of the shares that we had previously agreed to issue. The Exchange Agreement stated, in pertinent part, that in the event $1,000,000 was not raised by us with the assistance of the Novus Shareholders, the World Golf Florida shareholders would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Exchange Agreement. As $1,000,000 was not raised, we contacted the World Golf Florida shareholders via mail requesting that they execute documentation so that we could determine whether a valid exemption from registration could be met. We received only a minimal response from the World Golf Florida shareholders and were unable to determine whether a valid exemption would be satisfied. If any of the World Golf shareholders were to pursue their rights under the Exchange Agreement, we could be required to register the additional shares if a valid exemption from registration does not exist, or we could face potential claims for damages, both of which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

WE ISSUED A PRESS RELEASE THAT CONTAINED INACCURATE HISTORICAL INFORMATION AND CONTAINED FORWARD LOOKING INFORMATION PRIOR TO ISSUING THIS QUARTERLY REPORT ON FORM 10-QSB.

     On August 17, 2005, we issued a press release disclosing our operating results for the quarter ended June 30 2005, prior to our independent auditor's completed review of our financial statements for that period. As a result of such review, we made changes to our financial statements since issuing the press release, which has caused the information in the press release to be inaccurate regarding our assets, liabilities, net loss and general and administrative expenses and the percentage increase in our revenue. The press release also contained forward looking information regarding potential revenues from The WGL Million Dollar Shootout, future liabilities, potential profitability, and prospects about our ability to raise additional capital. There can be no assurance that we will generate revenue from The WGL Million Dollar Shootout, or, if we do generate such revenue, that we will be debt free and operating in the black by the first quarter of 2006, or anytime thereafter. Also, there can be no assurance that we are better able to raise capital based upon our current financial condition or operating results.

Risks  Relating  To  Our  Common  Stock
---------------------------------------

WE MAY HAVE INADVERTENTLY ISSUED MORE SHARES THAN WE ACTUALLY REGISTERED ON FORMS S-8 DURING 2004 AND 2005, AND HAVE OFFERED RESCISSION ON SEVERAL ISSUANCES.

     It has come to our attention that we may have inadvertently issued more shares of our common stock than we actually registered on Forms S-8 during 2004 and 2005, which may be in violation of one or more federal or state securities laws. We have offered rescission to consultants who we believe may have received shares in excess of the amount registered. We offered to pay upon tender of the shares, an amount equal to the value of the consideration given for the common stock subject to the rescission offer plus interest at the applicable statutory rate in the state in which the consultant resides from the date of issuance through the date the rescission offer expires less any income received by the consultant from the common stock; or if the shares of common stock subject to the rescission have been disposed of, the difference between 1) the amount that would be received upon tender of the shares of common stock and 2) the aggregate price received by the consultant upon disposition of the common stock plus the amount of any income received by the consultant from the common stock. We could be liable to the consultants pursuant to the terms of our rescission offer, at law or in equity.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OVER-THE-COUNTER BULLETIN BOARD (THE "OTCBB") WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTCBB, such as us, must be reporting issuers under
Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, investors who hold restricted shares of our common stock may be precluded from reselling their shares pursuant to Rule 144 of the Securities Act until such time that we can establish a history of current filings with the SEC.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC WHICH LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK

     Our common stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our common stock may be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of purchasers to resell our common stock. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have their ability to sell their shares of the common stock impaired.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  FOR  THE  FORESEEABLE  FUTURE.

     We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our common stock.

Risk  Related  To  Our  Pending and Effective  Registration  Statements
-----------------------------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of November 7, 2005, we had 1,184,017,014 shares of common stock issued and outstanding. We have registered the resale of 612,000,000 shares of common stock for issuance under convertible debentures and the resale of 2,500,000 shares of common stock issuable upon exercise of warrants. In November 2005, we increased our authorized shares of common stock to 2,500,000,000 to satisfy our obligations under a second convertible debenture and warrant financing arrangement that we entered into in October 2005. We are in the process of registering 1,022,500,000 shares of common stock to satisfy our obligations under the second financing arrangement. However, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. When registered, all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE  CONTINUOUSLY  ADJUSTABLE  CONVERSION   PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The convertible debentures are convertible by Golden Gate and DLC into shares of our common stock at a 20% and 30% discount, respectively, to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. Golden Gate and DLC could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although Golden Gate and DLC may not convert the convertible debentures and/or exercise the warrants if such conversion or exercise would cause Golden Gate or DLC to own more than 4.9% of our outstanding common stock (or, in DLC's case, 9.99% of our outstanding common stock at any time after the first year of the date of our agreement with DLC), these restrictions do not prevent Golden Gate or DLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, they could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we registered 62,000,000 shares and an additional 550,000,000 shares (or an aggregate of 612,000,000 shares) to cover the conversion of the convertible debentures. We are in the process of registering 800,000,000 shares to cover the conversion of the convertible under our financing arrangement with DLC. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures may not be adequate. If the shares we have allocated are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT IN THE COMPANY.

     In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate prepaying the full amount of the convertible debentures, together with accrued interest, in accordance with the terms of the convertible debentures. In October 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $700,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and you could lose your entire investment in the Company. Any such action would require us to curtail or cease operations.

WE CANNOT FILE A FORM S-8 REGISTRATION STATEMENT WHILE WE ARE IN THE "QUIET PERIOD" TO SATISFY OUR OBLIGATIONS UNDER CONSULTING AGREEMENTS AND A SETTLEMENT AGREEMENT, WHICH COULD EXPOSE US TO LAWSUITS OR OTHER LEGAL ACTION.

     We are currently in the so-called "quiet period" and we cannot file a Form S-8 registration statement for unrestricted shares that we are obligated to issue to our consultants for their services and to Focus Partners LLC in settlement of a $71,360 default judgment against us. If we are unable to satisfy our obligations to our consultants, they could file a lawsuit against us. If we default on the settlement agreement with Focus Partners LLC, they could enforce the default judgment against us. If we are sued or the default judgment is enforced against us, it will have a material adverse effect on our liquidity and financial condition.

ITEM 3.     CONTROLS AND PROCEDURES.

     Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this quarterly report (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were not effective to timely identify, correct and disclose information required to be included in our SEC reports due to our limited internal resources and lack of ability to have multiple levels of transaction review. Through the use of external consultants and the review process, management believes that the financial statements and other information presented in this report are correct.

     Changes in internal control over financial reporting. There were significant changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.


                           PART II - OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS.

     In July 2003, we entered into a Stipulated Injunction with the State of Florida Office of the Attorney General regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that, after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the year ended December 31, 2003, we paid $314,000 to the Florida Attorney General and executed notes payable to the winners of the 2001 World Golf League National Tournament for an aggregate of $300,000 in full settlement. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement. The notes became due in September 2004, and the remaining balance owed as of September 30, 2005 of $281,081 is in default. We plan to repay the notes as our cash flow permits. One of the winners has filed a lawsuit against us, as discussed below.

     In February 2005, Nathan Bertsch, sued us in the Court of Common Pleas, Thirteenth Judicial Circuit, State of Carolina, County of Greenville, for breach of contract, unfair trade practices, and collection of promissory note. The complaint alleges that in November 2001, we invited the plaintiff to participate in the tournament; that the plaintiff entered and participated in the tournament; that a contract was formed to pay the plaintiff $45,000 if he won his flight in the tournament; that the plaintiff won his flight; that, as a result of the intervention of the Florida Attorney General, we paid the plaintiff one-half of the winnings and executed a promissory note to pay the balance of $22,500. The plaintiff is seeking actual damages in the amount of $22,500, prejudgment interest at the statutory rate, three times actual damages, reasonable attorney's fees and costs of prosecuting the lawsuit under the South Carolina Unfair Trade practices Act, and alternative actual damages of $22,500 as payment on the note plus interest at a rate of 5% per annum accrued thereunder. We have engaged counsel in this action and we are trying to have this suit dismissed due to lack of jurisdiction.

     On May 20, 2005, a default judgment was entered against us in the Supreme Court of The State of New York, County of New York in a suit styled Focus Partners LLC against The World Golf League, Inc. Index No.: 602687/04. The default judgment was entered in favor of Focus Partners LLC in the amount of $58,938 together with interest at a rate of one and one-half percent (1.5%) per month from April 5, 2004 which totaled $11,917 and costs of $505, or an aggregate of $71,360. We received notice from the Circuit Court of the Eighteenth Judicial District, in and for Seminole County, Florida that on May 31, 2005, the judgment was recorded in Seminole County, Florida, the county in which we are located. On October 20, 2005, we entered into a settlement agreement with Focus Partners in the amount of $40,000, of which $20,000 is payable in four monthly installments of $5,000 beginning in October 2005, and $20,000 is payable in kind by the transfer and delivery of 7,500,000 shares of our unrestricted stock. In the event that sales of the stock do not yield net proceeds totaling $20,000, we are obligated to pay the difference between $20,000 and the net proceeds in cash within five business days of notice. Focus Partners has agreed not to enforce the judgment as long as we are in compliance with the settlement agreement. If we default under the settlement agreement and do not cure the default within five days of written notice of such default, we will be required to pay the full amount of the judgment, less payments made and net proceeds realized from the sale of the common stock together with interest from May 20, 2005, and Focus Partners will have the right to proceed with enforcement of the judgment.

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Except as described above, we are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

     The Company is not aware of any proceeding to which any of its directors, officers, affiliates or security holders are a party adverse to the Company or have a material interest adverse to the Company.

ITEM 2.     CHANGES IN SECURITIES

     As of September 30, 2005, We were in the process of acquiring an aggregate of 614,602 shares of our common stock from two shareholders for an aggregate of $25,000. The common stock had not been returned to the Company as of September 30, 2005. There is no formal agreement associated with this; thus, the $25,000 was recorded as an advance. The shares were returned and canceled in October 2005.

ITEM  3.     DEFAULTS  UPON  SENIOR  SECURITIES.

     Notes payable that were issued to the winners of our 2001 World Golf League National Tournament, which bear interest at 5% per annum, became due on September 16, 2004, and have not been paid as of the filing of this report. Pursuant to the terms of the notes, we are in default for non-payment of an aggregate principal amount of $281,081. As discussed in "Item 1. Legal Proceedings," one of the winners has filed a lawsuit against us regarding his note.

ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS.

     On November 1, 2005, we held an annual meeting. Michael S. Pagnano and King
D. Simmons were re-elected as directors at the meeting. We do not have any other directors. We filed a Form 8-K on November 7, 2005 and in "Item 8.01 Other Events" we provided a brief description of each matter voted upon at the Annual meeting, the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, and included a separate tabulation with respect to each nominee for directorship.

ITEM  5.     OTHER  INFORMATION.

     On September 29, 2005, we formed a wholly-owned Nevada subsidiary, WGL Entertainment, Inc. and transferred to this subsidiary $1,000 of cash and other property consisting of all of the tangible and intangible assets necessary to operate The WGL Million Dollar Shootout.

     On October 13, 2005, we entered into a Securities Purchase Agreement with DLC, for the sale of (i) $700,000 in convertible debentures and (ii) warrants to buy 200,000,000 shares of our common stock at an exercise price of $0.0015 per share. In addition, we issued 22,500,000 shares of restricted common stock with "piggy-back" registration rights to DLC as a commitment fee.

     DLC is  obligated  to  provide us with an aggregate of $700,000 as follows:

     -    $250,000 was disbursed on October 13, 2005;
     -    $150,000 was disbursed on October 26, 2005;
     - $100,000 was disbursed on November 4, 2005 after we files a registration statement with the SEC;
     - $150,000 will be disbursed upon the earlier of 45 days after filing the registration statement or the registration statement being declared effective, and
     - $50,000 will be disbursed upon the effectiveness of the registration statement.

Accordingly, we have received a total of $500,000 pursuant to this financial arrangement.

     In August 2005, we cancelled 4,000,000 shares of common stock that we issued as free-trading in August 2005, as we did not believe such shares were covered by a registration statement on Form S-8.

     On August 17, 2005, we issued a press release disclosing our operating results for the quarter ended June 30 2005, prior to our independent auditor's completed review of our financial statements for that period. As a result of such review, we have made changes to our financial statements since issuing the press release, which has caused the information in the press release to be inaccurate regarding our assets, liabilities, net loss and general and administrative expenses and the percentage increase in our revenue. In addition, there can be no assurance that we will generate revenue from The Million Dollar Shootout, or, if we do generate such revenue, that we will be debt free and operating in the black by the first quarter of 2006, or anytime thereafter. Also, there can be no assurance that we are better able to raise capital based on our current financial condition or operating results.

     In October 2005, we completed taping seven episodes for the first season of The WGL Million Dollar Shootout. The series is scheduled to begin airing on PAX television on Monday, January 23, 2006. We will be liable for $1,000,000 to the winning team within thirty days after the broadcast of the final episode, which is scheduled to occur in February or March of 2006.

     On November 2, 2005, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, to increase the authorized shares of the Company's common stock to 2,500,000,000 shares of common stock, reauthorize the par value of $.001 per share, and reauthorize 10,000,000 shares of preferred stock with a par value of $.001 per share.

Related-Party Transactions
--------------------------

     In August 2005, the Board of Directors, via unanimous written consent to action without a meeting, approved a bonus of $25,000 to Michael S. Pagnano, effective September 1, 2005, and a bonus of $25,000 to him effective December 1, 2005 for his services as our Chief Executive Officer.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     a)     Exhibits

Exhibit No.    Description

3.1 Certificate of Amendment to the Certificate of Incorporation, increasing the authorized shares of common stock to 2,500,000,000, filed with the Delaware Secretary of State on November 2, 2005, incorporated by reference to the Registrant's Form SB-2 filed with the Commission on November 3, 2005.

3.2            By-laws   of   the  Registrant,  as  amended,   incorporated   by
               reference to the Registrant's Current Report on Form 8-K filed with the Commission on September 14, 2005.

4.1 Securities Purchase Agreement dated October 13, 2005 entered between the Company and DLC Capital Group, LLC, incorporated by reference to the Registrant's Form SB-2 filed with the Commission on November 3, 2005.

4.2 Convertible Debenture dated October 13, 2005 entered between the Company and DLC Capital Group, LLC, incorporated by reference to the Registrant's Form SB-2 filed with the Commission on November 3, 2005.

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4.3            Warrant  to  Purchase   Common  Stock   dated  October  13,  2005
               issued to DLC Capital Group, LLC, incorporated by reference to the Registrant's Form SB-2 filed with the Commission on November 3, 2005.

4.4 Registration Rights Agreement dated October 13, 2005 entered between the Company and DLC Capital Group, LLC, incorporated by reference to the Registrant's Form SB-2 filed with the Commission on November 3, 2005.

4.5 Amendment to Securities Purchase Agreement, Convertible Debenture, Warrant and Registration Rights Agreement, dated October 27, 2005 entered between the Company and DLC Capital Group, LLC, incorporated by reference to the Registrant's Form SB-2 filed with the Commission on November 3, 2005.

5.1            Sichenzia   Ross  Friedman   Ference  LLP  Opinion  and  Consent,
               incorporated   by  reference  to the Registrant's Form SB-2 filed
               with the Commission on November 3, 2005.

23.1           Consent   of   Ham,   Langston   &   Brezina,   LLP,  Independent
               Auditors,  incorporated   by  reference  to the Registrant's Form
               SB-2 filed with the Commission on November 3, 2005.

23.2           Consent of legal counsel (see Exhibit 5.1)

31             Certificate   of  the   Chief   Executive   Officer   and   Chief
               Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herein).

32             Certificate   of   the   Chief   Executive   Officer   and  Chief
               Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herein).

     b)     REPORTS ON FORM 8-K

     We filed the following reports on Form 8-K during the quarter for which this report is filed:

     (1) Form 8-K filed on July 12, 2005, to report the appointment of a new principal independent accountant.
     (2) Form 8-K filed on August 10, 2005, to report an agreement entered into with Paxson Productions, Inc., a subsidiary of Paxson Communications Corporation, to broadcast The WGL Million Dollar Shootout, a reality-based television program that we are producing.
     (3) Form 8-K filed on September 14, 2005, to report an amendment to our Bylaws which changed the number of holders of our outstanding stock required to constitute a quorum from "a majority" to "one-third."

     We have filed the following report on Form 8-K after the quarter for which this report is filed:

     (4) Form 8-K filed on November 7, 2005, to report a Securities Purchase Agreement that we entered into with DLC Capital Group, LLC, an amendment to our certificate of incorporation, as amended, to increase our authorized shares of common stock and the voting results of our 2005 annual meeting of stockholders.

                                   SIGNATURES

    In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE WORLD GOLF LEAGUE, INC.

DATED: November 14, 2005                    By: /s/ Michael Pagnano
                                             ------------------------
                                             Michael Pagnano
                                             Chief Executive Officer and
                                             Chief Financial Officer

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